As filed with the Securities and Exchange Commission on February 9, 2023

Registration Statement No. 333-269293

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mobiquity Technologies, Inc.
(Exact name of registrant as specified in its charter)

New York	7373	11-3427886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

(Address and telephone number of registrant’s principal executive offices)

Dean L. Julia

Chief Executive Officer

Mobiquity Technologies, Inc.

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gavin C. Grusd, Esq. David F. Durso, Esq. Ruskin Moscou Faltischek P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556 Tel: (516) 663-6514	Thomas J. Poletti, Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92626 Tel: (714) 312-7500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer	☒ Smaller reporting company

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Under Rule 429 of the Securities Act, this Registration Statement also acts as a post-effective amendment to Registration Statement File Number 333-260364 covering 2,807,937 shares of common stock issuable upon the exercise of outstanding publicly held five-year warrants exercisable at $4.98 per share which warrants were issued in December 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Subject to completion	Preliminary Prospectus dated February 9, 2023

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mobiquity Technologies, Inc.

8,500,000 Shares of Common Stock

and 8,500,000 accompanying Series 2023 Warrants to Purchase 12,750,000 Shares of Common Stock

8,500,000 Pre-funded Warrants to Purchase 8,500,000 Shares of Common Stock and 8,500,000 accompanying Series 2023 Warrants to Purchase 12,750,000 Shares of Common Stock

Representative Warrants to Purchase 425,000 Shares of Common Stock

We are offering in a firm commitment offering 8,500,000 of shares of our common stock, par value $0.0001 per share, together with 8,500,000 warrants to purchase 12,750,000 shares of common stock, (the “Series 2023 Warrants”) at a combined price per share and Series 2023 Warrant of $_____, pursuant to this prospectus. The common stock and Series 2023 Warrants will be sold in a fixed combination, with each share of common stock accompanied by one Series 2023 Warrant to purchase one and one-half shares of common stock. The shares of common stock and Series 2023 Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. Each Series 2023 Warrant has an exercise price of $_____ per share, will be exercisable upon issuance and will expire on ________, 2028. Additionally, on or after _____, 2023 (i.e. 180 days after the date of this prospectus), in the event that the Nasdaq Capital Market (“Nasdaq CM”) closing price of our common stock equals or exceeds $___ per share (i.e. 400% of the combined public offering price per common share and 2023 Warrant) for a period of at least ten consecutive trading days, then, provided that a current registration statement covering the resale of the shares underlying the 2023 Warrants is in effect, we have the right to redeem the 2023 Warrants on ten days prior written notice at a redemption price of $.001 per 2023 Warrant, subject to the warrant holder’s right to convert at any time through the close of business on the trading date prior to the redemption date.

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded warrant will be equal to the price at which a share of common stock is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The shares of common stock and pre-funded warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We are also seeking to register the issuance of 425,000 Representative’s warrants to purchase 425,000 shares of Common Stock, plus up to an additional 63,750 Representative’s warrants to purchase 63,750 shares of Common Stock to the underwriter if the underwriter’s over-allotment purchase option is exercised, as a portion of the underwriting compensation payable in connection with this offering, as well as an aggregate of 488,750 shares of Common Stock, issuable upon exercise by the Underwriter of the Representative’s warrants at an exercise price of $___ per share (110% of public offering price). We will receive proceeds from the sale of the securities being registered in this offering which are sold on a firm commitment basis. See “Use of Proceeds” for information about how we will use the proceeds of this offering.

There is no established public trading market for the Series 2023 Warrants, pre-funded warrants and the Representative’s warrants and we do not expect a market to develop. Without an active trading market, the liquidity of these warrants will be limited. In addition, we do not intend to list the Series 2023 Warrants, pre- funded warrants or the Representative’s warrants on The Nasdaq Capital Market (“Nasdaq CM”), any other national securities exchange or any other trading system. On February 8, 2023, the last quoted price of our common stock as reported on the NasdaqCM was $0.50 per share. There is a limited public trading market for our common stock.

The final combined public offering price per share and Series 2023 Warrant will be determined through a negotiation between us and the underwriters in the offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of the offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The final combined offering price for the securities may be at a discount to the trading price of our common stock on the NasdaqCM. This price will fluctuate based on the demand for our common stock. The assumed public offering price used throughout this prospectus may not be indicative of the actual final offering price. The final number of shares, Series 2023 Warrants, pre-funded warrants, Representative warrants and shares underlying the warrants being offered in this prospectus will be determined based on the final combined offering price.

This Prospectus also relates to the possible issuance of 2,807,937 shares upon exercise of five year warrants, exercisable at $4.98 per share, which we issued in a public offering December 2021 (the “2021 Warrants”) along with other securities. The registration statement, of which this prospectus is a part, acts as a post-effective amendment to Registration Statement which registered 2021 Warrants and underlying shares. Our common stock and 2021 Warrants are listed on The NasdaqCM under the symbols “MOBQ” and “MOBQW”, respectively.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Series 2023 Warrants	Per Pre-Funded Warrant and Series 2023 Warrants	Total
Public offering price
Underwriters discounts and commissions(1)
Proceeds to us, before expenses(2)

(1) We have agreed to pay the underwriters a total cash fee equal to 8% of the gross proceeds raised in this offering. We have also agreed to reimburse the underwriters for certain of its offering-related expenses of up to $214,900 plus 1% of the gross proceeds of this offering. In addition, we have agreed to issue the Representative Warrants to purchase up to a number of shares of our common stock equal to 5% of the aggregate number of shares of common stock and pre-funded warrants being offered at an exercise price equal to 110% of the public offering price of the shares common stock. See “Plan of Distribution” for additional information and a description of the compensation payable to the underwriters.

(2) We estimate the total expenses of this offering payable by us, excluding the underwriters’ discount, will be approximately $500,000.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 1,275,000 shares of common stock (or pre-funded warrants in lieu of shares), together with 1,275,000 Series 2023 Warrants to purchase 1,912,500 shares of common stock, at a combined offering price of $___ per share and Series 2023 Warrant (110% of the combined public offering price per share and warrants), less the underwriting discount, solely to cover over-allotments, if any.

We anticipate that delivery of the securities against payment will be made on or about ________, 2023.

Prospectus dated                    , 2023

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of common stock.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.

This prospectus contains market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to Mobiquity Technologies, Inc. See “Cautionary Statement Regarding Forward-Looking Statements” on page 27.

Our Company

We are a next-generation advertising technology, data compliance and intelligence company which operates through our three proprietary software platforms in the programmatic advertising industry.

The Programmatic Advertising Industry

Programmatic advertising refers to the automated buying and selling of digital ad space. In contrast to manual advertising, which relies on human interaction and negotiation between publishers and marketers, programmatic ad buying harnesses technology to purchase digital display space. This use of software and algorithms helps streamline ad buying processes, which is why programmatic has become one of the most indispensable digital marketing tools worldwide. According to Statista, in 2021, global programmatic ad spend reached an estimated 418.4 billion U.S. dollars, with spending set to surpass 493 billion by 2022. The United States remains the leading programmatic advertising market worldwide.

Our Mission

Our mission is to help enterprises in the programmatic industry become more efficient and effective regarding the monetization of advertising, audience segments and data compliance. We do this by offering three proprietary solutions: Our ATOS platform for brands and agencies, our data intelligence platform for audience segments and targeting, and our publisher platform for privacy compliance and publisher monetization.

Our Opportunity

Due to the recent changes to Privacy Laws, such as GDPR and CCPA, along with Apple and Google’s removal of Identifiers, we believe Publishers are facing two significant issues: increasing costs due to privacy compliance laws and decreasing revenue, due to the lack of audience targeting. We believe there is a major paradigm shift occurring in the market, where user data and the targeting intelligence to use it must shift from middlemen directly to the content publishers. Publishers must own their first party data and manage their audiences segments in-house. We believe that irrespective of whether a publisher chooses to work with us or not, they need to find a solution that allows advertisers to buy directly from them.

Our Solutions

Programmatic Advertising Platform

Our advertising technology operating system (or ATOS) platform is a single-vendor end-to-end solution that blends artificial intelligence (or AI) and machine learning (or ML)-based optimization technology that automatically serves advertising and manages digital advertising campaigns. Our ATOS platform engages with approximately 10 billion advertisement opportunities per day.

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As an automated programmatic ecosystem, ATOS increases speed and performance, by providing dynamic technology that scales in real-time. It is this proprietary cloud-based architecture that keeps costs down and allows us to pass along savings to our customers. Also, by offering more of the features inherent in a digital advertising campaign, and removing the need for third-party integration of those features, we believe that our ATOS platform can be substantially more time efficient and cost efficient than other Demand-Side Platforms (or DSPs). Our ATOS platform also decreases the effective cost basis for users by integrating all the necessary capabilities at no additional cost as compared to the costs to outsource these capabilities to one or more providers in a fragmented ecosystem. DSP and bidding technologies, AdCop™ Fraud Protection, rich media and ad serving, attribution, reporting dashboard and DMP are all included in our ATOS platform.

Data Intelligence Platform

Our data intelligence platform provides precise data and insights on consumer’s real-world behavior and trends for use in marketing and research. Our management believes, based our experience in the industry, that we provide one of the most accurate and scaled solution for data collection and analysis, utilizing multiple internally developed proprietary technologies.

We provide our data intelligence platform to our customers on a managed services basis, and also offer a self-service alternative through our MobiExchange product, which is a software-as-a-service (or SaaS) fee model. MobiExchange is a data-focused technology solution that enables users to rapidly build actionable data and insights for its own use. MobiExchange’s easy-to-use, self-service tools allow anyone to reduce the complex technical and financial barriers typically associated with turning offline data, and other business data, into actionable digital products and services. MobiExchange provides out-of-the box private labeling, flexible branding, content management, user management, user communications, subscriptions, payment, invoices, reporting, gateways to third party platforms, and help desk, among other things.

Publisher Platform for Monetization and Compliance

Our content publisher platform is a single-vendor ad tech operating system that allows publishers to better monetize their opt-in user data and advertising inventory. The platform includes tools for: consent management, audience building, a direct advertising interface and inventory enhancement. Our publisher platform provides content publishers the functionality to use its user identifier data to create inventories of profiled data segments and to target audiences with advertising using that data, in a data privacy compliant manner.

Our Revenue Sources

We target publishers, brands, advertising agencies and other advertising technology companies as our audience for our three platform products. Our sales and marketing strategy is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Our goal is to become the programmatic display advertising industry standard for small and medium sized advertisers. We generate revenue from our platforms through two verticals:

•	The first is licensing one or more of our platforms as a white-label product for use by advertising agencies, demand-side platforms (or DSP’s), brands and publishers. Under the white-label scenario, the user licenses a platform from us and is responsible for running its own business operations and is billed a percentage of amounts spent on advertising run through the platform.

•	The second revenue stream is a managed services model, in which, the user is billed a higher percentage of revenue run through a platform, but all services are managed by us.

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Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page 6 before making a decision to invest in our securities. If any of these risks actually occur, our business, financial condition and/or results of operations would likely be materially adversely affected. In each case, the trading price of our securities would likely decline, and you may lose all or part of your investment. We have engaged Spartan Securities Capital LLC, as Representative of the underwriters, to act as our underwriters in connection with this offering on a firm commitment basis. We will bear all costs associated with the offering. See “Plan of Distribution” on page __ of this prospectus for more information regarding these arrangements. The following is a summary of some of the additional principal risks we face:

•	We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the past several fiscal years.
•	We cannot predict our future capital needs and we may not be able to secure additional financing.
•	The Company’s financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 pandemic.
•	The reliability of our product solutions is dependent on data from third-parties and the integrity and quality of that data.
•	Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.
•	We face intense and growing competition, which could result in reduced sales and reduced operating margins, and limit our market share.
•	The market for programmatic advertising campaigns is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.
•	If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain advertisers and publishers and our revenue and results of operations may decline.
•	We need to protect our intellectual property or our operating results may suffer.
•	Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.
•	Our failure to recruit or the loss of management and highly trained and qualified personnel could adversely affect our operations.
•	Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, and make payments on our indebtedness.
•	We currently have identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.
•

There is a very limited public trading market for our common stock and 2021 Warrants; therefore, our investors may not be able to sell their shares and the price of our common stock may fluctuate substantially. Further, there is can be no assurances that an established trading market will develop.

•	We will likely need to seek additional equity or debt financing even following this offering to provide the capital required to maintain or expand our operations and to satisfy indebtedness. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we could be substantially harmed, and it could lead to the termination of our business.

Corporate Information

We are based in New York and were incorporated in New York on March 16, 1998.

Our principal executive offices are located at 35 Torrington Lane, Shoreham, NY 11786. Our telephone number is (516) 246-9422, and our website is www.mobiquitytechnologies.com.

Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this Registration Statement on Form S-1.

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THE OFFERING

Securities Offered by Us

8,500,000 shares of common stock and 8,500,000 accompanying Series 2023 Warrants to purchase 12,750,000 shares of common stock, and 8,500,000 pre-funded warrants to purchase 8,500,000 shares of common stock and accompanying Series 2023 Warrants to purchase 12,750,000 shares of common stock. The shares of common stock or pre-funded warrants, respectively, and accompanying Series 2023 Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each Series 2023 Warrant has an exercise price of $______ per share of common stock, is immediately exercisable and will expire five years from the date of the issuance. Additionally, on or after _____, 2023 (i.e. 180 days after the date of this prospectus), in the event that the Nasdaq CM closing price of our common stock equals or exceeds $___ per share (i.e. 400% of the combined public offering price per common share and 2023 Warrant) for a period of at least ten consecutive trading days, then, provided that a current registration statement covering the resale of the shares underlying the 2023 Warrants is in effect, we have the right to redeem the 2023 Warrants on ten days prior written notice at a redemption price of $.001 per 2023 Warrant, subject to the warrant holder’s right to convert at any time through the close of business on the trading date prior to the redemption date. See “Description of Securities sold in the Offering”. We are also registering 8,500,000 shares of common stock issuable upon exercise of the pre-funded warrants, and 12,750,000 shares of common stock issuable upon exercise of the Series 2023 Warrants. This Prospectus also covers the possible exercise of five-year 2021 Warrants to purchase 2,807,937 shares exercisable at $4.98 per share which were issued in December 2021 under Registration Statement File Number 333-260364.

Pre-Funded Warrants Offered

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant and accompanying Series 2023 Warrants (as described below) will be equal to the price at which a share of common stock and accompanying Series 2023 Warrants is being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. See “Description of Securities sold in the Offering”.

Firm Commitment Basis

We are offering the shares of common stock (and pre-funded warrants to purchase shares of common stock in lieu of shares of common stock) and Series 2023 Warrants on a firm commitment basis at a combined public offering price of $__ per share and Series 2023 Warrant We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 1,275,000 shares of common stock (or pre-funded warrants in lieu thereof) together with 1,275,000 Series 2023 Warrants to purchase 1,912,500 shares of common stock at a combined offering price of $___ per share and Series 2023 Warrant (110% of the combined public offering price per share), less the underwriting discount, solely to cover over-allotments, if any.

Common Stock Outstanding Prior to this Offering

9,834,366 shares as of February 6, 2023.

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Common Stock to be Outstanding After this Offering

18,334,366 shares assuming full exercise or non-issuance of the pre-funded warrants, but no exercise of the Series 2023 Warrants issued in this offering or the Representative Warrants issued to the underwriters or the exercise of the 2021 Warrants. The foregoing number of shares of common stock do not include the possible exercise of other outstanding options and warrants or the conversion of outstanding preferred stock. Unless we indicate otherwise, all information in this prospectus:

•

excludes 1,162,721 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors and third parties at a weighted average exercise price of $16.16 per share as of January 6, 2023;

•	excludes 2,613,636 shares of our common stock issuable upon exercise of warrants issued to our secured lender at an exercise price of $.44 per share;

•	excludes 2,807,937 shares of our common stock issuable upon exercise of outstanding 2021 Warrants held by investors at an exercise price of $4.98 per share as of January 6, 2023;

•	excludes 74,458 shares of common stock issuable upon the full exercise of the warrants at an exercise price of $5.1875 per share we granted to Spartan as an underwriter of our 2021 public offering;

•

excludes 1,800,155 shares of our common stock issuable upon the exercise of other warrants that are outstanding as of the date of this prospectus exercisable at an average exercise price of $25.86 per share; and

•	excludes 162,073 shares issuable upon conversion of outstanding Preferred Stock.

Except as otherwise indicated herein, all information in this prospectus assumes, no exercise of the warrants or Representative Warrants issued in this offering, and no exercise of options issued under our Plans or of warrants described above.

Use of Proceeds

We estimate that our net proceeds from this offering, assuming all securities offered by means of this prospectus are sold, will be approximately $_____ million, after deducting the estimated underwriters’ fees and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for continuing operating expenses and general working capital.

Risk Factors

See “Risk Factors” beginning on page 6 of this prospectus, as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

NasdaqCMs Symbols

Our common stock and 2021 Warrants are listed on The NasdaqCM under the symbols “MOBQ” and “MOBQW”, respectively. There is no established trading market for the Series 2023 Warrants or the pre-funded warrants, and we do not expect a trading market to develop. We do not intend to list the Series 2023 Warrants or the pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series 2023 Warrants and pre-funded warrants will be extremely limited.

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RISK FACTORS

An investment in our securities is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock and 2021 Warrants could decline, and you may lose all or part of your investment therein. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Relating to our Business Operations

We have a history of operating losses, and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the past several fiscal years.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the nine months ended September 30, 2022 and the fiscal years ended December 31, 2021, and 2020, we reported net losses of $ 5,721,201, $18,333,383 and $11,745,835 (as restated), respectively, and net cash used in operating activities of $5,502,991, $6,717,324 and $3,286,764 (as restated), respectively. As of September 30,2022, we had an aggregate accumulated deficit of $208,236,095. Our operating losses for the past several years are primarily attributable to the transformation of our company into an advertising technology corporation. We can provide no assurances that our operations will generate consistent or predictable revenue or be profitable in the foreseeable future. Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern, and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the past several fiscal years.

Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity.

We cannot predict our future capital needs and we may not be able to secure additional financing.

From January 2013 through December 2022, we raised a total of over $60 million in private equity and debt financing to support our transformation from an integrated marketing company to a technology company. Since we might be unable to generate recurring or predictable revenue or cash flow to fund our operations, we will likely need to seek additional (perhaps substantial) equity or debt financing even following this offering to provide the capital required to maintain or expand our operations. We expect that we will also need additional funding for developing products and services, increasing our sales and marketing capabilities, and acquiring complementary companies, technologies and assets (there being no such acquisitions which we have identified or are pursuing as of the date of this prospectus), as well as for working capital requirements and other operating and general corporate purposes. We cannot predict our future capital needs with precision, and we may not be able to secure additional financing on terms satisfactory to us, if at all, which could lead to termination of our business.

If we elect to raise additional funds or additional funds are required, we may seek to raise funds from time to time through public or private equity offerings, debt financings or other financing alternatives. Additional equity or debt financing may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing operational development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

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If we raise additional funds by issuing equity securities, our shareholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected, and we may be unable to continue our operations. Failure to secure additional financing on favorable terms could have severe adverse consequences to us.

Our previously issued December 31, 2021 consolidated financial statements and related disclosures as filed on Form 10-K/A and quarterly periods within fiscal years 2021 and 2020 as filed on Form 10-Q were restated in December 2022.

On December 1, 2022, we filed Amendment No. 2 to our Form 10-K for the fiscal year ended December 31, 2021, and we reached a determination to restate our previously issued December 31, 2021 consolidated financial statements and related disclosures as filed on Form 10-K/A and quarterly periods within fiscal years 2021 and 2020 as filed on Form 10-Q. The restatement primarily related to the following:

•	The recording of expense for common stock and warrants issued in equity financings. The warrants were a direct offering cost and should have been recorded as a reduction in additional paid-in capital;

•	The recording of the sale of warrants for cash that should have increased additional paid-in capital and not other income;

•	The recording of a mark to market adjustment for stock sold to a third party. The Company recognized a gain as a part of other income and a decrease to additional paid-in capital, this entry was made in error as the Company was not a holder of an investment of its own stock; and

•	Various reclassifications throughout our balance sheets, statements of operations, stockholders’ equity and cash flows to better reflect the nature or classification of each transaction.

The restatement of the consolidated financial statements does not affect the Company’s previously reported total assets, total liabilities or revenues. Additionally, there are no compliance matters with any lender or other third parties as a result of the restatement. In addition, management has concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2021 and that the Company’s internal control over financial reporting was not effective as of December 31, 2021 solely as a result of a material weakness in controls related to the aforementioned. As a result, we have incurred unanticipated costs for accounting and legal fees in connection with or related to the restatement and may become subject to additional risks and uncertainties related to the restatement, such as a negative impact on investor confidence in the accuracy of our financial disclosures and may raise reputational risks for our business.

We could become subject to shareholder litigation and other risks as a result of the restatement and material weakness in our internal control over financial reporting.

We may be come subject to shareholder litigation as a result of the Restatement if stockholders assert that the trading price of our common stock was adversely affected by the Restatement. In addition, as part of the Restatement, we identified material weaknesses in our internal controls over financial reporting. As a result of the Restatement and such material weakness, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and the material weakness in our internal control over financial reporting and the preparation of our financial statements. As of the date of this prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.

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In addition, the market for our securities may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price may continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

The Company’s financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 pandemic.

Since March 2020, COVID -19 has caused a material and substantial adverse impact on our general economy and our business operations. It has caused there to be a substantial decrease in our sales, cancellations of purchase orders and has resulted in accounts receivables not being timely paid as anticipated. Further, it has caused us to have concerns about our ability to meet our obligations as they become due and payable. In this respect, our business is directly dependent upon and correlates closely to the marketing levels and ongoing business activities of our existing clients. If material adverse developments in domestic and global economic and market conditions adversely affect our clients’ businesses, such as COVID-19, our business and results of operations could (and in the case of COVID-19) equally suffer. Our results of operations are affected directly by the level of business activity of our clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. COVID-19 future widespread economic slowdowns in any of these markets, particularly in the United States, may negatively affect the businesses, purchasing decisions and spending of our clients and prospective clients, and payment of accounts receivable due us, which could result in reductions in our existing business as well as our new business development and difficulties in meeting our cash obligations as they become due. In the event of continued widespread economic downturn caused by COVID-19, we will likely continue to experience a reduction in projects, longer sales and collection cycles, deferral or delay of purchase commitments for our data products, processing functionality, software systems and services, and increased price competition, all of which could substantially adversely affect revenue and our ability to remain a going concern.

In the event we remain a going concern, the impacts of the global emergence of Coronavirus disease (COVID-19) on our business, sources of revenues and the general economy, are currently not fully known. We are conducting business as usual with some modifications to employee work locations, and cancellation of certain marketing events, among other modifications. We lost a purchase order in excess of one million dollars with a major US sports organization. We have observed other companies taking precautionary and preemptive actions to address COVID-19 and companies may take further actions that alter their normal business operations. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees, customers, partners, suppliers and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers and prospects, although we do anticipate it to continue to negatively impact our financial results during fiscal years 2023.

Forecasts of our revenue are difficult.

When purchasing our products and services, our clients and prospects are often faced with a significant commitment of capital, the need to integrate new software and/or hardware platforms and other changes in company-wide operational procedures, all of which result in cautious deliberation and evaluation by prospective clients, longer sales cycles and delays in completing transactions. Additional delays result from the significant up-front expenses and substantial time, effort and other resources necessary for our clients to implement our solutions. For example, depending on the size of a prospective client’s business and its needs, a sales cycle can range from two weeks to 12 months. Because of these longer sales cycles, revenues and operating results may vary significantly from period to period. As a result, it is often difficult to accurately forecast our revenues for any fiscal period as it is not always possible for us to predict the fiscal period in which sales will actually be completed. This difficulty in predicting revenue, combined with the revenue fluctuations we may experience from period to period, can adversely affect and cause substantial fluctuations in our stock price.

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The reliability of our product solutions is dependent on data from third parties and the integrity and quality of that data.

Much of the data that we use is licensed from third-party data suppliers, and we are dependent upon our ability to obtain necessary data licenses on commercially reasonable terms. We could suffer material adverse consequences if our data suppliers were to withhold their data from us. For example, data suppliers could withhold their data from us if there is a competitive reason to do so; if we breach our contract with a supplier; if they are acquired by one of our competitors; if legislation is passed restricting the use or dissemination of the data they provide; or if judicial interpretations are issued restricting use of such data. Additionally, we could terminate relationships with our data suppliers if they fail to adhere to our data quality standards. If a substantial number of data suppliers were to withdraw or withhold their data from us, or if we sever ties with our data suppliers based on their inability to meet our data standards, our ability to provide products and services to our clients could be materially adversely impacted, which could result in decreased revenues.

The reliability of our solutions depends upon the integrity and quality of the data in our database. A failure in the integrity or a reduction in the quality of our data could cause a loss of customer confidence in our solutions, resulting in harm to our brand, loss of revenue and exposure to legal claims. We may experience an increase in risks to the integrity of our database and quality of our data as we move toward real-time, non-identifiable, consumer-powered data through our products. We must continue to invest in our database to improve and maintain the quality, timeliness and coverage of the data if we are to maintain our competitive position. Failure to do so could result in a material adverse effect on our business, growth and revenue prospects.

Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.

Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we collect. We strive to comply with all applicable laws, regulations, self-regulatory requirements and legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot assure you that our practices have complied, comply, or will comply fully with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with federal, state or international laws or regulations, including laws and regulations regulating privacy, data security, marketing communications or consumer protection, or other policies, self-regulatory requirements or legal obligations could result in harm to our reputation, a loss in business, and proceedings or actions against us by governmental entities, consumers, retailers or others. We may also be contractually liable to indemnify and hold harmless performance marketing networks or other third parties from the costs or consequences of noncompliance with any laws, regulations, self-regulatory requirements or other legal obligations relating to privacy, data protection and consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business. Any such proceeding or action, and any related indemnification obligation, could hurt our reputation, force us to incur significant expenses in defense of these proceedings, distract our management, increase our costs of doing business and cause consumers and retailers to decrease their use of our marketplace, and may result in the imposition of monetary liability. Furthermore, the costs of compliance with, and other burdens imposed by, the data and privacy laws, regulations, standards and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products.

A significant breach of the confidentiality of the information we hold or of the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Our business requires the storage, transmission and utilization of data. Although we have security and associated procedures, our databases may be subject to unauthorized access by third parties. Such third parties could attempt to gain entry to our systems for the purpose of stealing data or disrupting the systems. We believe we have taken appropriate measures to protect our systems from intrusion, but we cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities in our systems and attempts to exploit those vulnerabilities, physical system or facility break-ins and data thefts or other developments will not compromise or breach the technology protecting our systems and the information we possess. Furthermore, we face increasing cyber security risks as we receive and collect data from new sources, and as we and our customers continue to develop and operate in cloud-based information technology environments. In the event that our protection efforts are unsuccessful, and we experience an unauthorized disclosure of confidential information or the security of such information or our systems are compromised, we could suffer substantial harm. Any breach could result in one or more third parties obtaining unauthorized access to our customers’ data or our data, including personally identifiable information, intellectual property and other confidential business information. Such a security breach could result in operational disruptions that impair our ability to meet our clients’ requirements, which could result in decreased revenues. Also, whether there is an actual or a perceived breach of our security, our reputation could suffer irreparable harm, causing our current and prospective clients to reject our products and services in the future and deterring data suppliers from supplying us data. Further, we could be forced to expend significant resources in response to a security breach, including repairing system damage, increasing cyber security protection costs by deploying additional personnel and protection technologies, and litigating and resolving legal claims, all of which could divert the attention of our management and key personnel away from our business operations. In any event, a significant security breach could materially harm our business, financial condition and operating results.

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Significant system disruptions, loss of data center capacity or interruption of telecommunication links could adversely affect our business and results of operations.

Our product platforms are hosted and managed on Amazon Web Service (AWS) and takes full advantage of open standards for processing, storage, security and big data technology. Specifically, our data intelligence platform uses the following AWS services: EC2, Lambda, Kafka, Kinesis, S3, Storm, Spark, Machine Learning, RDS, Redshift, Elastic Map Reduction, CloudWatch, DataBricks, and Elastic Search Service with built-in Kibana integration. Significant system disruptions, loss of data center capacity or interruption of telecommunication links could adversely affect our business, results of operations and financial condition. Our business is heavily dependent upon highly complex data processing capability. The ability of our platform hosts and managers to protect these data centers against damage or interruption from fire, flood, tornadoes, power loss, telecommunications or equipment failure or other disasters is beyond our control and is critical to our ability to succeed.

We rely on information technology to operate our business and maintain competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of information technologies and systems. As our operations grow in size and scope, we will be required to continuously improve and upgrade our systems and infrastructure while maintaining or improving the reliability and integrity of our infrastructure. Our future success also depends on our ability to adapt our systems and infrastructure to meet rapidly evolving consumer trends and demands while continuing to improve the performance, features and reliability of our solutions in response to competitive services and product offerings. The emergence of alternative platforms will require new investment in technology. New developments in other areas, such as cloud computing, could also make it easier for competition to enter our markets due to lower up-front technology costs. In addition, we may not be able to maintain our existing systems or replace or introduce new technologies and systems as quickly as we would like or in a cost-effective manner.

Our technology and associated business processes may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our offerings.

Our technology may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our technology or the systems incorporating our technology may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our solution, impair the reputation of our brand and diminish the attractiveness of our product offerings to our customers.  In addition, we may utilize third party technology or components in our products, and we rely on those third parties to provide support services to us. Failure of those third parties to provide necessary support services could materially adversely impact our business.

We need to protect our intellectual property, or our operating results may suffer.

Third parties may infringe our intellectual property and we may suffer competitive injury or expend significant resources enforcing our rights. As our business is focused on data-driven results and analytics, we rely heavily on proprietary information technology. Our proprietary portfolio consists of various intellectual property including source code, trade secrets, and know-how. The extent to which such rights can be protected is substantially based on federal, state and common law rights as well as contractual restrictions. The steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others. If we do not enforce our intellectual property rights vigorously and successfully, our competitive position may suffer which could harm our operating results.

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We could incur substantial costs and disruption to our business as a result of any claim of infringement of another party’s intellectual property rights, which could harm our business and operating results.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights. We analyze and take action in response to such claims on a case-by-case basis. Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation, which could divert the attention of our management and key personnel away from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, or could subject us to significant damages or to an injunction against development and sale of certain of our products or services.

We face intense and growing competition, which could result in reduced sales and reduced operating margins, and limit our market share.

We compete in the data, marketing and research business and in all other facets of our business against small, medium and large companies throughout the United States. Some examples include companies such as LiveRamp, The TradeDesk and OneTrust. If we are unable to successfully compete for new business our revenue growth and operating margins may decline. The market for our advertising and marketing technology operating system platform is competitive. We believe that our competitors’ product offerings do not provide the end-to-end solutions our product solutions do, and their minimum fees are substantially higher than ours for a comparative suite of solutions. However, barriers to entry in our markets are relatively low. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. Some of these competitors may be in a better position to develop new products and strategies that more quickly and effectively respond to changes in customer requirements in our markets. The introduction of competent, competitive products, pricing strategies or other technologies by our competitors that are superior to or that achieve greater market acceptance than our products and services could adversely affect our business. Our failure to meet a client’s expectations in any type of contract may result in an unprofitable engagement, which could adversely affect our operating results and result in future rejection of our products and services by current and prospective clients. Some of our principal competitors offer their products at a lower price, which may result in pricing pressures. These pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of our product and service offerings to achieve or maintain more widespread market acceptance.

Many of our competitors are substantially larger than we are and have significantly greater financial, technical and marketing resources, and established direct and indirect channels of distribution. As a result, they are able to devote greater resources to the development, promotion and sale of their products than we can.

We can provide no assurance that our business will be able to maintain a competitive technology advantage in the future.

Our ability to generate revenues is substantially based upon our proprietary intellectual property that we own and protect through trade secrets and agreements with our employees to maintain ownership of any improvements to our intellectual property. Our ability to generate revenues now and in the future is based upon maintaining a competitive technology advantage over our competition. We can provide no assurances that we will be able to maintain a competitive technology advantage in the future over our competitors, many of whom have significantly more experience, more extensive infrastructure and are better capitalized than us.

No assurances can be given that we will be able to keep up with a rapidly changing business information market.

Consumer needs and the business information industry as a whole are in a constant state of change. Our ability to continually improve our current processes and products in response to these changes and to develop new products and services to meet those needs are essential in maintaining our competitive position and meeting the increasingly sophisticated requirements of our customers. If we fail to enhance our current products and services or fail to develop new products in light of emerging industry standards and information requirements, we could lose customers to current or future competitors, which could result in impairment of our growth prospects and revenues.

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The market for programmatic advertising campaigns is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.

A substantial portion of our revenue has been derived from customers that programmatically purchase and sell advertising inventory through our platform. We expect that spending on programmatic ad buying and selling will continue to be a significant source of revenue for the foreseeable future, and that our revenue growth will largely depend on increasing spend through our platform. The market for programmatic ad buying is an emerging market, and our current and potential customers may not shift quickly enough to programmatic ad buying from other buying methods, reducing our growth potential. Because our industry is relatively new, we will encounter risks and difficulties frequently encountered by early-stage companies in similarly rapidly evolving industries, including the need to:

•	Maintain our reputation and build trust with advertisers and digital media property owners;

•	Offer competitive pricing to publishers, advertisers, and digital media agencies;

•	Maintain quality and expand quantity of our advertising inventory;

•	Continue to develop, launch and upgrade the technologies that enable us to provide our solutions;

•	Respond to evolving government regulations relating to the internet, telecommunications, mobile, privacy, marketing and advertising aspects of our business;

•	Identify, attract, retain and motivate qualified personnel; and

•	Cost-effectively manage our operations, including our international operations.

If the market for programmatic ad buying deteriorates or develops more slowly than we expect, it could reduce demand for our platform, and our business, growth prospects and financial condition would be adversely affected.

Our failure to maintain and grow the customer base on our platform may negatively impact our revenue and business.

To sustain or increase our revenue, we must regularly add both new advertiser customers and publishers, while simultaneously keeping existing customers to maintain or increase the amount of advertising inventory purchased through our platform and adopt new features and functionalities that we add to our platform. If our competitors introduce lower cost or differentiated offerings that compete with or are perceived to compete with ours, our ability to sell access to our platform to new or existing customers could be impaired. Our agreements with our customers allow them to change the amount of spending on our platform or terminate our services with limited notice. Our customers typically have relationships with different providers and there is limited cost to moving budgets to our competitors. As a result, we may have limited visibility as to our future advertising revenue streams. We cannot assure you that our customers will continue to use our platform or that we will be able to replace, in a timely or effective manner, departing customers with new customers that generate comparable revenue. If a major customer representing a significant portion of our business decides to materially reduce its use of our platform or to cease using our platform altogether, it is possible that our revenue could be significantly reduced.

We rely substantially on a limited number of customers for a significant percentage of our sales.

For the year ended December 31,2021 and the nine months ended September 30, 2022, sales of our products to four customers generated approximately 31% and 52% of our revenues, respectively. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice. If we lose any of our customers, or any of them decide to scale back on purchases of our products, it will have a material adverse effect on our financial condition and prospects. Therefore, we must engage in continual sales efforts to maintain revenue, sustain our customer relationships and expand our client base or our operating results will suffer. If a significant client fails to renew a contract or renews the contract on terms less favorable to us than before, our business could be negatively impacted if additional business is not obtained to replace or supplement that which was lost. We may require additional financial resources to expand our internal and external sales capabilities, although we plan to use a portion of the net proceeds of this offering for this purpose. We cannot assure that we will be able to sustain our customer relationships and expand our client base. The loss of any of our current customers or our inability to expand our customer base will have a material adverse effect on our business plans and prospects.

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If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain advertisers and publishers and our revenue and results of operations may decline.

Our industry is subject to rapid and frequent changes in technology, evolving customer needs and the frequent introduction by our competitors of new and enhanced offerings. We must constantly make investment decisions regarding our offerings and technology to meet customer demand and evolving industry standards. We may make wrong decisions regarding these investments. If new or existing competitors have more attractive offerings or functionalities, we may lose customers or customers may decrease their use of our platform. New customer demands, superior competitive offerings or new industry standards could require us to make unanticipated and costly changes to our platform or business model. If we fail to adapt to our rapidly changing industry or to evolving customer needs, demand for our platform could decrease and our business, financial condition and operating results may be adversely affected.

We may not be able to integrate, maintain and enhance our advertising solutions to keep pace with technological and market developments.

The market for digital video advertising solutions is characterized by rapid technological change, evolving industry standards and frequent introductions of new products and services. To keep pace with technological developments, satisfy increasing publisher and advertiser requirements, maintain the attractiveness and competitiveness of our advertising solutions and ensure compatibility with evolving industry standards and protocols, we will need to anticipate and respond to varying product lifecycles, regularly enhance our current advertising solutions and develop and introduce new solutions and functionality on a timely basis. This requires significant investment of financial and other resources. For example, we will need to invest significant resources into expanding and developing our platforms in order to maintain a comprehensive solution. Ad exchanges and other technological developments may displace us or introduce an additional intermediate layer between us and our customers and digital media properties that could impair our relationships with those customers.

If we fail to detect advertising fraud, we could harm our reputation and hurt our ability to execute our business plan.

As we are in the business of providing services to publishers, advertisers and agencies, we must deliver effective digital advertising campaigns. Despite our efforts to implement fraud protection techniques in our platforms, some of our advertising and agency campaigns may experience fraudulent and other invalid impressions, clicks or conversions that advertisers may perceive as undesirable, such as non-human traffic generated by computers designed to simulate human users and artificially inflate user traffic on websites. These activities could overstate the performance of any given digital advertising campaign and could harm our reputation. It may be difficult for us to detect fraudulent or malicious activity because we do not own content and rely in part on our digital media properties to control such activity. Industry self-regulatory bodies, the U.S. Federal Trade Commission and certain influential members of Congress have increased their scrutiny and awareness of, and have taken recent actions to address, advertising fraud and other malicious activity. If we fail to detect or prevent fraudulent or other malicious activity, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund or future credit demands or withdrawal of future business.

The loss of advertisers and publishers as customers could significantly harm our business, operating results and financial condition.

Our customer base consists primarily of advertisers and publishers. We do not have exclusive relationships with advertising agencies, companies that are advertisers, or publishers, such that we largely depend on agencies to work with us as they embark on advertising campaigns for advertisers. The loss of agencies as customers and referral sources could significantly harm our business, operating results and financial condition. If we fail to maintain satisfactory relationships with an advertising agency, we risk losing business from the advertisers represented by that agency.

Furthermore, advertisers and publishers may change advertising agencies. If an advertiser switches from an agency that utilizes our platform to one that does not, we will lose revenue from that advertiser. In addition, some advertising agencies have their own relationships with publishers that are different than our relationships, such that they might directly connect advertisers with such publishers. Our business may suffer to the extent that advertising agencies and inventory suppliers purchase and sell advertising inventory directly from one another or through intermediaries other than us.

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Our sales efforts with advertisers and publishers require significant time and expense.

Attracting new advertisers and publishers requires substantial time and expense, and we may not be successful in establishing new relationships or in maintaining or advancing our current relationships. Our solutions, including our programmatic solutions, and our business model often requires us to spend substantial time and effort educating our own sales force and potential advertisers, advertising agencies, supply side platforms and digital media properties about our offerings, including providing demonstrations and comparisons against other available solutions. This process is costly and time-consuming. If we are not successful in targeting, supporting and streamlining our sales processes, our ability to grow our business may be adversely affected.

Changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters could have a material adverse effect on our ability to generate net revenues and could adversely affect our ability to collect data on consumer shopping behavior.

The collection and use of electronic information about users is an important element of our data intelligence technology and solutions. However, consumers may become increasingly resistant to the collection, use and sharing of information, including information used to deliver advertising and to attribute credit to publishers in performance marketing programs, and take steps to prevent such collection, use and sharing of information. For example, consumer complaints and/or lawsuits regarding advertising or other tracking technologies in general and our practices specifically could adversely impact our business. In addition to this change in consumer preferences, if retailers or brands perceive significant negative consumer reaction to targeted advertising or the tracking of consumers’ activities, they may determine that such advertising or tracking has the potential to negatively impact their brand. In that case, advertisers may limit or stop the use of our solutions, and our operating results and financial condition would be adversely affected.

Government regulation of the Internet, e-commerce and m-commerce is evolving, and unfavorable changes or failure by us to comply with these laws and regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet, e-commerce and m-commerce in a number of jurisdictions around the world. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, m-commerce or other online services. These regulations and laws may involve taxation, tariffs, privacy and data security, anti-spam, data protection, content, copyrights, distribution, electronic contracts, electronic communications and consumer protection. It is not clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws and regulations were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or m-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot assure you that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business, and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant resources in defense of these proceedings, distract our management, increase our costs of doing business, and cause consumers and retailers to decrease their use of our marketplace, and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of noncompliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and mobile applications or may even attempt to completely block access to our marketplace. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our customer base may be adversely affected and we may not be able to maintain or grow our net revenues as anticipated.

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We may be required to invest significant monies upfront in capital intensive project(s) which we may be unable to recover.

Failure to recover significant, up-front capital investments required by certain client contracts could be harmful to the Company’s financial condition and operating results. Certain of our client contracts require significant investment in the early stages, which we expect to recover through billings over the life of the contract. These contracts may involve the construction of new computer systems and communications networks or the development and deployment of new technologies. Substantial performance risk exists in each contract with these characteristics, and some or all elements of service delivery under these contracts are dependent upon successful completion of the development, construction and deployment phases. Failure to successfully meet our contractual requirements under these contracts over their life increases the possibility that we may not recover our capital investments in these contracts. Failure to recover our capital investments could be detrimental to the particular engagement as well as our operating results.

We are subject to payment-related risks and, if our customers do not pay or dispute their invoices, our business, financial condition and operating results may be adversely affected.

We may be involved in disputes with agencies and their advertisers over the operation of our platform, the terms of our agreements or our billings for purchases made by them through our platform. If we are unable to collect or make adjustments to bills to customers, we could incur write-offs for bad debt, which could have a material adverse effect on our results of operations for the periods in which the write-offs occur. In the future, bad debt may exceed reserves for such contingencies and our bad debt exposure may increase over time. Any increase in write-offs for bad debt could have a materially negative effect on our business, financial condition and operating results. Even if we are not paid by our customers on time or at all, we are still obligated to pay for the advertising inventory we have purchased for the advertising campaign, and as a consequence, our results of operations and financial condition would be adversely impacted.

If we default on our credit obligations, our operations may be interrupted, and our business and financial results could be adversely affected.

Publishers extend us credit terms for the purchase of advertising inventory. We currently have outstanding payables to existing publishers. If we are unable to pay our publishers in a timely fashion, they may elect to no longer sell us inventory to provide for sale to advertisers. Also, it may be necessary for us to incur additional indebtedness to maintain operations of the Company. If we default on our credit obligations, our lenders and debt financing holders may, among other things:

•	require repayment of any outstanding obligations or amounts drawn on our credit facilities;

•	terminate our credit;

•	stop delivery of ordered equipment;

•	discontinue our ability to acquire inventory that is sold to advertisers;

•	require us to accrue interest at higher rates; or

•	require us to pay significant damages.

If some or all of these events were to occur, our operations may be interrupted and our ability to fund our operations or obligations, as well as our business, financial results, and financial condition, could be adversely affected.

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We will be relying on funding from a subsequent offering or cashflow to pay a $1,437,500 Promissory Note to an investor, and if we are unable to pay the Note when it becomes due, we will be in default.

On December 30, 2022, Walleye Opportunities Master Fund Ltd. invested $1,437,500 in the Company in exchange for a senior secured 20% OID nine-month promissory note among other securities. This Note, as amended, matures and is payable on or before September 30, 2023, and it provides that it is accelerated and becomes immediately payable if we complete a trigger financing of $3,000,000 or more which closes subsequent to the earlier of the closing the offering in this prospectus or March 31, 2023. If we are unable to raise additional funding in a trigger financing after this offering or do not generate sufficient cashflow to repay the Note when due, or we will be default under the Note if we do not pay it. In the event of default, the investor may elect to convert all or a portion of the Note at a conversion price based on closing price of the Company’s common stock on Nasdaq at the time of default subject to a floor. The Note, as amended further requires the Company to use reasonable efforts to obtain, on or before May 15, 2023, stockholder approval to permit the Company to issue the requisite number of shares upon conversion in accordance with Nasdaq Rule 5635(a)(1) and/or 5635(d) (the so-called Nasdaq 20% Rule). If we fail to obtain such stockholders approval on a timely basis, and the Note is converted, and we cannot deliver the shares to the investor, we will be liable for penalties, and the investor can rescind the conversion, requiring us to repay the Note. This failure to repay the Note could have a material adverse effect on our financial condition.

Our failure to recruit or the loss of management and highly trained and qualified personnel could adversely affect our operations.

Our future success depends in large part on our current senior management team and our ability to attract and retain additional high-quality management and operating personnel. Our senior management team’s in-depth knowledge of and deep relationships with the participants in our industry are extremely valuable to us. Our business also requires skilled technical and marketing personnel, who are in high demand and are often subject to competing offers. Our failure to recruit and retain qualified personnel could hinder our ability to successfully develop and operate our business, which could have a material adverse effect on our financial position and operating results.

The complexity of our data products, processing functionality, software systems and services require highly trained professionals to operate, maintain, improve and repair them. While we presently have a sophisticated, dedicated and experienced team of associates who have a deep understanding of our business, some of whom have been with Mobiquity for years, the labor market for these individuals has historically been, and is currently, very competitive due to the limited number of people available with the necessary technical skills and understanding, compensation strategies, general economic conditions and various other factors. As the business information and marketing industries continue to become more technologically advanced, we anticipate increased competition for qualified personnel. The loss of the services of highly trained personnel like the Company’s current team of associates, or the inability to recruit and retain additional, qualified associates, could have a material adverse effect on our business, financial position or operating results.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a shareholder. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments could result in an event of default under our debt financing agreements;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

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Risks Relating to An Investment in Our Securities

If we are not able to comply with the applicable continued listing requirements or standards of NasdaqCM, NasdaqCM could delist our common stock.

Our common stock and 2021 Warrants are listed on the NasdaqCM. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

On January 13, 2023, we received a letter from The Nasdaq Stock Market stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days.. Pursuant to Nasdaq’s Listing Rules, the Company has a 180 day grace period, until July 12, 2023, during which the Company may regain compliance if the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

If we do not regain compliance with the bid price requirement, we may be eligible for an additional 180-calendar day compliance period so long as we satisfy the criteria for initial listing on the NasdaqCM and the continued listing requirement for market value of publicly held shares and we provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. A reverse stock split requires the approval of our shareholders and we cannot assure that we will receive the requisite shareholder vote to allow us to effectuate a stock split. In the event we are not eligible for the second grace period, the Nasdaq staff will provide written notice that our Common Stock is subject to delisting; however, we may request a hearing before the Nasdaq Hearings Panel, which request, if timely made, would stay any further suspension or delisting action by the Nasdaq pending the conclusion of the hearing process and expiration of any extension that may be granted by the Hearings Panel.

On January 4, 2023, we received a deficiency notification from the Listing Qualifications Department of The NasdaqCM notifying the Company of its noncompliance with the NasdaqCM Listing Rule 5620(a) to hold an annual meeting of shareholders within no later than one year after the end of the Company’s fiscal year end. Under NasdaqCM Rules the Company now has 45 calendar days to submit a plan to regain compliance and can grant up to 180 calendar days from the fiscal year end, or until June 29, 2023, to regain compliance.

On December 14, 2022, we received a deficiency letter from the Listing Qualifications Department of The NasdaqCM notifying the Company of its noncompliance with the NasdaqCM Listing Rule 5550(b)(1) for the NasdaqCM, which requires that a listed company’s stockholders’ equity be at least $2.5 million. In accordance with NasdaqCM rules, the Company has 45 calendar days from the date of the notification to submit a plan to regain compliance with NasdaqCM Listing Rule 5550(b)(1). The Company intends to submit a compliance plan within 45 days of the date of the notification and will evaluate available options to resolve the deficiency and regain compliance, in particular through the completion of this offering. If the Company’s compliance plan is accepted, the Company may be granted up to 180 calendar days from December 14, 2022 to evidence compliance.

In order to maintain the listing of its common stock on The NasdaqCM, the Company must demonstrate compliance with Listing Rule 5550(b)(1) which requires the Company to maintain: (1) Stockholders’ equity of at least $2.5 million; or (2) Market Value of Listed Securities of at least $35 million. The Company’s plan of compliance outlined a plan for compliance with the stockholders’ equity standard requirement by completing this Offering.

The Company intends to regain compliance with each of the applicable continued listing requirements of The NasdaqCM prior to the end of the compliance periods set forth in the Hearings Panel decision. However, until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s common stock and 2021 Warrants on Nasdaq. If our common stock and 2021 Warrants cease to be listed for trading on the NasdaqCM, we would expect that our Common Stock and 2021 Warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock and 2021 Warrants, it would be more difficult for our stockholders to dispose of our common stock or 2021 Warrants and more difficult to obtain accurate price quotations on our common stock or 2021 Warrants. The delisting of the Company’s common stock and 2021 Warrants from Nasdaq would have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting would adversely affect the Company’s ability to raise capital on terms acceptable to the Company, if at all.

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Even if a reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be approved for listing on the NasdaqCM or able to comply with other continued listing standards of the NasdaqCM.

Even if a reverse stock split, if approved by our stockholders, achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

The NasdaqCM requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. Although we are taking certain actions to regain compliance with Nasdaq listing standards, including the reverse stock split and this offering, we can provide no assurance that any such action taken by us would enable us to regain or remain in compliance, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, a reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

You will experience immediate dilution in the book value per share of the common stock purchased in the offering.

Since the public offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our outstanding common stock outstanding prior to this offering, you will suffer dilution in the book value of the common stock you purchase in this offering. The exercise of outstanding stock options and warrants, including warrants sold in this offering and the underwriters warrants, may result in further dilution of your investment.

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There is no public market for the Series 2023 Warrants or the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the Series 2023 Warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list Series 2023 Warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series 2023 Warrants and the pre-funded warrants will be limited.

The Series 2023 Warrants and pre-funded warrants are speculative in nature.

The Series 2023 Warrants and pre-funded warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Series 2023 Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $____ per share of common stock, and holders of the pre-funded warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the Series 2023 Warrants and pre-funded warrants is uncertain and there can be no assurance that the market value of the Series 2023 Warrants or pre-funded warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Series 2023 Warrants or pre-funded warrants, and consequently, whether it will ever be profitable for holders of Series 2023 Warrants to exercise their Warrants or for holders of the pre-funded warrants to exercise the pre-funded warrants.

Holders of the warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the warrants.

Until holders of the Series 2023 Warrants and the pre-funded warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such warrants, except to the extent that holders of such warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the warrants. Upon exercise of the Series 2023 Warrants and the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Since the Series 2023 Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Series 2023 Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Series 2023 Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Series 2023 Warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Provisions of the Series 2023 Warrants offered by this prospectus could discourage an acquisition of us by a third party, may have an adverse effect on the market price of our common stock, and make it more difficult to effect a business combination.

We will be issuing Series 2023 Warrants to purchase shares of our common stock as part of this offering. Certain provisions of the Series 2023 Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Series 2023 Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the Series 2023 Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

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Additionally, to the extent we issue shares of common stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the Series 2023 Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such Series 2023 Warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the Series 2023 Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the Series 2023 Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Series 2023 Warrants are exercised, you may experience dilution to your holdings.

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the Series 2023 Warrants, holders will only be able to exercise such Series 2023 Warrants on a “cashless basis.”

If we do not file and maintain a current and effective registration statement relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the Series 2023 Warrants will be fewer than it would have been had such holder exercised his, her or its Series 2023 Warrants for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their Series 2023 Warrants for cash if a current and effective registration statement relating to the common stock issuable upon exercise of the Series 2023 Warrants is available. Under the terms of the underwriting agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective registration statement relating to the common stock issuable upon exercise of the Series 2023 Warrants until the expiration of the Series 2023 Warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our Company may be reduced or the Series 2023 Warrants may expire worthless.

The market price of our common stock is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock and our warrants is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

•	actual or anticipated fluctuations in our operating results;

•	the absence of securities analysts covering us and distributing research and recommendations about us;

•	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

•	overall stock market fluctuations;

•	announcements concerning our business or those of our competitors;

•	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

•	conditions or trends in the industry;

•	litigation;

•	changes in market valuations of other similar companies;

•	future sales of common stock;

•	departure of key personnel or failure to hire key personnel; and

•	general market conditions.

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Any of these factors could have a significant and adverse impact on the market price of our common stock and/or warrants. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants, regardless of our actual operating performance.

Our future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934, as amended, may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common shares to drop significantly, even if our business is doing well.

We currently have approximately 4.2 million shares of common stock free trading out of a total of approximately 9.8 million outstanding common shares. Any increase in freely trading shares or the perception that such securities will or could come onto the market could have an adverse effect on the trading price of the securities. No prediction can be made as to the effect, if any, that sales of these securities, or the availability of such securities for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock and warrants may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities or impair our shareholders’ ability to sell on the open market. Additionally, any substantial increase of our shares that are eligible to be sold into the market in the near future could cause the market price of our common shares to drop significantly, even if our business is doing well.

We have had to restate our previously issued consolidated financial statements and as part of that process have identified a material weakness in our internal control over financial reporting as of December 31, 2021. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

In May 2022 and again in November 2022, our Audit Committee concluded, after discussion with the Company’s management and independent registered public accounting firm BF Borgers, CPA PC, that the previously issued financial statements during the Affected Period should no longer be relied upon due to:

•	The recording of compensation expense for warrants issued in an equity financing. The warrants were a direct offering cost and should have been recorded as a reduction in additional paid-in capital,

•	The recording of the sale of warrants for cash that should have increased additional paid-in capital and not other income,

•	The recording of a mark to market adjustment for stock sold to third parties. The Company recognized a gain as a part of other income and a decrease to additional paid-in capital, this entry was made in error as the Company was not a holder of an investment of its own stock,

•	The reduction of our net operating loss carryforward and related deferred tax assets; and

•	Various reclassifications throughout our balance sheet, statement of operations, stockholders’ equity and cash flows to better reflect the nature or classification of each transaction.

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As part of the restatement process, we have identified a material weakness in our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

Any failure to maintain effective internal controls could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our ordinary shares and other securities are listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

We in the past identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

We have concluded that we have not maintained effective internal control over financial reporting through the past three years ended December 31, 2022. The Company determined that it has deficiencies over financial statements recording in areas of recording revenue and expenses in proper cut off as well as proper classification of accounts. Significant deficiencies and material weaknesses in our internal control could have a material adverse effect on us. Due to these deficiencies, there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. We are working to remediate these deficiencies and material weaknesses. We are taking steps to enhance our internal control environment to establish and maintain effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance. In this regard, the Company in December 2021 adopted several corporate governance policies, and it has established various committees of the Board of Directors, including an Audit Committee comprised of three independent directors in accordance with Nasdaq Rule 5605(c)(2). One of the Audit Committee’s priorities will be to begin the process of segregating tasks and processes to ensure proper internal controls. In connection with this process, the Company has implemented and/or intends to implement with the proceeds of this offering the following initiatives under the oversight of the Audit committee.

•	Hire additional staff both internally and externally to the Finance department with sufficient GAAP and public company financial reporting experience.

•	Implement ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.

•	Hire a consultant to assist in internal control review, testing of procedures and processes, and analysis as described herein.

•	Initiate a preliminary assessment of management’s internal controls over financial reporting.

•	Improve documentation of existing internal controls and procedures and train personnel to help ensure they are properly followed.

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We have hired Refidential One - SOX Consultants who have reviewed testing procedures and analysis as follows:

•	Phase 1, which was completed on or about the Company filing its form 10-K for December 31, 2021, to identify the gaps and suggested remediations in 2021.

•	Phase 2, which was completed on or about June 30, 2022 to update all the narratives and create risk control matrixes (“RCM”) for testing when a remediation plan is implemented.

•	Phase 3, which was completed on or about September 30, 2022, tested the key controls identified and implemented in Phases 1 and 2 above.

•	Phase 4, to be completed in the first quarter of 2023 will be to retest the failures in Phase 3. Phase 4 testing will enable the Company to rectify any failures in Phase 3 testing, thus reducing the likelihood of significant deficiencies.

Although we plan to undertake and complete this remediation process as quickly as possible, we are unable, at this time to estimate how long it will take; and our efforts may not be successful in remediating the deficiencies or material weaknesses.

A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information, and to timely or accurately report our financial condition, results of operations or cash flows or maintain effective disclosure controls and procedures. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

Our common stock (and our warrants) may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock and warrants may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock and warrants are currently not considered “penny stock” since they are listed on the NasdaqCM, if we are unable to maintain that listing and our common stock and warrants are no longer listed on the NasdaqCM, unless we maintain a per-share price above $5.00, our common stock and warrants will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

•	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

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These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock or our warrants and may affect your ability to resell our common stock and our warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock or our warrants will not be classified as a “penny stock” in the future.

We do not intend to pay dividends for the foreseeable future and thus you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. As a result, you must rely on stock appreciation and a liquid trading market for any return on your investment. If an active and liquid trading market does not develop, you may be unable to sell your shares of common stock at or above the price in this offering at the time you would like to sell.

Our principal stockholders, directors and executive officers have a material level of control over us, which could delay or prevent a change in our corporate control favored by our other stockholders.

Currently, our principal stockholders, directors and executive officers beneficially own, in the aggregate, approximately 44% of our outstanding common stock. The interests of our current directors and executive officers may differ from the interests of other stockholders. As a result, these current directors and officers could have the ability to exercise material influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	approval of certain mergers and other significant corporate transactions, including a sale of substantially all of our assets and material financing transactions;

•	election of directors;

•	adoption of or amendments to stock option plans; or

•	amendment of charter documents.

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Our certificate of incorporation grants our board of directors the authority to issue a new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common shares.

Our board of directors has the power to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the power to issue preferred stock without further shareholder approval, subject to applicable listing regulations. As a result, our board of directors could authorize the issuance of new series of preferred stock that would grant to holders thereof certain rights in preference to the rights of our common stockholders to:

•	our assets upon liquidation;

•	receive dividend payments ahead of holders of common shares;

•	the redemption of the shares, together with a premium, prior to the redemption of our common shares;

•	vote to approve matters as a separate class or have more votes per share relative to shares of common stock.

In addition, our board of directors could authorize the issuance of new series of preferred stock that is convertible into our common shares, or may also authorize the sale of additional shares of authorized common stock, which could decrease the relative voting power of our common shares or result in dilution to our existing shareholders.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements, and the Nasdaq maintenance listing requirements, that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our management team is relatively inexperienced in complying with these requirements, and our management resources are limited, which may lead to errors in our accounting and financial statements, and which may impair our operations. This inexperience and lack of resources may also increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis or comply with NasdaqCM listing requirements, resulting in loss of market confidence and/or governmental or private actions against us, or delisting from NasdaqCM. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

General Risk Factors

Certain provisions of our certificate of incorporation, bylaws and New York law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our restated certificate of incorporation, as amended, and by-laws and New York law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. In addition, provisions of our restated certificate of incorporation, as amended, by-laws and New York law impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include, among others:

•	the inability of our shareholders to call a special meeting;

•	rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings;

•	the right of our Board to issue preferred stock without shareholder approval; and

•	the ability of our directors, and not shareholders, to fill vacancies on our Board.

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We believe these provisions may help protect our shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our Board and by providing our Board with more time to assess any acquisition proposal. These provisions are not intended to make our Company immune from takeovers. In addition, although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board, they would apply even if the offer may be considered beneficial by some shareholders. These provisions may also frustrate or prevent any attempts by our shareholders to replace or remove our current management team by making it more difficult for shareholders to replace members of our Board, which is responsible for appointing the members of our management.

Our bylaws provide for limitations of director liability and indemnification of directors and officers and employees.

Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director; provided that this provision may not eliminate the liability of a director (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation.

The limitation of liability in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “targets,” and similar expressions. Such forward-looking statements may be contained in the sections “Risk Factors,” and “Business,” among other places in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors.”

The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $________ based on the sale of 8,500,000 shares of Common Stock, or pre-funded warrants to purchase 8,500,000 shares of Common Stock, and 8,500,000 accompanying Series 2023 Warrants at a public combined offering price of $____ per share of Common Stock (less $0.0001 per pre-funded warrant) and Series 2023 Warrant after deducting the underwriters fees and estimated offering expenses payable by us, and assuming no exercise of the Series 2023 Warrants being issued in this offering. We intend to use the net proceeds of this offering for continuing operating expenses and general working capital.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our sales and marketing activities, amount of cash generated or used in operations, and competition. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

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MARKET INFORMATION

Common Stock

In the past, our Common Stock traded on the OTCQB under the symbol “MOBQ” on a limited basis. In October 2021, our Board of Directors approved the filing, and we submitted an application in compliance with the NASDAQ rules and regulations to list and trade our Company’s securities on the NasdaqCM. Trading commenced for our common stock and warrants on December 9, 2021. The following table sets forth the range of high and low closing sales prices of our Common Stock for the last two fiscal years.

Quarters Ended	High	Low
March 31, 2021	$10.95	$6.15
June 30, 2021	9.50	5.50
September 30, 2021	10.25	6.45
December 31, 2021	9.50	2.01
March 31, 2022	2.68	1.20
June 30, 2022	2.21	0.71
September 30, 2022	1.93	1.07
December 31, 2022	1.55	0.42

The closing sales price on February 8, 2023, was $0.50 per share. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown or commissions.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934 may, sell their restricted Common Stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate public information disclosed. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their shares without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

2021 Warrants

Our 2021 Warrants commenced trading on the NASDAQ Capital Market on December 9, 2021, under the symbol “MOBQW.” The high and low sales price of our warrants was $.8093 and $.028, respectively, for the period December 14, 2021, through January 9, 2023. The closing sales price of on February 8, 2023, was $.10 per warrant. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown or commissions.

Holders of Record

As of February 1, 2023, there were 273 active holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. As of February 1, 2023, the Company has a list consisting of 1,576 beneficial (“NOBO”) holders who do not object to having their names provided to the Company. The transfer agent of our common stock is Continental Stock Transfer & Trust Company, New York NY.

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DIVIDEND POLICY

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying cash dividends on our capital stock in the foreseeable future. It is the present intention of management to utilize all available funds and future earnings for the development of the Company’s business. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our future ability to pay cash dividends on our capital stock may be limited by any future debt instruments or preferred securities.

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MANAGEMENT’S DISCUSSION

The following discussion should be read in conjunction with our financial statements and the notes thereto appearing elsewhere in this Prospectus. All statements contained herein that are not historical facts, including, but not limited to, statements regarding anticipated future capital requirements, our future plan of operations, our ability to obtain debt, equity or other financing, and our ability to generate cash from operations, are based on current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” has been amended and restated to give effect to the restatement of our financial statements, as more fully described in our Notes to our consolidated financial statements entitled “Restatement of Financial Statement.”

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

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The three tiers are defined as follows:

•	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

As of September 30, 2022 and December 31, 2021, the Company does not have any financial instruments measured on a recurring or nonrecurring basis at fair value.

The Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and accounts payable and accrued expenses, are carried at historical cost. At September 30, 2022 and December 31, 2021, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

Allowance for doubtful accounts was $820,990 at September 30, 2022 and December 31, 2021.

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying condensed consolidated statements of operations.

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Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 to align revenue recognition more closely with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of September 30, 2022, and 2021, respectively, contained a significant financing component.

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

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Recognize revenue when or as the Company satisfies a performance obligation.

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

For each revenue stream we only have a single performance obligation.

Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 90 days.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and uses the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value of stock-based compensation, the Company considers the following assumptions in the Black-Scholes models:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our consolidated financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the consolidated financial statements of the Company.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year.

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We adopted this pronouncement on January 1, 2022; however, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

Plan of Operation

Mobiquity intends to hire several new sales and sales support individuals to help generate additional revenue using the Advangelists platform and the Mobiquity Networks MobiExchange. Mobiquity’s sales team will focus on Advertising Agencies, Brands, and publishers to help increase both supply and demand across the Advangelists platform while providing unique data segments utilizing MobiExchange. Together the Advangelists platform and MobiExchange platform creates multiple revenue streams for Mobiquity. The first is licensing the Advangelists platform as a white-label product for use by Advertising Agencies, DSP’s, Publishers, and Brands. Under the White-Label scenario, the user licenses the technology and is responsible for running its own business operations and is billed a percentage of volume run through the platform. The second revenue stream is a managed services model in which the user is billed a higher percentage of revenue run through the platform, but all services are managed by the Mobiquity/Advangelists team. The third revenue model is a seat model, where the user is billed a percentage of revenue run through the platform and business operations are shared between the user and the Mobiquity/Advangelists team. Additional revenue can be generated by offering data segments and digital audiences through MobiExchange for use in omnichannel marketing programs that include but not limited to programmatic advertising email marketing and SMS. The goal of the sales team is to inform potential users of the benefits in efficiency and effectiveness of utilizing the end-to-end, fully integrated ATOS created by Advangelists and Mobiquity Networks.

Results of Operations

Nine Months Ended September 30, 2022, versus Nine Months Ended September 30, 2021

The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Nine Months Ended
	September 30, 2022	September 30, 2021 (as restated)
Revenues	$3,367,346	$1,797,052
Cost of revenues	1,916,720	2,439,501
Gross profit (loss)	1,450,626	(642,449)
General and administrative expenses	6,524,042	5,804,791
Loss from operations	$(5,073,416)	$(6,447,240)

We generated revenues of $3,367,346 in the first nine months of 2022 as compared to $1,797,052 in the same period for 2021, an increase of $1,570,294. The nationwide economic impact of COVID-19 during the past twenty-four months severely reduced operations and we are now seeing a turnaround starting in the third quarter of 2022 with a decreasing impact from COVID-19, although we have concerns regarding the overall US economy and a potential recession. The Company has developed several new features which we believe will help grow revenue in 2023 and beyond. We anticipate releasing one or more new products and services in 2023 that will address many of the changes that have affected the AdTech industry over the last year.

Cost of revenues was $1,916,720 or 56.9% of revenues in the first nine months of 2022 as compared to $2,439,501 or 135.7% of revenues in the same fiscal period of fiscal 2021. Costs of revenues include audience building, targeting features and web services for storage of our data and web engineers who are building and maintaining our platforms. Our ability to capture and store data for sales does not translate to increased cost of sales. During the first nine months of 2021, the Company incurred certain costs associated with populating the MobiExchange platform with “targeting data” and “audiences.” Such costs were not repeated or as substantial during 2022 thus resulting in higher overall margins associated with revenue for the MobiExchange services for the nine months ended September 30, 2022.

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Gross profit (loss) was $1,450,626 or 43.1% of revenues for the first nine months of 2022 as compared to $(642,449) in the same fiscal period of 2021 or (35.7%) of revenues. The increased sales have resulted from increased efforts from our sales force and the recovery from COVID-19.

General and administrative expenses were $6,524,042 for the first nine months of fiscal 2022 compared to $5,804,791 in the comparable period of the prior year, an increase of $719,251. Increased operating costs primarily related to salaries of $292,192, computer support of $951,131, and license and fees of $199,341, offset by reduced stock-based compensation expense of $855,094.

The net loss from operations for the first nine months of fiscal 2022 was $5,073,416 as compared to $6,447,240 for the comparable period of the prior year. While our loss from operations decreased by approximately $1,373,824 due to improved revenues over the comparable nine months of 2021, the continuing operating loss is attributable to the focused effort in creating the products and services required to move forward with our business.

Year Ended December 31, 2021, versus Year Ended December 31, 2020

The following table sets forth certain selected consolidated statement of operations data for the years indicated in dollars. In addition, we note that the year-to-year comparison may not be indicative of future performance.

	Year Ended (As Restated)
	December 31, 2021	December 31, 2020
Revenue	$2,672,615	$6,184,010
Cost of Revenues	1,954,383	4,360,645
Gross Profit	718,232	1,823,365
Operating Expenses	13,607,759	8,850,929
Loss from operations	(12,889,527)	(7,027,564)

We generated revenues of $2,672,615 in 2021 as compared to $6,184,010 in the same period for 2020, a change in revenues of $3,511,395. The nationwide economic shutdown due to COVID-19 during 2021 severely reduced current operations.

Cost of revenues was $1,954,383 or 71% of revenues in 2021 as compared to $4,360,645 or 71% of revenues in the same fiscal period of fiscal 2020. Cost of revenues include web services for storage of our data and web engineers who are building and maintaining our platforms. Our ability to capture and store data for sales does not translate to increased cost of sales.

Gross profit was $718,232 or 27% of revenues for 2021 as compared to $1,823,365 in the same fiscal period of 2020 or 29% of revenues. When the country comes out of COVID-19 and the economy begins to turn around we anticipate income to increase.

Restated operating expenses were $13,607,759 for 2021 compared to $8,850,929 in the comparable period of the prior year, an increase of $4,756,830. Increased operating costs include cash and non-cash expenses for professional fees of $1,141,848, non-cash operating costs also include stock and share-based compensation of $4,635,224, and amortization of debt discount and issue costs of $780,081.

The restated net loss from operations for 2021 was $12,889,527 as compared to $7,027,564 for the comparable period of the prior year, an increase of $5,861,963. The loss from operations primarily includes stock-based compensation of $4,635,224, stock issued for services of $1,158,025, bad debt expense of $434,390, amortization of intangible assets of $800,735, and amortization of debt discount/issue costs of $780,081. The continuing operating loss is attributable to the focused effort in creating the infrastructure required to move forward with our Mobiquity and Advangelists network business.

No benefit for income taxes is provided for in the reported periods due to the full valuation allowance on the net deferred tax assets. Our ability to be profitable in the future is dependent upon the successful introduction and usage of our data collection and analysis including Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research services.

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Liquidity and Capital Resources

We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2021, and 2020.

The Company had cash of $855,246 at September 30, 2022. Cash used in operating activities for the nine months ended September 30, 2022, was $5,502,991. This resulted primarily from a net loss of $5,791,201 offset by stock-based compensation of $72,411, amortization of $450,551, common stock issued for services of $84,500, increase in accounts receivable of $592,362 and $384,284 decrease in accounts payable and accrued expenses, non-cash gain on settlement of liability $389,495, loss on debt extinguishment of $55,296 and inducement expense of $101,000. Cash used in investing activities results from the purchase of property and equipment of $8,004. Cash flows provided by financing activities of $980,996 resulted from cash paid on debt of $156,504 offset by net proceeds received from the sale of common stock of $1,137,500.

We had cash and cash equivalents of $5,385,245 at December 31, 2021. Restated cash used in operating activities for the year ended December 31, 2021, was $6,717,324. This resulted from a restated net loss of $18,333,383, partially offset by non-cash expenses, including depreciation and amortization of $808,300, stock-based compensation of $4,635,224, stock issued for service of $1,158,025, and impairment expense of $3,600,000.

For the year ended December 31, 2021, cash used in investing activities was $6,472 related to the purchase of property and equipment.

Restated cash provided by financing activities of $11,506,860 was the result of issuance of notes totaling $4,143,000 and repayments of notes totaling $2,840,337, as well as stock and warrants issued for cash net of direct offering costs of $10,204,197.

We had cash and cash equivalents of $602,182 at December 31, 2020. Cash used in operating activities for the year ended December 31, 2020 was $3,286,764 (as restated). This primarily resulted from a net loss of $11,745,835 (as restated), partially offset by non-cash expenses, including depreciation and amortization of $1,807,007, stock-based compensation of $993,512 (as restated), and impairment expense of $4,000,000. Cash provided by financing activities of $2,655,481 (as restated) was the result of issuance of notes payable and common stock, net, offset by cash payments on notes outstanding.

Our company commenced operations in 1998 and was initially funded by our three founders, each of whom has made demand loans to our company that have been repaid. Since 1999, we have relied on equity financing and borrowings from outside investors to supplement our cash flow from operations and expect this to continue in 2022 and beyond until cash flow from our proximity marketing operations become substantial.

Recent Financings

On October 19, 2021, the Company filed a Form S-1 Registration Statement (File no. 333-260364) with the Securities and Exchange Commission to raise over $10 million dollars in an underwritten public offering. The next day the Company filed an application to list our common stock on the NasdaqCM under the symbol “MOBQ.” This offering was completed on December 13, 2021, and the Company retired the loans of Talos Victory Fund, LLC and Blue Lake Partners LLC out of the gross proceeds it received of approximately $10.3 million. Also, Talos Victory Fund, LLC and Blue Lake Partners, LLC converted all of their warrants on a cashless basis into 24,692 common shares and 24,692 common shares, respectively.

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On December 30, 2022, we and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the “Investor”), entered into a Securities Purchase Agreement (the “Agreement”) for the Investor to purchase from the Company (i) a senior secured 20% OID nine-month promissory note in an aggregate original principal amount of $1,437,500 (the “Investor Note”), and (ii) a five year warrant to purchase 2,613,636 shares of the Company’s common stock at an exercise price of $.44 per share which is not exercisable until July 1, 2023 (the “Investor Warrant”). A total of 522,727 shares of Common Stock, or approximately 5.3% of the Company’s outstanding shares of Common Stock, were issued to the Investor as an incentive on the transaction, excluding the above referenced Investor Warrant, the shares of Common Stock exercisable pursuant to such Investor Warrant not being considered beneficially owned by the Investor until the Investor Warrant is exercisable within 60 days. A fee of $103,500 plus warrants to purchase 26,136 shares of Common Stock exercisable at $0.484 per share were issued to Spartan Capital Securities LLC. These warrants were subsequently cancelled on February 7, 2023. Approximately $163,000 of the loan proceeds were utilized to retire a small business loan originally in the principal amount of $150,000. The Investor Note will only become convertible into Common Stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. This Note matures and is payable on or before September 30, 2023, and it provides that it is accelerated and becomes immediately payable if we complete a trigger financing of $3,000,000 or more, which closes subsequent to the earlier of the closing the offering in this prospectus or March 31, 2023. If we are unable to raise additional funding in a trigger financing after this offering or do not generate sufficient cashflow to repay the Note when due, or we will be default under the Note if we do not pay it. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement. In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee and granted a first lien security interest in all of their assets to the Investor as additional collateral pursuant to the Security Agreement. All securities sold in the above described transaction contain certain piggy-back registration rights after the completion of the offering contemplated by this prospectus. See “Use of Proceeds” where we disclosed our intention to retire the Note utilizing the proceeds of this offering. We have completed various other financings as described under the Notes to Consolidated Financial Statements.

Controls and Procedures

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the disclosure controls and procedures as of December 31, 2021 and quarterly since this date. Based upon this evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of December 31, 2021 and quarterly since this date, due solely to the material weakness in our internal control over financial reporting primarily related to the accounting for direct offering costs paid in an equity financing, the sale of warrants and the mark to market of our common stock sold to third parties as described below in “Management’s Report on Internal Control over Financial Reporting.”

In light of this material weakness, we performed additional analysis as deemed necessary to ensure that our financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the financial statements included in this prospectus present fairly in all material respects our financial position, results of operations and cash flows for the period presented.

Report of Management on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of our financial reporting for external purposes in accordance with accounting principles generally accepted in the United States of America. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; providing reasonable assurance that receipts and expenditures of company assets are made in accordance with management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of company assets that could have a material effect on our financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected.

Management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management concluded that the company’s internal control over financial reporting was not effective as of December 31, 2021 and quarterly since this date. There were no significant changes in our internal control over financial reporting during the year ended December 31, 2021 and quarterly since this date, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. Our independent auditors have not audited and are not required to audit this assessment of our internal control over financial reporting for the fiscal year ended December 31, 2021 and quarterly since this date.

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Internal Controls Remediation Efforts

Since December 2021, we are working to remediate the deficiencies and material weaknesses in our internal controls. We are taking steps to enhance our internal control environment establish and maintain effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance., In this regard, the Company will be adopting several corporate governance policies and it has established various committees of the Board of Directors, including an Audit Committee comprised of three independent directors in accordance with Nasdaq Rule 5605(c)(2), which will take effect at the time that our registration statement of which this prospectus is a part becomes effective. One of the Audit Committee’s priorities will be to begin the process of segregating tasks and processes to ensure proper internal controls. In connection with this process, the Company plans to implement the following initiatives under the oversight of the Audit committee.

•	Hire additional staff both internally and externally to the Finance department with sufficient GAAP and public company financial reporting experience.

•	Implement ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.

•	Hire a consultant to assist in internal control review, testing of procedures and processes, and analysis as described below.

•	Initiate a preliminary assessment of management’s internal controls over financial reporting.

•	Improve documentation of existing internal controls and procedures and train personnel to help ensure they are properly followed.

We have hired Refidential One - SOX Consultants who have reviewed testing procedures and analysis as follows:

•	Phase 1, which was completed on or about the Company filing its form 10-K for December 31, 2021, to identify the gaps and suggested remediations in 2021.

•	Phase 2, which was completed on or about June 30, 2022 to update all the narratives and create risk control matrixes (“RCM”) for testing when a remediation plan is implemented.

•	Phase 3, which was completed on or about September 30, 2022, tested the key controls identified and implemented in Phases 1 and 2 above.

•	Phase 4, to be completed in the first quarter of 2023 will be to retest the failures in Phase 3. Phase 4 testing will enable the Company to rectify any failures in Phase 3 testing, thus reducing the likelihood of significant deficiencies.

Although we plan to undertake and complete this remediation process as quickly as possible, we are unable, at this time to estimate how long it will take; and our efforts may not be successful in remediating the deficiencies or material weaknesses.

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BUSINESS

Company Background

Mobiquity Technologies, Inc. is a next-generation advertising technology, data compliance and intelligence company which operates through our various proprietary software platforms. Our product solutions are comprised of three proprietary software platforms:

•	Advertising Technology Operating System (ATOS Platform)
•	Data Intelligence Platform
•	Publisher Platform for Monetization and Compliance

Our Products

The ATOS Platform

Our ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages digital advertising inventory and campaigns. The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of digital advertising (known as digital real estate) targeted at users while engaged on their internet-connected TV, laptop, tablet, desktop computer, mobile, and over-the-top (or OTT) streaming media devices; and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by using ads in both image and video formats (known as rich media) to increase their awareness, customer base and traffic to their e-commerce site, voting site or physical locations.

ADVANGELISTS
America/New_York-DST (UTC-04)
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Add Campaign
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Details * (Required)
Goals & Caps * (Required)
Blacklist/Whitelist (Optional)
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© ADVANGELISTS, LLC 2023

(Screenshot of ATOS Platform Campaign Management landing page.)

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Our ATOS platform engages with an average of approximately 10 billion advertisement opportunities per day, based on our daily logs. Our sales and marketing strategy for our ATOS platform is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Our goal is to become the programmatic display advertising industry standard for brands directly and small and medium sized advertisers.

Our ATOS technology is proprietary and primarily consists of know-how and trade secrets developed internally, as well as certain open-source software.

Users of the ATOS platform get access to benefits including among other things:

•	ease of set up;

•	targeting features based on audience profiles and location and context through an in-house data management platform (or DMP);

•	Inventory management and yield optimization;

•	support for all rich media creators’ ad tags;

•	machine learning and AI powered optimization which aids in delivering a higher click through rate on ad links;

•	support for third-party trackers and custom scripts for make-the-most-of-your media (or MOAT) analytics, Integral Ad Science (or IAS), and forensics to enable independent verification by advertisers for transparency;

•	detailed campaign wrap-up reporting that gives a breakdown on publishers, categories, demonstrations, and devices to better understand advertisement campaign performance;

•	access to business intelligence via an analytics dashboard;

•	advanced ad targeting;

•	easy campaign uploading;

•	automated performance optimization;

•	real time reporting;

•	fraud prevention tools; and

•	24x7 support, along with guided managed services to enable users to rapidly harness and operate all the features of the ATOS platform.

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Our ATOS platform includes:

•	Adserver;

•	Demand Side Platform;

•	Advertisement quality tools;

•	Analytics dashboard;

•	Avails Engine;

•	Advertisement prediction and delivery tools;

•	Supply quality tools;

•	Private marketplace tools;

•	Audience and location targeting;

•	Wrap up reports;

•	An Advertisement software development kit (or SDK);

•	Prebid adaptor;

•	contextual targeting;

•	identity graph capabilities;

•	cookie syncing; and

•	the updated version of our quality and security tools, among other things for our ATOS platform.

Data Intelligence Platform

Our data intelligence platform provides precise data and insights on consumer’s real-world behavior and trends for use in marketing and research. Our data intelligence platform technology allows for the ingestion and normalization of various data sources, such as location data, transactional data, contextual data, and search data to reach the right target audience with the right message. Utilizing massively parallel cluster computing and machine learning algorithms and technology, our data intelligence solutions make available actionable data for marketers, researchers and application publishers through an automated platform. We are seeking to generate several revenue streams from our data collection and analysis, including, among other things; advertising, data licensing, and custom research.

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(Screenshot of Data Intelligence HomeGraph landing page.)

We also offer a self-service alternative through our MobiExchange product, which is a SaaS fee model. MobiExchange is a data focused technology solution that enables individuals and companies to rapidly build actionable data and insights for their own use. MobiExchange’s easy-to-use, self-service tools allow users to reduce the complex technical and financial barriers typically associated with turning offline data, and other business data, into actionable digital products and services. MobiExchange provides out-of-the-box private labeling, flexible branding, content management, user management, user communications, subscriptions, payment, invoices, reporting, gateways to third party platforms, and help desk among other things.

Our data intelligence platform is hosted and managed on Amazon Web Service (AWS) and takes full advantage of open standards for processing, storage, security and big data technology. Specifically, our data intelligence platform uses the following AWS services: EC2, Lambda, Kafka, Kinesis, S3, Storm, Spark, Machine Learning, RDS, Redshift, Elastic Map Reduction, CloudWatch, DataBricks, and Elastic Search Service with built-in Kibana integration.

Publisher Platform for Monetization and Compliance

Our Content publisher platform is a single-vendor ad tech operating system that allows publishers to better monetize their opt-in user data and advertising inventory. The platform includes tools for: consent management, audience building, a direct advertising interface and inventory enhancement. Due to the much publicized developments in privacy and data security laws and regulations (such as the European Union’s General Data Protection Regulation or GDPR and the California Consumer Privacy Act of 2018 or CCPA by way of example) along with Apple and Google’s removal of identifiers, we believe that content publishers are facing two material issues: increased costs due to privacy compliance rules, and decreased revenue due to the restrictions selling user identifier data to third parties. We believe this is causing a paradigm shift in the publishing market. Previously content publishers could provide user identifier information to demand-side platforms (or DSP’s) to create user profiles for audience targeting. Now both the user identifier data and the functionality to create profiled data segments from that identifier data (known as first party data) must be owned by the content publisher. Additionally publishers must also manage the targeting of their audiences in-house utilizing these identifier and targeting data. We recently launched our SaaS publisher platform in response to these needs.

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All Publisher data is siloed and secured, using the highest industry standards, optimizing compliance with privacy and data laws that may be applicable. Our platform helps publishers worry less about the integrity of their first party data and allows them to focus on effectively monetizing their inventory.

Users of the publisher platform get access to benefits of our publisher platform, including among other things:

•	A Consent Manager for publishers to meet all privacy requirements in connection with their collection of an audience’s data.

•	An Audience Builder to build detailed databases of targeted audiences from the user identifier data.

•	A Direct Purchase Interface to increase revenue from direct advertising sales to target audiences; and

•	An Inventory Enhancer to enhance the publisher’s supply of audience data with compliant meta-tags.

Mobiquity
Franklin Jr.
Super Admin
DASHBOARD
CONSENT MANAGEMENT
Open Requests
Request History
Reporting
Data Mapping
AUDIENCE MANAGEMENT
Create an Audience
Manage Segments
TBD
Need help? Our CS team is a click away
search...
Required
Enter a name for this Audience Segment
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Device Type
Operating System
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Gender
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Your Selection
Device Type
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SAVE THIS SEGMENT

(Screenshot of Publisher Platform Audience Management landing page.)

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We believe that irrespective of whether a publisher chooses to engage with us to use our publisher platform or not, they will need to find a solution that allows advertisers to advertise to the publisher’s audience directly through the publisher.

Our Strategy

Our strategy in the advertising technology space is to provide enterprises with three proprietary solutions that are highly efficient and effective for monetization of data and advertising with privacy and data regulatory compliance. We believe that our platforms gives users in these markets the capability of running programmatic campaigns without the need for an extensive marketing team, which enables them to better compete with their larger competitors who have greater marketing financial and human capital resources. Our sales and marketing approach is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Mobiquity plans to hire several new sales and sales support individuals to help generate additional revenue through the use of our three platforms.

Our strategy is based on problems we perceived in the advertising technology industry as it has rapidly grown over the last few years and the evolving privacy and data laws and regulations that make it more difficult to achieve desired results. Our goal is to help our clients increase revenue, decrease cost and add transparency while complying with privacy and data laws.

Our Revenue Sources

We target publishers, brands, advertising agencies and other advertising technology companies as our audience for our three platform products. We generate revenue from our platforms through two verticals:

•	The first is licensing one or more of our platforms as a white-label product for use by advertising agencies, demand-side platforms (or DSP’s), brands and publishers. Under the white-label scenario, the user licenses a platform from us and is responsible for running its own business operations and is billed a percentage of amounts spent on advertising run through the platform.

•	The second revenue stream is a managed services model, in which, the user is billed a higher percentage of revenue run through a platform, but all services are managed by us.

Our Intellectual Property

Our portfolio of technology consists of various intellectual property including proprietary source code, trade secrets and know-how that we have developed internally. We own our technology, although we use open source software for certain aspects, and we protect it though trade secrets and confidentiality requirements set out in our employee handbook which each employee acknowledges, and assigning any technology creations and improvements to us. We also have two patents that relate to our location-based mobile advertising technology business which we are not operating. These patents and patents pending are not material to, or used in, our platform related technology that we use in our current operations.

Governmental Regulations

Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we collect. We strive to comply with all applicable laws, regulations, self-regulatory requirements and legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. As we develop and provide solutions that address new market segments, we may become subject to additional laws and regulations, which could create unexpected liabilities for us, cause us to incur additional costs or restrict our operations. From time to time, we may be notified of or otherwise become aware of additional laws and regulations that governmental organizations or others may claim should be applicable to our business. Our failure to anticipate the application of these laws and regulations accurately, or other failure to comply, could create liability for us, result in adverse publicity or cause us to alter our business practices, which could cause our net revenues to decrease, our costs to increase or our business otherwise to be harmed. See “Item 1A.”

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We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet, e-commerce and m-commerce in a number of jurisdictions around the world. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, m-commerce or other online services. These regulations and laws may involve taxation, tariffs, privacy and data security, anti-spam, data protection, content, copyrights, distribution, electronic contracts, electronic communications and consumer protection. It is not clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws and regulations were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or m-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. See “Risk Factors—Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection”; and “Risk Factors-- Changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters could have a material adverse effect on our ability to generate net revenues and could adversely affect our ability to collect data on consumer shopping behavior.”

Competition

We compete in the programmatic advertising, data management, and user compliance management industries and in all other facets of our business against small, medium and large companies throughout the United States. Some examples include companies such as Liveramp, The TradeDesk and OneTrust. Although we can give no assurance that our business will be able to compete against other companies with greater experience and resources, we believe we have a competitive advantage with our proprietary software and technology platform based on our view that our competitor’s products do not provide the end-to-end solutions that our product solutions do, and their minimum fees are substantially higher than ours for a comparative suite of solutions. See “Risk Factors — We face intense and growing competition, which could result in reduced sales and reduced operating margins, and limit our market share.”

Employees and Contractors

As of December 31, 2022, we have 14 employees, including executive management, technical personnel, salespeople, and support staff employees. We also utilize several additional firms/persons who provide services to us on a non-exclusive basis as independent consultants.

Customers

For the year ended December 31,2021 and the nine months ended September 30, 2022, sales of our products to four customers generated approximately 31% and 52% of our revenues, respectively.. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice.

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Corporate Structure

We operate our business through two wholly owned subsidiaries, Advangelists, LLC and Mobiquity Networks, Inc. Our corporate structure is as follows:

Properties

The Company is presently utilizing the office space of its Chief Financial Officer as its principal executive office located at 35 Torrington Lane, Shoreham, NY 11786. All employees of the Company are working remotely.

Legal Proceedings

We are not a party to any pending material legal proceedings.

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MANAGEMENT

The following table sets forth the name, age, position and tenure of our directors

Name	Age	Position(s)	Served as a Director Since
Dean L. Julia	55	Chief Executive Officer, President, Treasurer, Director, Co-Founder, Secretary	1998
Dr. Gene Salkind, M.D.	70	Chairman of the Board	2019
Peter L. Zurkow	69	Director	2021
Michael A. Wright	60	Director	2021
Anne S. Provost	58	Director	2022

Directors

Our Board currently consists of five members.. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

The following biographical descriptions set forth certain information with respect to each director:

Dean L. Julia. Mr. Julia works at Mobiquity Technologies, Inc. where he has served as its Chief Executive Officer since December 2000. Mr. Julia co-founded Mobiquity in 1998. Mr. Julia is responsible for establishing our overall strategy and fostering key relationships with technology partners and developers. Mr. Julia also works at Mobiquity Networks, Inc., Mobiquity’s wholly owned subsidiary, since its formation in 2011. Mr. Julia is responsible for the integration of the sales and intellectual property departments of Mobiquity. From September 1996 through February 1998, Mr. Julia served as President and Chief Executive Officer of DLJ Consulting, a financial intermediary consultant for public and private companies. Mr. Julia has served on the board since its inception. Mr. Julia is a graduate of Hofstra University with a Bachelor of Business Administration in 1990. Except for Mobiquity Technologies, Inc., Mr. Julia does not hold, and has not previously held, any directorships in any publicly traded reporting companies.

Gene Salkind, M.D. Dr. Salkind has served as a director of Mobiquity since January 2019 and Chairman of our board of directors since October 2019. Dr. Salkind is a prominent practicing neurosurgeon, and he has been a shareholder and has worked as President of Bruno & Salkind M.D. P.C. since 1985. He has also worked at Holy Redeemer Hospital where he is the Chief of Neurosurgery, a position he has held since 2001. Dr. Salkind is board certified in neurological surgery by the American Board of Neurological Surgery. He served as Chief of Neurosurgery of Albert Einstein Medical Center in Philadelphia from 1997 to 2002, and of Jeanes Hospital in Philadelphia from 1990 to 2000. In addition to Dr. Salkind’s medical career, he is a tech-company investor, with experience guiding small and micro-cap companies in their development and growth, including up-listings to national securities exchanges. His experience will help the Company with its business growth and corporate finance strategies. Dr. Salkind is a graduate of Lewis Katz School of Medicine at Temple University with a Doctor of Medicine in 1979. Dr. Salkind is a graduate of the University of Pennsylvania with a B.A. in Biology, cum laude in 1974. From 2021 to present, Dr. Salkind has served as a director at Grove Holdings, Inc., which expects to be a publicly traded company in sixty to ninety days. From 2018 to present, Dr. Salkind has served as a director at CURE Pharmaceutical Holding Corp., a publicly traded company. From 2014 to 2020, Dr. Salkind served as a director at Dermtech Intl., a publicly traded company.

Peter L. Zurkow. Mr. Zurkow serves as a consultant to Sustainability Industries since 2019. From 2014 to 2019, he worked at Perpetual Recycling Solutions LLC where he served as the Chief Executive Officer and the head of sales and raw materials procurement. From 2011 to 2013, Mr. Zurkow worked at Britton Hill Capital where he served as Managing Director and Head of Corporate Finance. From 2010 to 2012, Mr. Zurkow worked at Advanced Brain Technologies where he served as Acting EVP and Director of Finance and Business Development. Prior to that Mr. Zurkow worked in management positions in investment banking, fixed income and asset management as various securities firms and funds. Mr. Zurkow brings knowledge and experience in corporate finance, financial matters, and investments, with a background in law. His experience will help the Company with its corporate financing strategies and financial matters. Mr. Zurkow is a graduate of Harvard College, with an A.B., cum laude, in 1975 and a graduate of Syracuse University College of Law, with a J.D., magna cum laude, in 1978. From 2012 to 2014, Mr. Zurkow served as a director and member of the audit committee for National Holdings Corporation, a public company until it was acquired by Fortress Biotech. From 1992 through 2005 Mr. Zurkow served as director (and Chairman of the Board from 1999 to 2002) of Penn Traffic, a public company until it acquired by Giant Eagle and Tops Markets. From 1996 to 1998 he served as a Director of Streamline, Inc., a former public company. From 1994 through 1996 Mr. Zurkow served as a director and representative of majority investor for Kash n’ Karry Supermarkets, then a public company.

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Michael A. Wright. Mr. Wright works at Seiden Krieger Associates, where he has served as an Executive Vice President and the head of Human Resources and Diversity Practice since 2021. From 2009 to 2019, Mr. Wright worked at Covanta Holding Corporation where he served as Chief Human Resources Officer. From 1984 to 2008, Mr. Wright worked at the Atria family of companies (Kraft and Philip Morris) where he served in various roles including Vice President of Human Resources and HR Technology. Mr. Wright brings knowledge and experience in human resources, human resources technology and diversity. Mr. Wright is a graduate of North Carolina State University, with a B.S. in 1984, and a graduate of Columbia University with an MBA in 1996. Mr. Wright currently serves as the Chair of the HR/Legal committee and Vice Chair of the Board of Directors of the YMCA of Greater Monmouth County. He is also a member of the Board of Trustees and President of the Advisory Council for Lunch Break.

Anne S. Provost has been employed full-time with TNR Technical, Inc. in various capacities since 1996. She has served as its Chief Financial Officer since 2008 and was recently elected as Acting President. Prior to TNR, she worked as a Business Manager with the Orlando Business Journal. She graduated from the University of Central Florida in 1991 with a BSBA, Accounting. She completed her undergraduate degree while working full-time in the accounting departments of various Orlando law firms. In 2008, she obtained an Executive MBA from the University of Central Florida.

Board Committees

Audit Committee

The Board has established an Audit Committee currently consisting of Ms. Provost (Chairman) and Messrs. Zurkow and Wright. The Audit Committee’s primary functions are to oversee and review: the integrity of the Company’s consolidated financial statements and other financial information furnished by the Company, the Company’s compliance with legal and regulatory requirements, the Company’s systems of internal accounting and financial controls, the independent auditor’s engagement, qualifications, performance, compensation and independence, related party transactions, and compliance with the Company’s Code of Business Conduct and Ethics.

Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board determined that Ms. Provost and Mr. Zurkow is an “audit committee financial expert,” as defined under the applicable rules of the SEC and the applicable rules of The Nasdaq Stock Market.

Compensation Committee

The Compensation Committee of the Board of Directors is currently composed of the following three non-employee directors: Mr. Wright (Chairman) and Mr. Zurkow and Ms. Provost. None of these Compensation Committee members was an officer or employee of the Company during the year. Each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. The responsibilities of the Compensation Committee include overseeing the evaluation of executive officers (including the Chief Executive Officer) of the Company, determining the compensation of executive officers of the Company, and overseeing the management of risks associated therewith. The Compensation Committee determines and approves the Chief Executive Officer’s compensation. The Compensation Committee also administers the Company’s equity-based plans and makes recommendations to the board with respect to actions that are subject to approval of the board regarding such plans. The Compensation Committee also reviews and makes recommendations to the board with respect to the compensation of directors. The Compensation Committee monitors the risks associated with the Company’s compensation policies and practices as contemplated by Item 402(s) of Regulation S-K.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is currently composed of Messrs. Zurkow (Chairman) and Wright and Ms. Provost. None of these members was an officer or employee of the Company during the year. Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of NasdaqCM. The Nominating and Corporate Governance Committee nominates individuals to be elected to the board of directors by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

NAME	AGE	POSITION

Dean L. Julia	55	Chief Executive Officer/President/Treasurer/Director/Co-Founder/Secretary
Paul Bauersfeld	59	Chief Technology Officer
Sean J. McDonnell, CPA	62	Chief Financial Officer
Sean Trepeta	55	President of Mobiquity Networks /Secretary of the Company
Deepanker Katyal	37	Chief Executive Officer of Advangelists

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Dean L. Julia. For Mr. Julia’s biography, please see the section entitled “Directors.”

Paul Bauersfeld. Mr. Bauersfeld works at Mobiquity Technologies, Inc. where he has served as the Chief Technology Officer since June 2013. From 2003 to 2013, he worked at Varsity Networks, an online media and services company dedicated to serving the local sports market through technology, which he founded and where he served as its Chief Executive Officer. From 2000 to 2001, he worked at MessageOne, where he served as its Chief Executive Officer. From 1999 to 2000, he worked at Ziff-Davies where he served as its Vice President of eCommerce. From 1997 to 1999, he worked at Viacom’s Nickelodeon Online, where he served as its Technology Director. From 1996 to 1997, he worked at GiftOne, where he served as its President. From 1988 to 1993, he worked at Apple Computer where he served in various engineering positions. From 1986 to 1988 he worked at Xerox Corporation. Mr. Bauersfeld brings over 20 years of knowledge and experience as an executive, engineer and entrepreneur in the technology, and software product development industries. His experience in these industries will help the company develop its products and technologies. Mr. Bauersfeld is a graduate of the Rochester Institute of Technology with a B.S. in Electrical Engineering in 1986. Mr. Bauersfeld does not hold, and has not previously held, any directorships in any publicly traded reporting companies.

Sean J. McDonnell, CPA. Mr. McDonnell works at Mobiquity Technologies, Inc. where he has served as the Chief Financial Officer since January 2005. From January 1990 to present, he has owned and operated Sean J. McDonnell CPA, P.C., a private accounting and tax practice. From 1985 to 1990, he worked at Breiner & Bodian CPAs where he served as a senior staff member. Mr. McDonnell brings knowledge and experience in the accounting, finance and tax industries. Mr. McDonnell is a graduate of Dowling College with a Bachelor of Business Administration in 1984. Mr. McDonnell does not hold, and has not previously held, any directorships in any reporting companies.

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Sean Trepeta. Mr. Trepeta works at our wholly owned subsidiary, Mobiquity Networks, Inc. where he has served as President since January 2011. He is also the Secretary of the Company since November 2021. From 2007 to 2011, he worked at Varsity Networks where he served as its President. From 1998 to 2007, Mr. Trepeta worked at OPEX Communications, Inc., a telecommunication service provider specializing in traditional long-distance, wireless, and dedicated services, where he served as its President. From 1996 to 1998 he worked at U.S. Buying Group, Inc., where he served as Vice President of Sales and Marketing and was responsible for developing a small business-buying program, which included value added services such as overnight shipping, office supplies, and computer software products, as well as a full line of telecommunications services. Mr. Trepeta also developed and implemented the agent and carrier divisions of U.S. Buying Group. Mr. Trepeta brings 25 years of knowledge and experience in sales and marketing to our Company to help us grow sales and develop marketing strategies. Mr. Trepeta is a graduate of the State University of New York at Cortland with a B.S. in Education in 1990. Except for Mobiquity Technologies, Inc., Mr. Trepeta does not hold, and has not previously held, any directorships in any publicly traded reporting companies. We plan to have a board of directors comprised of five members, including three independent directors if and when we are approved to have our common stock listed on the NASDAQ Capital Market. Mr. Trepeta is expected to resign from the board if this occurs, on the listing date of our common stock on the Nasdaq Capital Market to accommodate this board restructure.

Deepanker Katyal. Mr. Katyal works at the Company’s wholly owned subsidiary, Advangelists, LLC where he has served as the Chief Executive Officer since the 2017 (prior to the Company’s acquisition of an interest in Advangelists by merger in November 2018). From January 2017 to present, he has also served as an advisor providing business and product advice to Q1media, a digital media services company. Additionally, from 2016 to present, he has served as a strategic advisor to Silicon Valley Stealth Mode Products, a private company. From May 2016 to April 2017, he served as a strategic advisor to Airupt Inc., a mobile marketing platform for brands. From May 2016 to March 2017, he was head of Partnership and Strategy for Adtile Technologies, a mobile publishing and advertising solution company. From November 2015 to 2016, he served as a strategic advisor to Moonraft Innovation Labs, a company that creates customer experiences to differentiate the entities’ clients in the market by creating and designing interactive experiences across physical and digital customer touch points. From April 2014 to May 2016, he also served as a member of the innovation team at Opera Mediaworks, a mobile advertising platform company. Mr. Katyal brings knowledge and experience in software engineering, leading business development efforts, strategic partnerships, and product development and strategy. His experience will help the Company grow and develop its technology and product strategies. Mr. Katyal was a director of our Company from December 2018 following our merger transaction with Advangelists until May 2020, when he stepped down from that position to attend to family matters and focus his working-time commitment on running the day-to-day operations of Advangelists. He does not hold any directorships in any publicly traded reporting companies.

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EXECUTIVE COMPENSATION

The following table sets forth the overall compensation earned over the fiscal years ended December 31, 2022, and 2021 by:

•	each person who served as the principal executive officer of the company during fiscal year 2022 and 2021;

•	the Company’s most highly compensated (up to a maximum of two) executive officers as of December 31, 2022, and 2021 with compensation during fiscal years 2022 and 2021 of $100,000 or more; and

•	those two individuals, if any, who would have otherwise been in included in bullet point above but for the fact that they were not serving as an executive of the company as of December 31, 2022.

Name and Principal		Salary	Bonus	Stock	Option Awards	All Other Compensation	Total
Position	Year	($)	($)	Awards	($)(1)	($)(2)(3)	($)
Dean L. Julia	2022	$346,154	$–	–	$–	$59,605	$405,759
CEO of the company	2021	$286,615	$–	–	$925,200	$58,590	$1,270,405

Deepanker Katyal	2022	$387,666	$–	–	$–	$40,086	$427,752
CEO of Advangelists	2021	$324,616	$–	–	$–	$39,702	$364,318

Paul Bauersfeld	2022	$288,462	$–	–	$–	$31,800	$320,262
Chief Technology Officer	2021	$238,846	$–	–	$514,000	$27,365	$780,211

(1)    The options and restricted stock awards presented in this table for fiscal years 2021 and 2021 reflect the full grant date fair value, as if the total dollar amount were earned in the year of grant. The stock awards are valued based on the fair market value of such shares on the date of grant and are charged to compensation expense over the related vesting period. The options are valued at the date of grant based upon the Black-Scholes method of valuation, which is expensed over the service period over which the options become vested. As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.

(2)    Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)    Includes compensation for service as a director described under Director Compensation, below.

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer in the past two years were re-priced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout, except as follows:

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Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2022. The number of shares of common stock referred to in this “Executive Compensation” section gives effect to the one-for 400 share reverse stock split that we effectuated on September 9, 2020, unless the context clearly indicates otherwise.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dean L. Julia	12,250	–	–	$20.00	01/24/23	–	–	–	–
(1)	12,500	–	–	$28.00	11/20/23	–	–	–	–
	62,500	–	–	$60.00	4/2/29	–	–	–	–
	12,500	–	–	$60.00	4/1/2030	–	–	–	–
	12,500	–	–	$60.00	4/1/2031	–	–	–	–
	225,000	–	–	$4.565	12/08/31	–	–	–	–
	25,000	–	–	$4.565	12/8/2031	–	–	–	–
	12,500	–	–	$1.55	4/1/2031	–	–	–	–
Deepanker Katyal	128,517	–	–	$56.00	12/6/28	–	–	–	–
(1)	25,000	–	–	$36.00	09/13/24	–	–	–	–
	12,500	–	–	$36.00	09/13/25	–	–	–	–
Paul Bauersfeld	10,000	–	–	$20.00	01/24/23	–	–	–	–
(1)	7,500	–	–	$28.00	11/20/23	–	–	–	–
	25,000	–	–	$60.00	04/2/29	–	–	–	–
	125,000	–	–	$4.565	12/08/31	–	–	–	–

(1)	All options contain cashless exercise provisions.

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Employment Agreements

In April of 2020, due to the COVID-19 pandemic all employees’ salaries were reduced by 40% and we terminated one employee. In October of 2020 the employees pay reduction was reduced to a 20% reduction where it stands through December 17, 2021, employees’ salaries were returned to full pay.

Dean Julia

Dean Julia is employed as the Company’s Chief Executive Officer under an employment agreement with an initial term of three years which commenced on April 2, 2019. In January 2022, his employment agreement automatically was renewed for a period of an additional two years. Mr. Julia’s annual base salary is $360,000. In addition to his base salary, Mr. Julia is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds 75% of management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Julia’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Julia also received a signing bonus of vested 10-year options to purchase 62,500 shares, exercisable at $60 per share. Additionally, he is also entitled to 10-year options to purchase an additional 12,500 shares of common stock, exercisable at $60 per share, annually on April 1st of each year which commenced on April 1, 2020. Additionally, if the Company is acquired through a board of directors-approved change in control of at least 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of the Company’s assets, Mr. Julia shall be entitled to receive a payment in-kind equal to 3% of the consideration paid in connection with that transaction. He is also entitled to paid disability insurance and term life insurance at an annual cost of not more than $15,000. Additionally, he is also entitled to receive health, dental and 401(k) benefits as is made available by the Company for its other senior officers, as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Julia also has the use of a Company-leased or -owned automobile. Mr. Julia’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees provisions during the term of the agreement. The Company may terminate Mr. Julia’s employment for cause, and Mr. Julia may terminate his employment at any time on three-months’ notice. Also, the Company may terminate Mr. Julia’s employment agreement on Mr. Julia’s death or disability – disability being unable to perform his essential functions for four consecutive months due to physical, mental of emotional incapacity resulting from sickness, disease, or injury. In each of these termination cases, the Company is obligated only to pay Mr. Julia amounts that were due or accrued prior to termination, plus, other than in a for-cause-termination, any pro-rata quarterly bonus described above.

Paul Bauersfeld

Paul Bauersfeld is employed as the Company’s Chief Technology Officer under an at-will employment agreement which commenced on April 2, 2019. Mr. Bauersfeld’s monthly salary is $25,000. Mr. Bauersfeld is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Bauersfeld’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Bauersfeld also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020 and 30% of which vested on April 2, 2021. Mr. Bauersfeld is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Bauersfeld’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Bauersfeld’s employment agreement is at-will, the Company may terminate Mr. Bauersfeld’s employment for cause. In the event Mr. Bauersfeld’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Bauersfeld severance pay equal to three months of his salary.

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Sean Trepeta

Sean Trepeta is employed as President of our wholly owned subsidiary, Mobiquity Networks, Inc. under an at-will employment agreement which commenced on April 2, 2019. Mr. Trepeta’s monthly salary is $20,000. Mr. Trepeta is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Trepeta’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Trepeta also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020, and 30% of which vested on April 2, 2021. Mr. Trepeta is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Trepeta’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Trepeta’s employment agreement is at-will, the Company may terminate Mr. Trepeta’s employment for cause. In the event Mr. Trepeta’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Trepeta severance pay equal to three months of his salary.

Deepanker Katyal

Deepanker Katyal is employed as Chief Executive Officer of our wholly owned subsidiary, Advangelists, LLC under employment agreement with Advangelists with a term of three years which commenced on December 7, 2018. The agreement was amended on September 13, 2019. Mr. Katyal’s annual base salary is $400,000. Mr. Katyal’s employment agreement, as amended, also provides the following compensation:

•	a bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s gross revenue for each month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the agreement. Those revenue thresholds were not attained, and this bonus was not earned;
•	commissions equal to 10% of the net revenues derived from all New Katyal Managed Accounts (as defined in the agreement – being accounts directly introduced by Mr. Katyal or assigned to Employee in writing by the Manager of the Company);
•	options to purchase 37,500 shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vested on September 13, 2019, the date Mr. Katyal’s employment agreement was amended, and 12,500 vested on September 13, 2020; and
•	one share of Company Series B Preferred Stock which was issued to Mr. Katyal. The Series B Preferred Stock, as a class, provided cash dividend rights, payable in cash, to the holders thereof in an aggregate amount equivalent to 10% of the annual gross revenue of Advangelists or the Company, whichever is higher, up to a maximum aggregate annual amount of $1,200,000, for each of its 2019 and 2020 fiscal years. As a holder of 50% of the Series B Preferred Stock, the maximum amount of annual dividends that Mr. Katyal would be entitled to $600,000. The Series B Preferred Stock rights, privileges, preferences, and restrictions was to terminate by its terms as of December 31, 2020; and, immediately upon declaration and payment of the dividend in respect of Mobiquity's 2020 fiscal year, Mobiquity was to withdraw such class from its authorized capital. The Series B Preferred Stock was subject to cancellation if Mr. Katyal terminated his employment without good reason or the Company terminated his employment for cause. Mr. Katyal did not receive any Series B Preferred Stock dividends and the Series B Preferred Stock was redeemed by the Company from Mr. Katyal in consideration for entering into the amendment of his employment agreement on September 13, 2019, and for no other consideration.

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During the term of the employment agreement, Mr. Katyal is entitled to a monthly allowance of up to $550 per month to cover lease or purchase finance costs of an automobile. Mr. Katyal’s employment agreement provides for indemnification by the Company to the fullest extent permitted by the Company’s certificate of incorporation and bylaws, as well as participation in all benefit plans, programs and perquisites as are generally provided by Advangelists to its employees, including medical, dental, life insurance, disability and 401(k) participation. Mr. Katyal’s employment agreement contains customary non-solicitation of Company customers or employees provisions during the term of the agreement and for one year after termination. The agreement provides for termination by Advangelists for cause upon 30 days’ prior written notice; and without cause after 60 days’ prior written notice. The employment agreement terminates automatically upon Mr. Katyal’s death, and it may also be terminated by Advangelists if Mr. Katyal is disabled for more than six consecutive months in any 12-month period—disability being the inability to substantially perform Mr. Katyal's duties and responsibilities by reason of mental or physical illness or injury. Mr. Katyal is entitled to terminate the agreement for “good reason”. If Mr. Katyal is terminated by Advangelists for cause, Advangelists is obligated only to pay Mr. Katyal amounts of base salary and expense reimbursements that were due or accrued prior to the termination date. If Mr. Katyal is terminated by Advangelists without cause, and provided Mr. Katyal is not in breach under the agreement, Advangelists is obligated to pay Mr. Katyal his compensation and expense reimbursements that would payable to Mr. Katyal for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal’s employment is terminated as a result of his death, Advangelists is obligated to pay Mr. Katyal his salary though the date of termination, and his other compensation for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal’s employment is terminated as a result of his disability, provided Mr. Katyal provides a general release, Advangelists is obligated to pay Mr. Katyal his salary though the date of termination, and his other compensation for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal terminates his employment for good reason, and provided Mr. Katyal provides a general release, Advangelists is obligated to pay Mr. Katyal his compensation and expense reimbursements that would payable to Mr. Katyal for the remainder of the contractual employment term had Mr. Katyal remained an employee. Mr. Kaytal’s employment agreement provides for assignment of ownership rights regarding intellectual property created by Mr. Katyal relating to the Company’s business.

On January 4, 2022, the Company entered into a new one-year employment agreement with Deepankar Katyal. His compensation and benefits under the new contract have not changed from the Agreement summarized above.

Sean McDonnell

Sean McDonnell is employed as the Company’s Chief Executive Officer on a non-full-time basis as an employee at-will with no employment agreement. He has a monthly base salary of $11,000 and he is eligible to receive options and other bonuses at the discretion of the board.

Director Compensation

Currently, one director of the Company is an executive officer of the Company. He receives compensation as an officer as described above under the heading “Executive Compensation” and as a Director. All Board members received Options under our 2021 Compensation Plan as described elsewhere in the Annual Report on Form 10-K/A No.2. On March 18, 2022, the board of directors approved the payment of $1,000 per month to be paid to each member of the board of directors for serving on the board and any committees thereof. Future compensation of board members/committee members are at the discretion of the board.

Employee Benefit and Consulting Services Compensation Plans

On January 3, 2005, our company established the 2005 Employee Benefit and Consulting Services Compensation Plan covering 5,000 shares, which 2005 Plan was ratified by our shareholders in February 2005. On August 12, 2005, the company’s stockholders approved a 5,000-share increase in the 2005 Plan to 10,000 shares. On August 28, 2009, the Board adopted the 2009 Employee Benefit and Consulting Services Compensation Plan identical to the 2005 Plan covering 10,000 shares. In September 2013, the Company’s stockholders ratified a board amendment to increase the number of shares covered by the 2009 Plan to 25,000 shares. As the 2005 and 2009 Plans are identical other than the number of shares covered by each Plan, it is the Company’s intention to first utilize the shares issuable (available) under the 2005 Plan prior to issuing shares under the 2009 Plan. In February 2015, the Board approved an increase in the number of shares covered by the 2009 Plan from 25,000 shares to 50,000 shares, subject to shareholder approval within one year. However, shareholder approval was not obtained within the requisite time period, and the Board established the 2016 Employee Benefit and Consulting Services Compensation Plan covering 25,000 shares which is otherwise identical to the 2005 and 2009 Plans. All options granted under the 2009 Plan, which exceed the Plan limits, have been moved to the 2016 Plan. In December 2018, the Company approved the 2018 Employee Benefit and Consulting Services Compensation Plan identical to the other Plans described above, except for the number of shares covered by the Plan is 75,000. The 2018 Plan was ratified by shareholders in February 2019. On April 2, 2019, the Board approved the 2019 Employee Benefit and Consulting Services Compensation Plan identical to the other Plans described above, except for the number of shares covered by the Plan is 150,000. Approval of the 2019 Plan was not approved by the shareholders within one year in order to grant incentive stock options under said Plan, and it remains unratified by our shareholders. On October 13, 2021, the Board approved the Employee Benefit and Consulting Services Compensation Plan identical to the 2019 Plan except that the number of shares underlying the Plan is 1,100,000. The 2021 Plan was not approved by the shareholders within one year in order to grant incentive stock options under said Plan. We refer to the 2005, 2009, 2016, 2018, 2019 and 2021 Plans as the “Plans”.

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Administration

Our board of directors administers the Plans, has the authority to determine and designate officers, employees, directors and consultants to whom awards shall be made; and the terms, conditions and restrictions applicable to each award (including, among other things, the option price, any restriction or limitation, any vesting schedule or acceleration of vesting, and any forfeiture restrictions).

Types of Awards

The Plans are designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the Plans contain provisions for granting non-statutory stock options and incentive stock options and common stock awards.

Stock Options

A “stock option” is a contractual right to purchase a number of shares of common stock at a price determined on the date the option is granted. An incentive stock option is an option granted under the Internal Revenue Code of 1986 to our employees with certain tax advantages to the grantee over non-statutory stock options. The option price per share of common stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price in the case of incentive stock options shall not be less than 100% of the fair market value of the common stock on the date of grant and may be granted below fair market value in the case of non-statutory stock options. Incentive stock options granted to owners of 10% or more of our common stock must be granted at an exercise price of at least 110% of the fair market value of our common stock and may not have a term greater than five years. Also, the value of incentive options vesting to any employee cannot exceed $100,000 in any calendar year. The option price of our options must be paid in cash, money order, check or common stock of the company. The non-statutory stock options may also contain at the time of grant, at the discretion of the board, certain other cashless exercise provisions. These cashless exercise provisions are included in the currently outstanding non-statutory stock options granted by the board.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the optionee ceases to be an employee of our company for any reason other than death, any incentive stock option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the optionee’s death, any incentive stock option exercisable at the date of death may be exercised by the legal heirs of the optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs. In the event of disability of the optionee, any incentive stock options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs. The termination and other provisions of a non-statutory stock option shall be fixed by the board of directors at the date of grant of each respective option.

Common Stock Award

Common stock awards are shares of common stock that will be issued to a recipient at the end of a restriction period, if any, specified by the board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of common stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the board, the restricted stock award will be terminated.

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Awards

As of December 31, 2022, the Company has granted a total of 1,136,597 options under the Plans and a total of 26,124 options outside the Plans, or a total of options to purchase 1,162,721 shares of the Company’s Common Stock with a weighted average exercise price of $16.16 per share. The board has granted options with varying terms. The Company has also granted to various officers, directors and employees of Advangelists, warrants to purchase an aggregate of 166,017 shares at varying terms.

It is not possible to predict the individuals who will receive future awards under the Plans or outside the Plans or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board. The table below contains information as of December 31, 2022, on the known benefits provided to certain persons and group of persons who own options under or outside the Plans.

	Number of Shares Subject to Options/Warrants	Average Exercise Price ($) per Share	Value of Unexercised Options/ Warrants at Dec. 31, 2022 (1)
Dean L. Julia	374,750	18.69	$–
Sean McDonnell	28,000	6.58	$–
Sean Trepeta	166,750	14.79	$–
Paul Bauersfeld	167,500	14.81	$–
Deepanker Katyal	166,017	51.48	$–
Executive Officers as a group	903,017	22.90	$–
Gene Salkind	1,321,604	17.28	$–
Three Independent Directors as a group	75,000	4.57	$–

(1)    Value is normally calculated by multiplying (a) the difference between the market value per share at period end (i.e. $0.54 based upon a last sale on December 30, 2022 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Eligibility

Our officers, employees, directors and consultants of Mobiquity and our subsidiaries are eligible to be granted stock options, and common stock awards.

Termination or Amendment of the Plans

The board may at any time amend, discontinue, or terminate all or any part of the Plans, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of February 6, 2023 based upon 9,834,366 common shares outstanding and by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;
•	each “named executive officer” of the Company;
•	each of our directors; and
•	all executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Mobiquity Technologies, Inc. at the address set forth herein. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below. Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or the conversion of such person’s outstanding Preferred Stock) within 60 days after February 6, 2023 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The percentage of shares owned as of February 6, 2023 is based upon 9,834,366 shares of Common Stock outstanding on that date.

Name and Address of Beneficial Owner	Shares of Common Stock	Number of Shares Underlying Convertible Preferred Stock, Notes Options and Warrants	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%) Prior to Offering	Percentage of Shares Beneficially Owned (%) After Offering
Directors and Executive Officers
Paul Bauersfeld	250	167,500	167,750	1.7
Dean L. Julia	4,884	374,750	379,634	3.4
Sean Trepeta	2,525	166,750	169,275	1.7
Sean McDonnell	417	28,000	28,417	*
Deepanker Katyal	0	166,017	166,017	1.7
Michael Wright	0	25,000	25,000	*
Gene Salkind	2,992,354	1,321,604	4,313,958	39.3
Anne S. Provost	0	25,000	25,000	*
Peter Zurkow	0	25,000	25,000	*
All Officers and directors as a group (nine persons)	3,000,430	2,299,621	5,300,051	43.7

* Less than one percent.

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CERTAIN TRANSACTIONS

We describe below all transactions and series of similar transactions, other than compensation arrangements, during our last three fiscal years, to which we were a party or will be a party in which:

•	the amounts exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described herein under “Executive Compensation.”

Employment Agreements and Executive Compensation

We have entered into various employment agreements as described under the heading “Executive Compensation”. These agreements also provide for us to indemnify such officers and/or directors to the maximum extent permitted by law. We also carry directors’ and officers’ liability insurance which protects each of our officers and directors up to the policy maximum of $1.5 million, subject to a $1.5 million deductible for securities claims and $75,000 for other claims. For more information regarding our employment agreements and indemnification provisions, see “Executive Compensation.”

Related Party Debt Financing

On September 13, 2019, Dr. Gene Salkind, who is a director of the Company, and an affiliate of Dr. Salkind subscribed for 15% Senior Secured Convertible Promissory Notes and loaned the Company an aggregate of $2,300,000. These notes were amended and restated on December 31, 2019, by Amended and Restated 15% Senior Secured Convertible Promissory Notes which deferred interest payments from the date of the original notes to December 31, 2020, and added an aggregate interim payment of $250,000 payable on December 31, 2020, that covered the deferred interest payments. These notes were again amended and restated on April 1, 2021, by the Second Amended and Restated 15% Senior Secured Convertible Promissory Notes which reflected an additional principal amount of $150,000 loaned by Dr. Salkind, and also amended the interim payment date to December 31, 2021, and the conversion price from $32 to $4 per share. The notes are secured by the assets of the Company and its subsidiaries. The total amount loaned under the notes, as amended and restated, including the principal amount and the interim payment amount was $2,700,000.

The notes, as amended and restated, bore annual interest at 15% which was payable monthly in cash or, at the Salkind lenders’ option, in shares of the Company’s common stock. The principal amount under the Notes was due on September 30, 2029, and the interim payment is payable on December 31, 2021, unless, in either case, earlier converted into shares of our common stock under the terms of the notes, as described below.

The outstanding principal plus any accrued and unpaid interest, and the interim payment under the notes, were convertible into shares of Company common stock at a conversion price of $4 per share at any time, until the notes are fully converted, on the following terms:

•	The Salkind lenders may convert the notes at any time.
•	The Company may convert the notes at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Notes) of the Company’s common stock is above $400 per share.

The notes contain customary events of default, which, if uncured, entitle the holders to accelerate payment of the principal and all accrued and unpaid interest under their notes.

In connection with the subscription of the notes and upon conversion thereof (if at all), the Company will issue to each Salkind lender a warrant to purchase one share of the Company’s common stock for every two shares of common stock issuable upon conversion of the Notes, at an exercise price of $48 per share. The warrant exercise price was amended to $4.00 per share.

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In the second quarter of 2020, we halted required interest payments under the September 2019 and June 30, 2021, Notes to Dr. Salkind and his affiliate due to economic hardships stemming from a downturn in our business and the related decline of our revenue resulting from the COVID 19 pandemic. Dr. Salkind and his affiliate had not declared a default under the Notes due to the non-payment of interest. They had the right to declare the Notes in default at any time if we do not cure the non-payment. On December 17, 2021, the Company paid Dr. Salkind and his affiliate an aggregate of $400,000 in accrued interest and the Company paid down principal of $137,500 to reduce the outstanding principal to $2,562,500 and unpaid interest to $256,850.

Shares issued upon conversion of debt:

During the nine months ended September 30, 2022, Dr. Gene Salkind, his wife, and a trust converted an aggregate of $2,562,500 of secured debt in exchange for 1,776,333 shares of common stock (at reduced exercise prices between $1.25 and $1.50 per share) as well as warrants to purchase 888,166 shares of common stock at an exercise price of $4.00 per share through September 2029.

During the nine months ended September 30, 2022, a lender also converted $150,000 of debt into 75,000 shares of common stock at a reduced exercise price. The Company recorded an inducement expense of $101,000.

During the nine months ended September 30, 2022, the three remaining convertible notes automatically converted $100,000 of outstanding debt and accrued interest of $8,425 into 27,107 shares of common stock at a conversion price of $4.00 per share.

Notes to the Financial Statements and Other Disclosures

The disclosures contained in this prospectus, in particular in the notes to our consolidated financial statements describe various other transactions between the Company’s and its officers, directors and principal shareholders.

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DESCRIPTION OF SECURITIES SOLD IN OFFERING

Securities Offered in this Offering

We are offering 8,500,000 shares of common stock (or pre-funded warrants in lieu thereof) and 8,500,000 accompanying Series 2023 Warrants to purchase 12,750,000 shares of common stock. The share of common stock and accompanying Series 2023 Warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the Series 2023 Warrants offered hereby. The description of our common stock is set forth above in this section. The following is a summary of certain terms and provisions of the Series 2023 Warrants offered hereby. Prospective investors should carefully review the terms and provisions set forth in the form of Series 2023 Warrant, which are attached as exhibits to the registration statement of which this prospectus is a part.

Series 2023 Warrants

General

The following is a brief summary of certain terms and conditions of the Series 2023 Warrants being offered by us. The following description is subject in all respects to the provisions contained in the form of Series 2023 Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Exercisability

The Series 2023 Warrants are immediately exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the Series 2023 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series 2023 Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series 2023 Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Series 2023 Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series 2023 Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Series 2023 Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Alternative Cashless Exercise

On or after the earlier of (i) the 30-day anniversary of the date of the underwriting agreement and (ii) the date on which the aggregate composite trading volume of the Company's common stock as reported by Bloomberg LP beginning on the initial exercise date of the Series 2023 Warrants exceeds 38,250,000 shares, a holder of Series 2023 Warrants may also provide notice and elect an “alternative cashless exercise” pursuant to which they would receive an aggregate number of shares equal the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise and (y) 0.50. For purposes of clarity, one Series 2023 Warrant to purchase one and one-half shares would be exercisable for 0.75 shares under this alternative cashless exercise provision.

Exercise Limitation

A holder will not have the right to exercise any portion of the Series 2023 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price

The exercise price per whole share of common stock purchasable upon exercise of the Series 2023 Warrants is $[•] per one and one half shares. The exercise price of the Series 2023 Warrants may also be reduced to any amount and for any period of time at the sole discretion of our board of directors. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.

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Redemption

On or after _____, 2023 (i.e. 180 days after the date of this prospectus), in the event that the Nasdaq CM closing price of our common stock equals or exceeds $___ per share (i.e. 400% of the combined public offering price per common share and 2023 Warrant) for a period of at least ten consecutive trading days, then, provided that a current registration statement covering the resale of the shares underlying the 2023 Warrants is in effect, the Company has the right to redeem the 2023 Warrants on ten days prior written notice at a redemption price of $.001 per 2023 Warrant, subject to the warrant holder’s right to convert at any time through the close of business on the trading date prior to the redemption date.

Transferability

Subject to applicable laws, the Series 2023 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to apply for the listing of the Series 2023 Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Series 2023 Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Series 2023 Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Series 2023 Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Series 2023 Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Series 2023 Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series 2023 Warrant, in the event of certain fundamental transactions, the holders of the Series 2023 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series 2023 Warrants on the date of consummation of such transaction.

Governing Law

The Series 2023 Warrants are governed by New York law.

Pre-Funded Warrants

General

The term “pre-funded” refers to the fact that the purchase price of the pre-funded warrants in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99% or 9.99%, as applicable, and receiving the ability to exercise their option to purchase the shares underlying the pre-funded warrants at a nominal price at a later date.

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by us. The following description is subject in all respects to the provisions contained in the form of pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

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Exercise Price

Pre-funded warrants have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance and until exercised in full. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant.

Exercise limitations

The pre-funded warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of our common stock then outstanding (including for such purpose the shares of our common stock issuable upon such exercise). However, any holder may increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%, and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

No rights as a stockholder

Except as otherwise provided in the pre-funded warrant or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of February 6, 2023, 9,834,366 shares of our common stock were outstanding. The outstanding shares of our common stock are validly issued, fully paid, and non-assessable.

Dividends

Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our Board of Directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation

If our Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata. At the date of this prospectus, none of the Company’s series of preferred stock have liquidation preferences and they are treated the same as common shares on an as-converted basis for the purposes of distribution of assets upon liquidation.

Voting Rights

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights

Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

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Non-assessability

All outstanding shares of our common stock are fully paid and non-assessable.

2021 Warrants

The following summary of certain terms and provisions of the warrants offered by this prospectus is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Exercisability

The warrants are exercisable on the original issuance date and expire on the date that is five years after their original issuance. The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice. In no event may the warrants be net cash settled or through a cashless exercise.

Exercise Limitation

A holder does not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of either 4.99% (or at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any increase in the beneficial ownership percentage will not be effective until the 61st day after the election is made.

Exercise Price

The warrants have an exercise price of $4.98 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Adjustments

The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment and in the case of stock splits, stock dividends, combinations, reclassifications and the like.

Cashless Exercise

If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance to the holder of, the shares underlying the warrant, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

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Exchange Listing

The warrants are listed on the Nasdaq Capital Market under the symbol “MOBQW”. There is no established trading market for the warrants being offered and we cannot assure that a market for the warrants to develop. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions

In the event of a “Fundamental Transaction” by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Company’s common stock, then the warrant holder will have the right to receive, for each share of common stock issuable upon the exercise of the warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction, that would have been issued or conveyed to the warrant holder had the holder exercised the warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such common stock and additional consideration in the Fundamental Transaction, the warrant holder may elect to have the Company or the successor entity purchase the warrant holder’s warrant for its fair market value.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Outstanding Derivative Securities

Unless we indicate otherwise, all information in this prospectus does not include the following outstanding securities:

•

excludes 1,162,721 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors and third parties at a weighted average exercise price of $16.16 per share as of January 6, 2023;

•	excludes 2,613,636 shares of our common stock issuable upon exercise of warrants issued to our secured lender at an exercise price of $.44 per share;

•	excludes 2,807,937 shares of our common stock issuable upon exercise of outstanding 2021 Warrants held by investors at an exercise price of $4.98 per share as of January 6, 2023;

•	excludes 74,458 shares of common stock issuable upon the full exercise of the warrants at an exercise price of $5.1875 per share we granted to Spartan as an underwriter of our 2021 public offering;

•

excludes 1,800,155 shares of our common stock issuable upon the exercise of other warrants that are outstanding as of the date of this prospectus exercisable at an average exercise price of $25.86 per share; and

•	excludes 162,073 shares issuable upon conversion of outstanding Preferred Stock.

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Authorized and Issued Preferred Stock

The Company has 5,000,000 shares of Preferred Stock, par value $.0001 per share authorized. The Board has the right in its sole discretion to designate the rights and preferences of various series of Preferred Stock. It has designated the rights and preferences of the following outstanding preferred shares:

	Number of shares at February 6, 2023
Title of Class	Authorized	Issued and Outstanding
Series AAA Preferred Stock	4,930,000	31,413
Series E Preferred Stock	70,000	61,688

Series AAA Preferred Stock

The rights, preferences and limitations of the Series AAA Preferred Stock (the “Series AAA Shares”), are as follows:

•	Par Value. The par value of the Series AAA Shares is $.0001 per share.

•	Optional Conversion into Common Stock. Each Preferred Share shall be, at the Option of the holder, convertible into .25 shares of Common Stock.

•	Voting. Each Series AAA Share shall have no voting rights until converted into Common Shares, except as required by state law.

•	Dividends. The Preferred Shares shall have no dividend rights until converted into Common Shares, except as required by state law.

•	Liquidation Preference. The Preferred Shares shall have no liquidation preference and shall be treated the same as a holder of Common Shares.

•	Anti-dilution/Adjustment. The Preferred Shares conversion price shall be appropriately adjusted by the Board for certain corporate events.

Series E Preferred Stock

The rights, preferences and limitations of the Series E Preferred Stock (the “Series E Shares”), are as follows:

•	Par Value; Stated Value. The par value of the Series E Shares is $.0001 per share. The stated value of the Series E Shares shall be $80.00 per share (the “Stated Value”).

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Redemption Rights

•	Redemption. The Corporation may redeem all of the Series E Shares at any time on 30 days’ notice, and a majority-in-interest of the holders of the Series E Shares may cause the Corporation to redeem all the Series E Shares at any time on 30 days’ notice for cash in the amount of 100% of the Stated Value (the “Redemption Amount”). The date which is thirty (30) days following the date notice is given pursuant to this Section 6(b)(i) is referred to as the “Redemption Date”. Notice shall be given by certified mail return receipt requested, and shall be deemed given three (3) days after mailing. Notice given by a majority-in-interest of the holders of the Series E Shares shall be determined from the latest date that any holder constituted in a majority-in-interest of the holders of the Series E Shares mails such notice.

•	Redemption Date. As of the Redemption Date, the Series E Shares shall be deemed redeemed and the certificates of the Series E Shares shall thereafter represent only the right to receive the Redemption Amount for the shares of Series E Shares represented by such certificates and no other rights, and the shares of Series E Shares represented by such certificates shall be cancelled in the Corporation’s stock books.

•	Payment. The Corporation shall pay each holder of the Series E Shares the Redemption Amount within ten (10) Business Days (as defined herein) after the Corporation receives the certificate(s) for the Series E Shares being redeemed from such holder. The Corporation shall hold the Redemption Amount in trust for any holder of Series E Shares until such holder delivers such holder’s certificate(s) for the redeemed Series E Shares to the Corporation.

Conversion Rights

•	Optional Conversion. Unless the Series E Shares are forfeited under certain circumstances in accordance with the Series E Shares terms, each Series E Share is convertible at the holder’s option into 2.5 shares of common stock (giving effect to the 1-for-400 share reverse split on September 9, 2020 (the “Conversion Rate”).

•	Voting. The Series E Shares shall have no voting rights, except as otherwise required by applicable state law.

•	Dividends. The Series E Shares shall have no dividend rights, except as otherwise required by applicable state law.

•	Liquidation Preference. The Series E Shares shall have no liquidation preference and shall be treated pari-passu with the Common Stock.

•	Adjustments. The number of shares of Common Stock into which each share of Series E Preferred Stock is convertible) shall be subject to adjustment from time to time, for dividends, splits, reclassifications and the like, consolidations and mergers.

New York Anti-Takeover Law

Section 912 of the New York Business Corporation Law (the “BCL”), prohibits a New York corporation from engaging in certain business combinations with an interested shareholders and prevents certain persons from making a takeover bid for a New York corporation unless certain prescribed requirements are satisfied, or there is an exception. We are excepted from the provisions of Section 912 of the BCL because our shares of common stock are registered under Section 12 of the Securities Exchange Act of 1934.

Limitation on Liability and Indemnification Matters

The Company indemnifies directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

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Limitation of Liability of Directors

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director; provided that this provision may not eliminate the liability of a director (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation. Our restated certificate of incorporation, as amended, provides that our directors shall not be liable to us or our shareholders for a breach of their duties to the fullest extent in which elimination or limitation of the liability of directors is permitted by the BCL.

Indemnification of Officers and Directors

Our restated certificate of incorporation, as amended, provides that we shall indemnify and hold harmless, to the fullest extent permitted by the BCL, each person (and their heirs, executors, or administrators) who was or is a party or is threatened to be made a party to, or is involved in, any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that such person is or was a director or officer of our Company or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. We are also obligated to pay the cost of the expenses incurred by our officers and directors (including attorney’s fees) in defending themselves in such proceedings in advance of final disposition if the officer or director agrees to repay the amount advanced in the event it is ultimately determined that the officer or director was not entitled to be indemnified by us as authorized by our restated certificate of incorporation, as amended. We are not obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding initiated by such person unless the proceeding was authorized or consented to by our Board. We have entered into indemnification agreements with each of our current directors to effectuate the indemnification provisions of our restated certificate of incorporation, as amended.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Listing

Our common stock and warrants are traded on the NasdaqCM under the symbols “MOBQ” and “MOBQW,” respectively.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. Their address is 1 State Street, 30th floor, New York, NY 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for which Spartan Capital Securities, LLC, is acting as the representative (the “Representative”), we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the number of Combined Securities listed next to its name in the following table:

Underwriter	Number of Combined Securities
Spartan Capital Securities, LLC	17,000,000[1]
Total	17,000,000[1]

(1)  8,500,000 of shares of Common Stock (or pre-funded warrants in lieu of shares) and 8,500,000 Series 2023 Warrants to purchase 12,750,000 shares of Common Stock.

Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the combined securities offered by this prospectus if the underwriters buy any of such combined securities. The underwriters’ obligation to purchase the units is subject to satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

The underwriters initially propose to offer our combined securities directly to the public at the public offering price set forth on the front cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $0.166 per combined securities. After the initial public offering of the combined securities, the offering price and other selling terms may be changed by the underwriters. Sales of combined securities made outside the United States may be made by affiliates of certain of the underwriters.

Over-Allotment Option

We have granted to the underwriters an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an additional 15% of the total number of combined securities at a price of $______ per share, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional combined securities as the number of combined securities to be purchased by it in the above table bears to the total number of combined securities offered by this prospectus. We will be obligated, pursuant to the option, to sell these combined securities to the underwriters to the extent the option is exercised. If any additional combined securities are purchased, the underwriters will offer the additional combined securities on the same terms as those on which the other combined securities are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $______and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $_____.

Discounts and Commissions

		Per Share and Series 2023 Warrants		Per Pre-Funded Warrant and Series 2023 Warrants		Total
Public offering price	$		$		$
Underwriters discounts and commissions(1)	$		$		$
Proceeds to us, before expenses(2)	$		$		$

(1) We have agreed to pay the underwriters a total cash fee equal to 8% of the gross proceeds raised in this offering. We have also agreed to reimburse the underwriters for certain of its offering-related expenses of up to $214,900 plus 1% of the gross proceeds of this offering. In addition, we have agreed to issue Representative Warrants to purchase up to a number of shares of our common stock equal to 5% of the aggregate number of shares of common stock and pre-funded warrants being offered at an exercise price equal to 110% of the public offering price of the shares common stock. See “Plan of Distribution” for additional information and a description of the compensation payable to the underwriters.

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Expense Reimbursement

We have also agreed to reimburse the Representative for certain fees and expenses incurred by the Representative in connection with the offering, and any amounts not actually incurred will be reimbursed to us. We have paid an expense deposit of $5,000 to the Representative, which will be applied against the actual accountable expenses that will be payable by us to the Representative in connection with this offering. We will pay a maximum of $214,900 for fees and expenses including “road show,” diligence, and legal fees, cost of background checks, a maximum payment of $14,900 to the escrow agent or clearing agent, and disbursements incurred by the Representative in connection with the offering, and other out-of-pocket expenses, plus the costs associated with the use of a third-party electronic road show service. Any retainer balance or advance expense payment to the representative from us will be reimbursed to us to the extent any portion thereof is not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $500,000.

Non-accountable Expense Allowance

In connection with and upon closing of this offering, we shall pay to the Representative a non-accountable expense allowance equal to 1% of the gross proceeds received by us from the sale of the securities in this offering.

Representative Warrants

We have agreed to issue to Spartan Capital Securities, LLC warrants (the “Representative Warrants”) to purchase up to a total of 488,750 warrants to purchase 488,750 shares of our common stock, being equal to a total of 5% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering (including the exercise of the over-allotment option by the underwriters). The Representative Warrants are exercisable for a five (5) year period following the commencement of sales in this offering at an exercise price equal to 110% of the public offering price of the common stock sold in this offering. The Representative Warrants may not be transferred at any time prior to the date which is 180 days beginning on the date of commencement of sales of securities in connection with this offering in compliance with FINRA Rule 5110(e)(1)(A). The Representative Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Spartan Capital Securities, LLC (or its respective permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate the Representative Warrants or the securities underlying such warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days following the date of commencement of sales pursuant to the offering. In addition, the Representative Warrants will provide for one-time demand registration right for five years following the commencement of sales in this offering in compliance with FINRA Rule 5110(g)(8)(B)-(C), unlimited “piggyback” registration rights for a period of seven years following the commencement of sales pursuant to the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8)(D), cashless exercise provisions, and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, extraordinary cash dividend, recapitalization reorganizations, mergers, consolidation etc.). However, the exercise price of the Representative Warrants or the underlying securities of such warrants will not be adjusted for issuances of shares of common stock at a price below such warrants’ exercise price. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative Warrants other than underwriting commissions incurred and payable by the holders thereof.

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Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

•	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock and warrants. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

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Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the combined securities being offered in this offering.

Determination of the Public Offering Price

Prior to this offering, there has been a limited public market for our common stock and 2021 Warrants. The public offering price of the combined securities will be as determined through negotiations between us and the representative. In addition to prevailing market conditions, the factors considered in determining the public offering price included the following:

•	the information included in this prospectus and otherwise available to the Representative;

•	the valuation multiples of publicly traded companies that the representative believes to be comparable to us;

•	our financial and operating information;

•	our prospects and the history and the prospectus of the industry in which we compete;

•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

•	the present state of our development; and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Lock-Up Agreements and Right of First Refusal

Our executive officers and directors, other than our Chairman and independent directors, have agreed with the Representative to follow the lock-up restrictions as described below for 180 days following the effective date of the registration statement for this offering. In addition, the Company has agreed that for a period of 180 days after the closing of this offering, we and any of our successors will not, without the prior written consent of the representative, which may be withheld or delayed in the representative’s sole discretion:

•	offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly;

•	enter into any swap or other arrangement that transfers to another entity, in whole or in part, any of the economic consequences of ownership of any of our common stock or such other securities, whether any such transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise;

•	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

•	file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock.

The Representative has agreed that if an offering of at least 5 million is not completed before March 1, 2023, and the Company needs to raise cash as working capital, then the lock-up restrictions on the Company as described above shall not apply to securities issued and sold between March 1, 2023 and the date that an offering of at least 5 million is successfully completed.

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The foregoing restrictions will not apply to (1) the shares of common stock to be sold under this Prospectus, (2) the issuance of common stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement of which this Prospectus is a part, (3) the issuance of employee stock options not exercisable during the lock-up period and the grant of restricted stock awards or restricted stock combined securities or shares of Common Stock pursuant to equity incentive plans described in the prospectus, (4) the filing of a Registration Statement on Form S-8 or any successor form thereto, and (5) the issuance of unregistered securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company provided that none of those securities are registered for resale during the lock-up period, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising more than $500,000 in capital or to an entity whose primary business is investing in securities.

Following the consummation of this offering of at least $5 million, until December 31, 2023, if we or any of its subsidiaries (a)) decides to finance or refinance any indebtedness using a manager or agent, Spartan Capital Securities, LLC (or any affiliate designated by Spartan Capital Securities, LLC) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including through an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Spartan (or any affiliate designated by Spartan) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Spartan or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction.

Other Relationships

The representative and its affiliates may provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. The Representative has acted as our placement agent in connection with our bridge financing private placement in September 2021 and December 2022, for which it received compensation. We sold a $1,437,500 senior secured 20% OID nine-month promissory note plus 522,727 incentive shares of our common stock in the December 2022 private placement further to which we paid the Representative $103,500 as commissions and issued the Representative five year warrants to purchase 26,136 shares of our common stock at a per share exercise price of $0.484. These warrants were subsequently cancelled on February 7, 2023.

The Representative may in the future provide us and our affiliates with investment banking and financial advisory services for which it may in the future receive customary fees. The Representative may release, or authorize us to release, as the case may be, the Lock-Up Securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The representative may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the representative on the same basis as other allocations.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

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The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

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Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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LEGAL MATTERS

The validity of the securities covered by the registration statement of which this prospectus is a part has been passed upon for us by Ruskin Moscou Faltischek P.C., Uniondale, New York. Certain legal matters relating to this offering will be passed upon for the representative by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

The financial statements included in this prospectus as of years ended December 31, 2021 and 2020 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. No named experts under this section or under Legal Matters own any shares of our common stock.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our Company on our website, located at www.mobiquitytechnologies.com.

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MOBIQUITY TECHNOLOGIES, INC.

F-1

Mobiquity Technology, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

Assets	September 30,	December 31,
	2022	2021 (restated)

Current Assets
Cash	$855,246	$5,385,245
Accounts receivable, net	980,473	388,112
Prepaid and other current assets	21,825	11,700
Total Current Assets	1,857,544	5,785,057

Property and equipment (net of accumulated depreciation of $16,775 and $20,200, respectively)	17,620	20,335

Goodwill	1,352,865	1,352,865
Intangible assets (net of accumulated amortization of $2,207,208 and $1,756,657, respectively)	796,468	1,247,019

Total Assets	$4,024,497	$8,405,276

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,675,394	$2,367,600
Notes payable	–	656,504
Total Current Liabilities	1,675,394	3,024,104

Long Term Liabilities
Notes payable	150,000	2,462,500
Total Long-Term Liabilities	150,000	2,462,500

Total Liabilities	1,825,394	5,486,604

Stockholders' Equity
AAA Preferred stock; $0.0001 par value, 4,930,000 shares authorized; 31,413 shares issued and outstanding, respectively	493,869	493,869
Series C, Preferred stock, $0.0001 par value, 1,500 shares authorized, 0 shares issued and outstanding	–	–
Series E, Preferred stock, $80 par value, 70,000 shares authorized, 61,688 shares issued and outstanding	4,935,040	4,935,040
Common stock, $0.0001 par value, 100,000,000 shares authorized 9,271,639 and 6,498,251 shares issued, respectively and 9,234,139 and 6,460,751 shares outstanding, respectively	927	650
Treasury stock $0.0001 par value 37,500 shares at cost	(1,350,000)	(1,350,000)
Additional paid in capital	206,355,362	201,284,007
Accumulated deficit	(208,236,095)	(202,444,894)
Total Stockholders' Equity	2,199,103	2,918,672
Total Liabilities and Stockholders' Equity	$4,024,497	$8,405,276

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

Mobiquity Technology, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021 (restated)	2022	2021 (restated)

Revenues	$904,223	$572,745	$3,367,346	$1,797,052

Cost of revenues	936,824	690,702	1,916,720	2,439,501

Gross profit (loss)	(32,601)	(117,957)	1,450,626	(642,449)

General and administrative expenses	2,239,988	2,548,087	6,524,042	5,804,791

Loss from operations	(2,272,589)	(2,666,044)	(5,073,416)	(6,447,240)

Other income (expenses)
Interest expense	(4,664)	(809,316)	(148,631)	(1,522,643)
Loss on extinguishment of debt - related party	–	–	(855,296)	–
Inducement expense	–	–	(101,000)	–
Interest income	746	18	1,320	18
Loss on disposal of fixed assets	(3,673)	–	(3,673)	–
Gain on settlement of liability	–	–	389,495	–
Gain on forgiveness of debt	–	–	–	265,842
Total other income (expense) - net	(7,591)	(809,298)	(717,785)	(1,256,783)

Net loss	$(2,280,180)	$(3,475,342)	$(5,791,201)	$(7,704,023)

Loss per share - basic and diluted	$(0.26)	$(1.09)	$(0.74)	$(2.54)

Weighted average number of shares outstanding - basic and diluted	8,781,103	3,201,073	7,774,242	3,027,406

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

Mobiquity Technology, Inc.

Condensed Consolidated Statements of Stockholders' Equity (Unaudited)

September 30, 2022

	AAA		Series E		Series C				Additional				Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Treasury Shares		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity
Balance, at January 1, 2022	31,413	$493,869	61,688	$4,935,040	–	$–	6,460,751	$650	$201,284,007	37,500	$(1,350,000)	$(202,444,894)	$2,918,672
Common stock issued for services	–	–	–	–	–	–	50,000	5	84,495	–	–	–	84,500
Stock based compensation	–	–	–	–	–	–	–	–	32,254	–	–	–	32,254
Warrants issued for services	–	–	–	–	–	–	–	–	2,162	–	–	–	2,162
Note conversion	–	–	–	–	–	–	1,443,333	145	2,680,020	–	–	–	2,680,165
Net Loss	–	–	–	–	–	–	–	–	–	–	–	(2,440,044)	(2,440,044)
Balance, at March 31, 2022	31,413	$493,869	61,688	$4,935,040	–	$–	7,954,084	$800	$204,082,938	37,500	$(1,350,000)	$(204,884,938)	$3,277,709
Stock based compensation	–	–	–	–	–	–	–	–	1,479	–	–	–	1,479
Warrants issued for services	–	–	–	–	–	–	–	–	7,359	–	–	–	7,359
Note and warrant conversion	–	–	–	–	–	–	408,000	41	988,590	–	–	–	988,631
Net Loss	–	–	–	–	–	–	–	–	–	–	–	(1,070,977)	(1,070,977)
Balance, at June 30, 2022	31,413	$493,869	61,688	$4,935,040	–	$–	8,362,084	$841	$205,080,366	37,500	$(1,350,000)	$(205,955,915)	$3,204,201
Common stock issued for cash	–	–	–	–	–	–	882,448	83	1,137,417	–	–	–	1,137,500
Stock based compensation	–	–	–	–	–	–	–	–	25,954	–	–	–	25,954
Warrants issued for services	–	–	–	–	–	–	–	–	3,203	–	–	–	3,203
Note and warrant conversion	–	–	–	–	–	–	27,107	3	108,422	–	–		108,425
Net Loss	–	–	–	–	–	–	–	–	–	–	–	(2,280,180)	(2,280,180)
Balance, at September 30, 2022	31,413	$493,869	61,688	$4,935,040	–	$–	9,271,639	$927	$206,355,362	37,500	$(1,350,000)	$(208,236,095)	$2,199,103

continued

F-4

Mobiquity Technology, Inc.

Condensed Consolidated Statements of Stockholders' Equity (Unaudited)

September 30, 2022

	Mezzanine		Series E		Series C				Additional				Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Treasury Shares		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity
Balance, at January 1, 2021 (restated)	56,413	$868,869	61,688	$4,935,040	1,500	$15,000	2,803,685	$282	$182,529,005	37,500	$(1,350,000)	$(184,111,511)	$2,886,685
Common stock issued for services	–	–	–	–	–	–	10,000	–	81,825	–	–	–	81,825
Common stock issued for cash	–	–	–	–	–	–	91,502	10	548,980	–	–	–	548,990
Stock based compensation	–	–	–	–	–	–	–	–	142,221	–	–	–	142,221
Net Loss	–	–	–	–	–	–	–	–	–	–	–	(2,355,158)	(2,355,158)
Balance, at March 31, 2021 (restated)	56,413	$868,869	61,688	$4,935,040	1,500	$15,000	2,905,187	$292	$183,302,031	37,500	$(1,350,000)	$(186,466,669)	$1,304,563
Common stock issued for services	–	–	–	–	–	–	5,000	–	37,975	–	–	–	37,975
Common stock issued for cash	–	–	–	–	–	–	58,334	6	349,994	–	–	–	350,000
Stock based compensation	–	–	–	–	–	–	–	–	55,392	–	–	–	55,392
Notes converted to common stock	–	–	–	–	–	–	92,761	9	451,993	–	–	–	452,002
Original issue discount shares	–	–	–	–	–	–	39,500	5	268,145	–	–	–	268,150
Net Loss	–	–	–	–	–	–	–	–	–	–	–	(1,873,523)	(1,873,523)
Balance, at June 30, 2021 (restated)	56,413	$868,869	61,688	$4,935,040	1,500	$15,000	3,100,782	$312	$184,465,530	37,500	$(1,350,000)	$(188,340,192)	$594,559
Common stock issued for services	–	–	–	–	–	–	7,500	–	53,500	–	–	–	53,500
Common stock issued for cash	–	–	–	–	–	–	–	–	–	–	–	–	–
Note conversions	–	–	–	–	–	–	130,904	13	702,486	–	–	–	702,499
Original issue discount shares	–	–	–	–	–	–	55,900	9	455,872	–	–	–	455,881
Conversion Series C preferred stock	–	–	–	–	(1,500)	$(15,000)	375,000	38	14,962	–	–	–	–
Stock based compensation	–	–	–	–	–	–	–	–	717,168	–	–	–	717,168
Net Loss	–	–	–	–	–	–	–	–	–	–	–	$(3,475,342)	(3,475,342)
Balance, at September 30, 2021 (restated)	56,413	$868,869	61,688	$4,935,040	–	$–	3,670,086	$372	$186,409,518	37,500	$(1,350,000)	$(191,815,534)	$(951,735)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

Mobiquity Technology, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2022	2021 (as restated)

Cash Flows from Operating Activities:
Net loss	$(5,791,201)	$(7,704,023)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,045	5,555
Amortization of intangibles	450,551	1,350,551
Stock issued for services	84,500	173,300
Loss on fixed asset disposal	3,673	–
Loss on debt extinguishment - related party	855,296	–
Gain on settlement of liability	(389,495)	–
Stock based compensation	59,687	914,781
Warrants issued for services	12,724	–
Stock issued with short-term convertible notes	–	1,753,032
Gain on forgiveness of debt	–	(265,842)
Inducement expense	101,000	–
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(592,362)	1,013,223
(Increase) decrease in prepaid expenses and other assets	(10,125)	43,787
Increase (decrease) in accounts payable and accrued expenses	(294,284)	(201,613)
Net cash used in operating activities	(5,502,991)	(2,917,249)

Investing Activities
Purchase of property and equipment	(8,004)	–
Net cash used in investing activities	(8,004)	–

Financing Activities
Proceeds from the issuance of notes payable	–	2,868,500
Common stock issued for cash, net	1,137,500	898,990
Repayment on notes payable	(156,504)	(716,918)
Net cash provided by financing activities	980,996	3,050,572

Net change in cash	(4,529,999)	133,323

Cash - beginning of period	5,385,245	602,182

Cash - end of period	$855,246	$735,505

Supplemental disclosure of cash flow Information
Cash paid for interest	$145,052	$303,643
Cash paid for taxes	$2,420	$2,005

Supplemental disclosure of non-cash investing and financing activities:
Conversion of debt to common stock and warrants	$2,812,500	$856,155

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

MOBIQUITY TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Mobiquity Technologies, Inc. (“Mobiquity,” “we,” “our” or “the Company”), and its operating subsidiaries, is a next generation location data intelligence company. The Company provides precise unique, at-scale location data and insights on consumer’s real-world behavior and trends for use in marketing and research. We provide one of the most accurate and scaled solutions for mobile data collection and analysis, utilizing multiple geo-location technologies. The Company is seeking to implement several new revenue streams from its data collection and analysis, including, but not limited to, Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research. We also are a developer of advertising and marketing technology focused on the creation, automation, and maintenance of an advertising technology operating system (or ATOS). The ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages and runs digital advertising campaigns.

The parent (Mobiquity Technologies, Inc.) and subsidiaries are organized as follows:

Company Name	State of Incorporation
Mobiquity Technologies, Inc.	New York
Mobiquity Networks, Inc.	New York
Advangelists, LLC	Delaware

Liquidity, Going Concern and Management’s Plans

These condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying condensed consolidated financial statements, for the nine months ended September 30, 2022, the Company had:

•	Net loss of $5,791,201; and
•	Net cash used in operations was $5,502,991

Additionally, at September 30, 2022, the Company had:

•	Accumulated deficit of $208,236,095
•	Stockholders’ equity of $2,199,103, and
•	Working capital of $182,150

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company has cash on hand of $855,246 at September 30, 2022.

The Company has incurred significant losses since its inception in 1998 and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the nine months ended September 30, 2022, and our current capital structure including equity-based instruments and our obligations and debts.

F-7

Without sufficient revenues from operations, if the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. The Company may explore obtaining additional capital financing and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these condensed consolidated financial statements are issued. These condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Execution of business plan focused on technology growth and improvement,
•	Seek out equity and/or debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders and investors will continue to advance capital to the Company or that the new business operations will be profitable.
•	Continuing to explore and execute prospective partnering or distribution opportunities,
•	Identifying unique market opportunities that represent potential positive short-term cash flow.

Coronavirus (“COVID-19”) Pandemic

During the three months and nine months ended September 30, 2022, the Company’s financial results and operations were not materially adversely impacted by the COVID-19 pandemic. However, in the prior two (2) years, the Company suffered from the Pandemic and drastically curtailed its operations. The extent to which the Company’s future financial results could be impacted by the COVID-19 pandemic depends on future developments that are highly uncertain and cannot be predicted at this time. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities.

These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”) and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 30, 2022, and the results of operations and cash flows for the periods presented. The results of operations for the three months and nine months ended September 30, 2022, are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 2021, filed with the SEC on December 1, 2022.

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

F-8

Principles of Consolidation

These condensed consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as a single reporting segment.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material. Significant estimates include the fair value of equity instruments issued for services, valuation allowance of deferred tax assets, and useful life of intangible assets.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

•	Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
•	Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

F-9

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

As of September 30, 2022 and December 31, 2021, the Company does not have any financial instruments measured on a recurring or nonrecurring basis at fair value.

The Company’s financial instruments, including cash, accounts receivable, and accounts payable and accrued expenses are carried at historical cost. At September 30, 2022 and December 31, 2021, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. The fair value of the Company’s convertible notes payable and notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the condensed consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At September 30, 2022 and December 31, 2021, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. At September 30, 2022 and December 31, 2021, the Company did not experience any losses on cash balances in excess of FDIC insured limits. At September 30, 2022, and December 31, 2021, the Company exceeded FDIC insured limits by $582,321 and $5,103,273, respectively.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral. Two of our customers combined accounted for approximately 45% of accounts receivable. In addition, two customers combined accounted for approximately 48% of the Company’s revenue for the nine months ended September 30, 2022.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

Allowance for doubtful accounts was $820,990 at September 30, 2022 and December 31, 2021. This allowance relates to receivables generated in previous years for which collection is uncertain as the customers have been adversely impacted by COVID-19.

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying condensed consolidated statements of operations.

F-10

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Goodwill

The Company’s goodwill of $1,352,865 represents the excess of the consideration transferred for acquired businesses over the fair value of the underlying identifiable net assets. Goodwill is not amortized but instead, it is tested for impairment at least annually. In the event that management determines that the value of goodwill has become impaired, the Company will record a charge in an amount equal to the excess of the reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit during the fiscal quarter in which the determination is made.

The Company performs its annual impairment tests of goodwill as of December 31st of each year, or more frequently, if certain indicators are present. Goodwill is required to be tested for impairment at the reporting unit level. A reporting unit is an operating segment or one level below the operating segment level, which is referred to as a component. Management identifies its reporting units by assessing whether components (i) have discrete financial information available, (ii) engage in business activities, and (iii) whether a segment manager regularly reviews the component’s operating results. Net assets and goodwill of acquired businesses are allocated to the reporting unit associated with the acquired business based on the anticipated organizational structure of the combined entities. If two or more components are deemed economically similar, those components are aggregated into one reporting unit when performing the annual goodwill impairment review. The Company has one reporting unit as of December 31, 2021.

Intangible Assets

In December 2018, the Company acquired the majority of its intangible assets through its acquisition of Advangelists LLC. The Company amortizes its identifiable definite-lived intangible assets over a period of 5 years. See Note 3 for further details.

In 2020 and 2021, the Company identified triggering events due to the reduction in its projected revenue from adverse economic conditions caused by the COVID-19 pandemic and uncertainty for recovery given the volatility of the capital markets. The Company performed impairment assessments of its ATOS Platform intangible asset in December 2020 and determined that the carrying value of the asset exceeded its fair value by an estimate of $4,000,000. A similar assessment was performed in December 2021 resulting in additional impairment of $3,600,000. Both charges were recognized in the fourth quarter of each fiscal year for a total loss on impairment of $7,600,000, which resulted in the asset being written down to a net book value of zero.

F-11

Derivative Liabilities

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The Company uses a binomial model to determine fair value.

Upon conversion of a note where the embedded conversion option has been bifurcated and accounted for as a derivative liability, the Company records the shares at fair value, relieves all related notes, derivatives, and debt discounts, and recognizes a net gain or loss on debt extinguishment. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. As of September 30, 2022, and December 31, 2021, the Company had no derivative liabilities.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are amortized to interest expense in the condensed consolidated statements of operations, over the life of the underlying debt instrument, with the unamortized portion reported net with related principal outstanding on the condensed consolidated balance sheet.

Revenue Recognition

The Company’s revenues are generated from internet advertising, the Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (ASC 606). In accordance with ASC 606, revenue is recognized when promised services are transferred to a customer. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services (performance obligations), the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation. Currently, the Company does not have any contracts that contain multiple performance obligations.

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of September 30, 2022, and 2021, respectively, contained a significant financing component.

F-12

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. Currently, the Company does not have any contracts that contain multiple performance obligations.

Recognize revenue when or as the Company satisfies a performance obligation.

The Company satisfies performance obligations at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 90 days.

Contract Liabilities

Contract liabilities represent deposits made by customers before the satisfaction of performance obligation and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized.

Revenues

All revenues recognized was from internet advertising for all periods ended September 30, 2022, and September 30, 2021.

Advertising

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the condensed consolidated statements of operations.

The Company recognized $0 and $159 in marketing and advertising costs during the nine months ended September 30, 2022, and 2021, respectively.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

F-13

When determining fair value of stock-based compensation, the Company considers the following assumptions in the Black-Scholes model:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

Stock Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date and records fair value as expense over the requisite service period or at the date of issuance if there is not a service period.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of September 30, 2022, and December 31, 2021, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the nine months ended September 30, 2022, and 2021, respectively.

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the periods presented.

Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. In the event of a net loss, diluted loss per share is the same as basic loss per share since the effect of the potential common stock equivalents upon conversion would be anti-dilutive.

The following potentially dilutive equity securities outstanding as of September 30, 2022, and 2021 were as follows:

	September 30, 2022	September 30, 2021
Convertible notes payable and accrued interest	–	801,250
Stock Options	1,162,721	301,845
Warrants	4,680,050	472,886
Total common stock equivalents	5,842,771	1,575,981

F-14

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent Accounting Pronouncements

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our consolidated financial position, results of operations, stockholders’ equity, cash flows, or presentation thereof.

Credit Losses: In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 replaces the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires the use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. In May 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting ASU 2016-13. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt ASU No. 2019-05 in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the expected impact of adopting ASU 2016-13 on its consolidated financial statements and disclosures.

Accounting for Contract Assets and Contract Liabilities from Contracts with Customers: In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). Under ASU 2021-08, an acquirer in a business combination must apply ASC 606 principles when recognizing and measuring acquired contract assets and contract liabilities. The provisions of ASU 2021-08 are applicable for the Company for fiscal years and interim periods beginning after December 15, 2022. The Company is currently evaluating the impact of ASU 2021-08 on its consolidated financial statements and related disclosures.

Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions: On September 30, 2022, the FASB issued ASU 2022-03 (“ASU 2022-03”), which clarifies the guidance in Topic 820 on the fair value measurement of an equity security that is subject to contractual restrictions that prohibit the sale of an equity security. The ASU also requires specific disclosures related to such an equity security, including (1) the fair value of such equity securities reflected in the balance sheet, (2) the nature and remaining duration of the corresponding restrictions, and (3) any circumstances that could cause a lapse in the restrictions. ASU 2022-03 clarifies that a “contractual restriction prohibiting the sale of an equity security is a characteristic of the reporting entity holding the equity security” and is not included in the equity security’s unit of account. Accordingly, an entity should not consider the contractual sale restriction when measuring the equity security’s fair value (i.e., the entity should not apply a discount related to the contractual sale restriction, as stated in ASC 820-10-35-36B as amended by the ASU). The ASU also prohibits an entity from recognizing a contractual sale restriction as a separate unit of account. For public business entities, ASU 2022-03 is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of ASU 2022-03 on its consolidated financial statements and related disclosures.

Recently Adopted Accounting Pronouncement

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year.

We adopted this pronouncement on January 1, 2022; however, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

Reclassification

Certain prior period amounts have been reclassified for consistency with current period presentation. These reclassifications had no effect on the reported results of operations and primarily consisted of classifying stock-based compensation within general and administrative expense rather than presenting separately.

F-15

NOTE 3: RESTATEMENT

On December 1, 2022, the Company filed its Annual Report on Form 10-K/A (Amendment No. 2), effectively restating its previously issued financial statements for the annual periods ended December 31, 2021 and 2020, and the quarterly periods within such years.

As a result of the restatements disclosed in Amendment No. 2 of the 2021 Form 10-K/A, the quarterly financial statements for the periods ended March 31, 2022 and June 30, 2022 are being effectively restated in this current Form 10-Q for the quarter ended September 30, 2022, as follows:

	As of March 31, 2022
Balance Sheet Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$207,172,747	$(3,089,809)	$204,082,938
Accumulated deficit	$(207,974,747)	$3,089,809	$(204,884,938)
Total Stockholders' Equity	$3,277,709	$–	$3,277,709

	As of June 30, 2022
Balance Sheet Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$208,670,675	$(3,590,309)	$205,080,366
Accumulated deficit	$(209,546,224)	$3,590,309	$(205,955,915)
Total Stockholders' Equity	$3,204,201	$–	$3,204,201

	Three Months Ended June 30, 2022
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
General and administrative expenses	$2,255,965	$(500,500)	$1,755,465
Loss from operations	$(1,008,780)	$500,500	$(508,280)
Net loss	$(1,571,477)	$500,500	$(1,070,977)
Net loss per share – basic and diluted	$(0.20)		$(0.13)

	Six Months Ended June 30, 2022
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
General and administrative expenses	$4,784,554	$(500,500)	$4,284,054
Loss from operations	$(3,301,327)	$500,500	$(2,800,827)
Net loss	$(4,011,521)	$500,500	$(3,511,021)
Net loss per share – basic and diluted	$(0.50)		$(0.44)

	Six Months Ended June 30, 2022
Cash Flow Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Net loss	$(4,011,521)	$500,500	$(3,511,021)
Stock-based compensation	$543,754	$(500,500)	$43,254
Net cash used in operating activities	$(3,054,760)	$–	$(3,054,760)

F-16

The Company erroneously recorded a total of $500,500 in stock-based compensation expense during the quarter ended June 30, 2022 pursuant to three stock option awards granted in April 2019. The expense associated with these awards should have been fully recognized during the year ended December 31, 2021 based on the requisite service periods underlying the option awards. This adjustment is reflected in the restated accounts for the year ended December 31, 2021, and all affected and restated quarterly periods within fiscal years 2020 and 2021, as disclosed in the Annual Report on Form 10-K/A (Amendment No. 2) for the years ended December 31, 2021 and 2020 filed with the SEC on December 1, 2022. All other adjustments to additional paid-in capital and accumulated deficit, totaling $3,089,809, relate to adjustments recorded prior to January 1, 2022 as discussed in the Form 10-K/A (Amendment No. 2).

NOTE 4 – INTANGIBLE ASSETS

The Company’s identifiable intangible assets, other than goodwill, consists of customer relationships and the ATOS Platform.

The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of ad time slots (known as digital real estate) targeted at users while engaged on their connected TV, computer, or mobile device, and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by the using ads in both image and video formats (known as rich media) to increase their customer base and foot traffic to their physical locations.

The Company’s intangible asset balances, including accumulated amortization, are as follows:

	Useful Lives	September 30, 2022	December 31, 2021

Customer relationships	5 years	$3,003,676	$3,003,676
Less accumulated amortization		(2,207,208)	(1,756,657)
Net carrying value		$796,468	$1,247,019

The ATOS platform was determined to be fully impaired as of December 31, 2021. During the nine months ended September 30, 2022, the Company recognized $450,551 of amortization expense related to the intangible assets which is included in general and administrative expenses on the condensed consolidated statements of operations.

Future amortization, for the years ending December 31, is as follows:

2022 (balance of 2022)	$150,184
2023	600,735
2024	45,549
Total	$796,468

F-17

NOTE 5 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Summary of notes payable and convertible notes payable:

	September 30, 2022	December 31, 2021
Convertible Note Payable - Related Party (d)	$–	$2,562,500
Small Business Administration (a)	150,000	150,000
Convertible Notes (c)	–	250,000
Notes Payable – Accounts Receivable Factoring (b)	–	156,504
Total Debt	150,000	3,119,004
Current portion of debt	–	656,504
Long-term portion of debt	$150,000	$2,462,500

__________________

(a)	The Company received an Economic Injury Disaster Loan from the SBA which carries a thirty-year term, and a three-point seven five percent interest rate, maturity date is July of 2050. Total accrued and unpaid interest on the debt was $9,832 at September 30, 2022 and is included in accounts payable and accrued expenses on the accompanying balance sheet.

(b)	Business Capital Providers, Inc. purchased certain future receivables from the Company at a discount under agreements dated July of 2021. All loans have been repaid in full as of September 30, 2022.

(c)

Several private investors, who were unaffiliated shareholders of the Company and accredited investors as provided under Regulation D Rule 501 promulgated under the Securities Act of 1933, provided financing under convertible debt agreements during the period June 2021 through September 2021 pursuant to subscription agreements. During the nine months ended September 30, 2022, one investor agreed to convert $150,000 of debt principal at a reduced conversion rate of $2.00 per share under an induced conversion arrangement that included an explicit time limit of two dates at the reduced rate. The conversion resulted in the issuance of 75,000 shares of common stock and recognition of $101,000 in inducement expense.

The remaining $100,000 in principal relates to three individual convertible notes bearing interest at 10% per annum and having a maturity date of July 1, 2022. The promissory notes contain an automatic conversion feature, effectively converting all outstanding and unpaid principal on the maturity date at a conversion rate of $4.00 per share. On July 1, 2022, the convertible notes and accrued interest of $8,425 were converted into 27,107 common shares at the $4.00 conversion rate. The outstanding principal and accrued interest were classified to additional paid-in capital upon conversion.

(d)	Gene Salkind, who is a director of the Company, and an affiliate of Dr. Salkind executed 15% Senior Secured Convertible Promissory Notes in September 2019. The convertible promissory notes have the following terms, as amended:

•	The Salkind lenders may convert the notes at any time at a conversion rate of $4.00.

•	The Company may convert the notes at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Notes) of the Company’s common stock is above $4.00 per share.

Upon conversion of the debt principal, the Company is to issue warrants to the debt holders for the purchase of common shares of the Company. The number of shares granted under the warrants is equivalent to 50% of the total shares issued under the debt principal converted. The warrants are immediately exercisable at a price of $4.00 per share through September 2029.

F-18

The notes contained customary events of default, which, if uncured, entitle the holders to accelerate payment of the principal and all accrued and unpaid interest under their notes.

During the nine months ended September 30, 2022, the debt holders converted all the remaining $2,052,500 of outstanding debt in two separate conversion transactions at mutually and board approved reduced conversion prices of $1.50 and $1.25 per share which also resulted in additional warrants being issued due to 50% warrant coverage based on the total shares issued. A total of 1,776,333 restricted common shares and warrants to purchase 888,166 restricted common shares at an exercise price of $4.00 per share through September 2029 were issued in connection with these conversions. The Company determined that these transactions resulted in debt extinguishment accounting under Accounting Standards Codification 470-50, Debt Modifications and Extinguishments. As a result, the Company recorded a total loss on debt extinguishment for the nine months ended September 30, 2022, of $855,296, which represented the excess of the debt reacquisition price over its carrying value at the time of the conversions. Accrued and unpaid interest on the Salkind convertible notes of $235,563 remains outstanding at September 30, 2022 and is included in accounts payable and accrued expenses on the accompanying balance sheet which can be converted at the original conversion rate of $4.

NOTE 6 – STOCKHOLDERS’ EQUITY

Shares Issued for Cash

During the nine months ended September 30, 2022, the Company issued 882,448 shares of common stock for $1,137,500 of cash proceeds. During the nine months ended September 30, 2021, the Company issued 149,836 shares of common stock for $898,990 of cash proceeds.

Shares Issued for Services

During the nine months ended September 30, 2022, the Company issued 50,000 shares of common stock, at $1.69 per share for $84,500 in exchange for services rendered. During the quarter ended September 30, 2021, the Company issued 10,000 shares of common stock, at $7.50 to $9.73 per share for $81,825 in exchange for services rendered.

Shares issued upon conversion of debt:

During the nine months ended September 30, 2022, Dr. Gene Salkind, his wife, and a trust converted an aggregate of $2,562,500 of secured debt in exchange for 1,776,333 shares of common stock as well as warrants to purchase 888,166 shares of common stock at an exercise price of $4.00 per share through September 2029, see Note 5.

During the nine months ended September 30, 2022, a lender also converted $150,000 of debt into 75,000 shares of common stock at a reduced exercise price of $2.00 per share. The Company recorded an inducement expense of $101,000, see Note 5.

During the nine months ended September 30, 2022, the three remaining convertible notes automatically converted $100,000 of outstanding debt and accrued interest of $8,425 into 27,107 shares of common stock at a conversion price of $4.00 per share, see Note 5.

NOTE 7 – STOCK OPTION PLANS AND WARRANTS

Stock Options

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) for the granting of up to 5,000 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 10,000 shares. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 10,000 shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 and shall be known as the 2009 Employee Benefit and Consulting Services Compensation Plan (the “2009 Plan”). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 25,000 shares. In February 2015, the Board approved, subject to stockholder approval within one year, an increase in the number of shares under the 2009 Plan to 50,000 shares; however, stockholder approval was not obtained within the requisite one year and the anticipated increase in the 2009 Plan was canceled. In the first quarter of 2016, the Board approved, and stockholders ratified a 2016 Employee Benefit and Consulting Services Compensation Plan covering 25,000 shares (the “2016 Plan”) and approving moving all options which exceeded the 2009 Plan limits to the 2016 Plan. In December 2018, the Board of Directors adopted and in February 2019. the stockholders ratified the 2018 Employee Benefit and Consulting Services Compensation Plan covering 75,000 shares (the “2018 Plan”). On April 2, 2019, the Board approved the “2019 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 150,000 shares. The 2019 Plan required stockholder approval by April 2, 2020, to be able to grant incentive stock options under the 2019 Plan. On October 13, 2021, the Board approved the “2021 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 1,100,000 post-split shares. The 2005, 2009, 2016, 2018, 2019 and 2021 plans are collectively referred to as the “Plans.”

F-19

In March of 2022, Anne S. Provost was elected to the board of directors and was granted 25,000 options from the Company’s 2021 stock option plan with immediate vesting, at an exercise price of $4.57, and expiration of December 2031.

In April of 2022, Dean Julia was granted 12,500 options from the Company’s 2021 stock option plan with immediate vesting, at an exercise price of $1.55, and expiration of April 2031.

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 “Stock Compensation”. Previously, such assumptions were determined based on historical data. The weighted average assumptions made in calculating the fair values of options granted during the nine months ended September 30, 2022, and September 30, 2021 are as follows:

Nine Months Ended September 30
	2022	2021
Expected volatility	79.95 - 133.53%	–
Expected dividend yield	–	–
Risk-free interest rate	2.14 - 2.50%	–
Expected life (in years)	5.00 - 7.25	–

	Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2022	1,135,909	$16.69	8.39	$–
Granted	37,500	$3.56	8.97	$–
Cancelled and expired	(10,688)	$21.77	–	$–

Outstanding, September 30, 2022	1,162,721	$16.22	7.69	$–

Options exercisable, September 30, 2022	1,154,483	$16.16	7.68	$–

The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2022, was $1.09.

The aggregate intrinsic value of options outstanding and options exercisable at September 30, 2022 is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices, that were lower than the $1.16 closing price of the Company's common stock on September 30, 2022.

The Company’s results for the quarters ended September 30, 2022, and September 30, 2021, include employee share-based compensation expense totaling $7,854 and $180,774, respectively. Such amounts have been included in the condensed consolidated statements of operations within general and administrative expenses. The Company’s results for the nine months ended September 30, 2022, and September 30, 2021, include employee share-based compensation expense totaling $59,687 and $197,613 respectively. Such amounts have been included in the condensed consolidated statements of operations within general and administrative expenses

As of September 30, 2022, the unamortized compensation cost related to unvested stock option awards is $21,396, expected to be recognized in fiscal year 2023.

F-20

Warrants

During the nine months ended September 30, 2022, the Company issued 11,250 warrants to a consulting company and 888,166 were issued for the conversion of secured convertible notes to a related party (see Note 5 for the accounting for these warrants) for a total issuance of 899,416.

Effective January 2022, the Company entered into a consulting agreement in which the consultant was paid a total of 11,250 warrants during the nine-month period ended September 30, 2022 for such services. The total fair value of the warrants issued to the consultant totaled $12,724 and was recognized as general and administrative expense on the accompanying condensed consolidated statement of operations.

The weighted average assumptions made in calculating the fair value of warrants granted during the three and nine months ended September 30, 2022, and 2021 are as follows:

	Nine Months Ended September 30
	2022	2021
Expected volatility	133.65 - 191.56%	144.81%
Expected dividend yield	–	–
Risk-free interest rate	1.62 - 4.06%	0.81%
Expected life (in years)	3 - 5	5

	Warrant Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2022	3,800,202	$15.19	4.68	$–
Granted	899,416	$4.01	8.87	$–
Expired	(19,568)	$22.73	–	$–
Outstanding, September 30, 2022	4,680,050	$13.01	4.98	$–
Warrants exercisable, September 30, 2022	4,680,050	$13.01	4.98	$–

The weighted-average grant-date fair value of warrants granted during the nine months ended September 30, 2022 and 2021 was $1.13 and $1.30, respectively.

NOTE 8 – LITIGATION

In a Current Report on Form 8-K filed by the Company on March 23, 2022, the Company reported the termination of the Employment Agreement of Donald (Trey) Barrett III as Chief Operations and Strategy Officer. On April 12, 2022, Mr. Barrett commenced an arbitration against the Company before the American Arbitration Association alleging among other things that the Company terminated Mr. Barrett without cause in breach of the Employment Agreement. On August 12, 2022, the Company and Mr. Barrett reached a settlement in which, among other things, the Company and Mr. Barrett mutually deemed that the termination was not for-cause, the Company agreed to pay Mr. Barrett a sum which is not material to the business or financial condition of the Company, and Mr. Barrett’s non-competition restrictive covenant was canceled. The amount was paid in full settlement of the liability as of September 30, 2022 and the expense is included in general and administrative expenses on the accompanying condensed consolidated statement of operations.

NOTE 9 – SUBSEQUENT EVENTS

On November 2, 2022, we sold 40,000 restricted common shares for $50,000 in cash proceeds.

F-21

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Mobiquity Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mobiquity Technologies, Inc. as of December 31, 2021, and 2020, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Restatement of December 31, 2021 Financial Statements

As discussed in Note 3 to the financial statements, the financial statements have been restated to correct certain misstatements.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

F-22

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue recognition — identification of contractual terms in certain customer arrangements

As described in Note 2 to the consolidated financial statements, management assesses relevant contractual terms in its customer arrangements to determine the transaction price and recognizes revenue upon transfer of control of the promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Management applies judgment in determining the transaction price which is dependent on the contractual terms. In order to determine the transaction price, management may be required to estimate variable consideration when determining the amount and timing of revenue recognition.

The principal considerations for our determination that performing procedures relating to the identification of contractual terms in customer arrangements to determine the transaction price is a critical audit matter are there was significant judgment by management in identifying contractual terms due to the volume and customized nature of the Company’s customer arrangements. This in turn led to significant effort in performing our audit procedures which were designed to evaluate whether the contractual terms used in the determination of the transaction price and the timing of revenue recognition were appropriately identified and determined by management and to evaluate the reasonableness of management’s estimates.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the revenue recognition process, including those related to the identification of contractual terms in customer arrangements that impact the determination of the transaction price and revenue recognition. These procedures also included, among others, (i) testing the completeness and accuracy of management’s identification of the contractual terms by examining customer arrangements on a test basis, and (ii) testing management’s process for determining the appropriate amount and timing of revenue recognition based on the contractual terms identified in the customer arrangements.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor from 2018 to 2022

Lakewood, CO

March 29, 2022, except for the effects of the restatement disclosed in Note 3, as to which the date is November 28, 2022

F-23

Mobiquity Technologies, Inc.

Consolidated Balance Sheets

(As Restated)

	December 31, 2021 (Restated)	December 31, 2020 (Restated)

Assets
Current Assets
Cash	$5,385,245	$602,182
Accounts receivable, net	388,112	1,698,719
Prepaid expenses and other current assets	11,700	46,396
Total Current Assets	5,785,057	2,347,297

Property and equipment (net of accumulated depreciation of $20,200 and $12,635, respectively)	20,335	21,428
Goodwill	1,352,865	1,352,865
Intangible assets (net of accumulated amortization of $4,156,657 and $3,355,922, respectively)	1,247,019	5,647,754

Other assets
Security deposits	–	9,000
Investment in corporate stock	–	91

Total Assets	$8,405,276	$9,378,435

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$2,367,600	$3,140,467
Notes payable	656,504	901,283
Total Current Liabilities	3,024,104	4,041,750

Long term portion convertible notes, net	2,462,500	2,450,000

Total Liabilities	5,486,604	6,491,750

Stockholders' Deficit
AAA Preferred stock; 4,930,000 and 5,000,000 authorized; $0.0001 par value 31,413 and 56,413 shares issued and outstanding at December 31, 2021 and December 31, 2020	493,869	868,869
Preferred stock Series C; $.0001 par value; 1,500 shares authorized 0 and 1,500 shares issued and outstanding at December 31, 2021 and December 31, 2020	–	15,000
Preferred stock Series E; 70,000 authorized; $80 par value 61,688 and 61,688 shares issued and outstanding at December 31, 2021 and December 31, 2020	4,935,040	4,935,040
Common stock: 100,000,000 authorized; $0.0001 par value 6,460,751 and 2,803,685 shares issued and outstanding at December 31, 2021 and December 31, 2020	652	282
Treasury stock $0.0001 par value 37,500 and 37,500 shares outstanding at December 31, 2021 and December 31, 2020	(1,350,000)	(1,350,000)
Additional paid in capital	201,284,007	182,529,005
Accumulated deficit	(202,444,894)	(184,111,511)
Total Stockholders' Equity	2,918,672	2,886,685
Total Liabilities and Stockholders' Equity	$8,405,276	$9,378,435

See notes to consolidated financial statements

F-24

Mobiquity Technologies, Inc.

Consolidated Statements of Operations of Comprehensive Loss

(As Restated)

	Year Ended
	December 31,
	2021	2020
	Restated	Restated

Revenue	$2,672,615	$6,184,010

Cost of Revenues	1,954,383	4,360,645

Gross Profit	718,232	1,823,365

General and administrative expenses	13,607,759	8,850,929

Loss from operations	(12,889,527)	(7,027,564)

Other Income (Expenses)
Impairment expense	(3,600,000)	(4,000,000)
Interest Expense	(1,417,268)	(715,262)
Amortization of debt discount/issue costs	(692,430)	–
Forgiveness of SBA – PPP loan	265,842	–
Unrealized gain (loss) on investments	–	(3,009)
Total Other Income (Expense)	(5,443,856)	(4,718,271)

Net Loss	$(18,333,383)	$(11,745,835)

Net Loss Per Common Share:
Basic and Diluted	$(5.47)	$(4.63)

Weighted Average Common Shares Outstanding, basic and diluted	3,351,335	2,537,811

See notes to consolidated financial statements

F-25

Mobiquity Technologies, Inc.

Consolidated Statement of Stockholders' Equity

(As Restated)

	Series AAA Preferred Stock		Series C Preferred Stock		Series E Preferred Stock		Common Stock		Additional Paid-in
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital
December 31, 2020 (as restated)	56,413	$868,869	1,500	$15,000	61,688	$4,935,040	2,803,685	$282	$182,529,005
Stock issued for services	–	–	–	–	–	–	265,000	25	1,158,001
Stock issued for cash and warrants - net of offering costs of $974,000 (as restated)	–	–	–	–	–	–	2,631,764	264	10,203,933
Stock based compensation (as restated)	–	–	–	–	–	–	–	–	4,635,224
Conversion of convertible debt to common stock	–	–	–	–	–	–	236,768	24	1,347,134
Stock issued with debt recorded as a debt discount	–	–	–	–	–	–	92,900	14	700,567
Warrants issued for interest expense (as restated)	–	–	–	–	–	–	–	–	320,188
Exercise of warrants for common stock (as restated)	–	–	–	–	–	–	49,384	4	(4)
Conversion of Series AAA, preferred stock	(25,000)	(375,000)	–	–	–	–	6,250	1	374,999
Conversion of Series C, preferred stock	–	–	(1,500)	(15,000)	–	–	375,000	38	14,962
Net loss (as restated)	–	–	–	–	–	–	–	–	–
December 31, 2021 (as restated)	31,413	$493,869	–	$–	61,688	$4,935,040	6,460,751	$652	$201,284,007

	Mezzanine		Series C Preferred Stock		Series E Preferred Stock				Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital
Balance, at January 1, 2020 (as restated)	46,413	$714,869	1,500	$15,000	65,625	$52,50,000	2,335,792	$234	$178,656,678
Common stock issued for services	–	–	–	–	–	–	38,125	3	547,448
Common stock issued for note conversion	–	–	–	–	–	–	1,919	–	30,794
Common stock issued for cash	–	–	–	–	–	–	340,786	40	1,477,000
Preferred stock series E	10,000	154,000	–	–	(3,937)	(314,960)	9,843	1	160,959
Warrant conversions	–	–	–	–	–	–	77,220	4	662,754
Stock based compensation	–	–	–	–	–	–	–	–	993,512
Net Loss	–	–	–	–	–	–	–	–	–
Balance, at December 31, 2020 (as restated)	56,413	$868,869	1,500	$15,000	61,688	$49,35,040	2,803,685	$282	$182,529,005

F-26

				Total
	Treasury Stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Deficit
December 31, 2020 (as restated)	37,500	$(1,350,000)	$(184,111,511)	2,886,685
Stock issued for services	–	–	–	1,158,026
Stock issued for cash and warrants - net of offering costs of $974,000 (as restated)	–	–	–	10,204,197
Stock based compensation (as restated)	–	–	–	4,635,224
Conversion of debt	–	–	–	2,004,432
Stock issued with debt recorded as a debt discount	–	–	–	700,581
Warrants issued for interest expense (as restated)	–	–	–	320,188
Exercise of warrants for common stock (as restated)	–	–	–	–
Conversion of Series AAA, preferred stock	–	–	–	–
Conversion of Series C, preferred stock	–	–	–	–
Net loss (as restated)	–	–	(18,333,383)	(18,333,383)
December 31, 2021 (as restated)	37,500	$(1,350,000)	$(202,444,894)	2,918,672

	Treasury Shares		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit
Balance, at January 1, 2020 (as restated)	37,500	(1,350,000)	$(172,365,676)	$10,921,105
Common stock issued for services	–	–	–	547,451
Common stock issued for note conversion	–	–	–	30,794
Common stock issued for cash	–	–	–	1,477,000
Preferred stock series E	–	–	–	–
Warrant conversions	–	–	–	662,758
Stock based compensation	–	–	–	993,512
Net Loss	–	–	(11,745,835)	(11,745,835)
Balance, at December 31, 2020 (as restated)	37,500	$(1,350,000)	$(184,111,511)	$2,886,685

See notes to consolidated financial statements

F-27

Mobiquity Technologies, Inc.

Consolidated Statements of Cash Flows

(As Restated)

	Year Ended December 31,
	2021	2020
	(As Restated)	(As Restated)
Operating activities
Net loss	$(18,333,383)	$(11,745,835)
Adjustments to reconcile net loss to net cash used in operations
Bad debt expense	434,390	306,000
Depreciation	7,565	6,271
Amortization of intangibles	800,735	1,800,736
Amortization of debt discount/issue costs	780,081	–
Recognition of share based compensation	4,635,224	993,512
Stock issued for services	1,158,026	547,451
Warrants issued for interest expense	320,188	–
Impairment of intangibles	3,600,000	4,000,000
Gain on forgiveness of PPP loan	(265,842)	–
Change in fair value of marketable securities	–	3,009
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	876,217	1,606,659
Prepaids and other	43,788	(26,196)
Increase (decrease) in
Accounts payable and accrued expenses	(774,311)	(778,371)
Net cash used in operating activities	(6,717,324)	(3,286,764)

Investing activities
Purchase of property and equipment	(6,472)	(6,599)
Net cash used in investing activities	(6,472)	(6,599)

Financing activities
Proceeds from issuance of notes payable - net	4,143,000	1,005,842
Repayments on notes payable	(2,840,337)	(490,115)
Proceeds from exercise of common stock warrants	–	662,754
Proceeds from stock and warrants issued for cash - net of offering costs	10,204,197	1,477,000
Net cash provided by financing activities	11,506,860	2,655,481

Net increase (decrease) in cash	4,783,063	(637,882)

Cash - beginning of year	602,182	1,240,064

Cash - end of year	$5,385,245	$602,182

Supplemental disclosure of cash flow information
Cash paid for interest	$424,616	$442,326
Cash paid for income tax	$2,065	$7,272

Supplemental disclosure of non-cash investing and financing activities
Conversion of Series AAA preferred stock to common stock	$375,000	$–
Conversion of Series C preferred stock into common stock	$15,000	$–
Conversion of Series E preferred stock into common stock	$–	$314,960
Exercise of warrants for common stock	$4	$–
Conversion of convertible debt into common stock	$2,004,432	$30,694

See notes to consolidated financial statements

F-28

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

NOTE 1: ORGANIZATION AND GOING CONCERN

We operate our business through two wholly owned subsidiaries, Advangelists, LLC and Mobiquity Networks, Inc. Our corporate structure is as follows:

Subsidiaries

Advangelists, LLC

Advangelists LLC operates our ATOS platform business.

We originally acquired a 48% membership interest and Glen Eagles Acquisition LP acquired a 52% membership interest in Advangelists in a merger transaction in December 2018 for consideration valued at $20 Million. At the time Glen Eagles was a shareholder of the Company, owning 412,500 shares of our common stock. The Company became, and remains, the sole manager of Advangelists following the merger with sole management power. In consideration for the merger:

•	Mobiquity issued warrants for 269,384 shares of common stock at an exercise price of $56 per share to the pre-merger Advangelists’ members, and, in February 2019, upon the attainment of the vesting threshold of Advangelists’ combined revenues for the months of December 2018 and January 2019 being at least $250,000, the Company transferred 9,209,722 shares of Gopher Protocol, Inc. common stock to the pre-merger Advangelists members. The Mobiquity warrants were valued at a total of $3,844,444, and the Gopher shares of common stock were valued at a total of $6,155,556.

•	Glen Eagles paid the pre-merger Advangelists members $10 million. $500,000 was paid at closing in cash (which the Company advanced on behalf of Glen Eagles without any agreement regarding repayment of the advance), and $9,500,000 was paid by Glen Eagles’ promissory note to Deepankar Katyal, as representative of pre-merger Advangelists members, payable in 19 monthly installments of $500,000 each.

F-29

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

The Company acquired 3% of the Advangelists’ membership interests from Glen Eagles in April 2019 in satisfaction of the Company’s $500,000 closing payment advance to Glen Eagles, resulting in Mobiquity owning 51% and Glen Eagles owning 49% of Advangelists.

In May 2019 the Company acquired the remaining 49% of Advangelists’ membership interests from Glen Eagles, becoming the 100% owner of Advangelists, in a transaction involving the Company, Glen Eagles, and Gopher Protocol, Inc. In that transaction, Gopher acquired the 49% Advangelists membership interest from Glen Eagles and assumed Glen Eagles’ promissory note to Deepankar Katyal, as representative of the pre-merger Advangelists owners, which had a remaining balance of $7,512,500, in satisfaction of indebtedness owed by Glen Eagles to Gopher. Concurrently with that transaction, the Company acquired the 49% of Advangelists membership interest from Gopher and assumed the promissory note in consideration. Additionally, warrants for 300,000 shares of Company common stock which are issuable upon the conversion of Mobiquity Class AAA preferred stock owned by Gopher were amended to provide for a cashless exercise. In September 2019, the assumed note, which then had a principal balance of $6,780,000, was amended and restated to provide that:

•	$5,250,000 of the principal was payable in 65,625 shares of the Company’s Class E Preferred Stock, which is convertible into 164,062.50 shares the Company’s common stock, plus warrants to purchase 82,031.25 Company shares of common stock, at an exercise price of $48 per share: and

•	$1,530,000 of the principal balance, plus all accrued and unpaid interest under the promissory note was payable in three monthly installments of $510,000 each.

The promissory note was paid in full in November 2019.

Mobiquity Networks, Inc.

We have established Mobiquity Networks, Inc and have operated it since January 2011. Mobiquity Networks started and developed as a mobile advertising technology company focused on driving foot-traffic throughout its indoor network and has evolved and grown into a next generation data intelligence company. Mobiquity Networks operates our data intelligence platform business.

Going Concern

These condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. As of December 31, 2021, and 2020, the Company had an accumulated deficit (as restated) of $202,444,894 and $184,111,511, respectively. The Company incurred net losses of $18,333,383 and $11,745,835 for the years ended December 31, 2021 and 2020, respectively. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. We may continue to incur operating and net losses in future periods. These losses may increase, and we may never achieve profitability for a variety of reasons, including increased competition, decreased growth in the unified advertising industry and other factors described elsewhere in this “Risk Factors” section. If we cannot achieve sustained profitability, our stockholders may lose all or a portion of their investment in our company.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The recently acquired Advangelists LLC has also incurred losses and experienced negative cash flows from operations during the most recent fiscal year. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional capital through private and public offerings of its common stock, and the attainment of profitable operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-30

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Reverse Stock Split

In September 2020, the Company filed a Certificate of Amendment the Articles of Incorporation with the Secretary of State of the state of New York to implement a 1 for 400 reverse stock-split of its common stock effective September 9, 2020. The reverse stock split did not cause an adjustment to the par value of common stock. As a result of the reverse stock split, the Company adjusted the share amounts under its employee incentive plans, outstanding options and common stock warrant agreements, treasury shares and preferred shares.

Impacts of COVID-19 to Business and the general economy

The Company’s financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 pandemic. Since March 2020, COVID -19 has caused a material and substantial adverse impact on our general economy and our business operations. It has caused there to be a substantial decrease in our sales, cancellations of purchase orders and has resulted in accounts receivables not being timely paid as anticipated. Further, it has caused us to have concerns about our ability to meet our obligations as they become due and payable. In this respect, our business is directly dependent upon and correlates closely to the marketing levels and ongoing business activities of our existing clients. If material adverse developments in domestic and global economic and market conditions adversely affect our clients’ businesses, such as COVID-19, our business and results of operations could (and in the case of COVID-19) equally suffer. Our results of operations are affected directly by the level of business activity of our clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. COVID-19 future widespread economic slowdowns in any of these markets, particularly in the United States, may negatively affect the businesses, purchasing decisions and spending of our clients and prospective clients, and payment of accounts receivable due us, which could result in reductions in our existing business as well as our new business development and difficulties in meeting our cash obligations as they become due. In the event of continued widespread economic downturn caused by COVID-19, we will likely continue to experience a reduction in projects, longer sales and collection cycles, deferral or delay of purchase commitments for our data products, processing functionality, software systems and services, and increased price competition, all of which could substantially adversely affect revenue and our ability to remain a going concern. In the event we remain a going concern, the impacts of the global emergence of Coronavirus disease (COVID-19) on our business, sources of revenues and then general economy, are currently not fully known. We are conducting business as usual with some modifications to employee work locations, and cancellation of certain marketing events, among other modifications. We lost a purchase order of more than one million dollars with major US sports organization. We have observed other companies taking precautionary and preemptive actions to address COVID-19 and companies may take further actions that alter their normal business operations. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, or local authorities or that we determine are in the best interests of our employees, customers, partners, suppliers and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers and prospects, although we do anticipate it to continue to negatively impact our financial results during fiscal years 2022 and 2023.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS – Mobiquity Technologies, Inc., a New York corporation (the “Company”), is the parent company of its operating subsidiaries; Mobiquity Networks, Inc. (“Mobiquity Networks”) and Advangelists, LLC (Advangelists). Mobiquity Networks has evolved and grown from a mobile advertising technology company focused on driving Foot-traffic throughout its indoor network, into a next generation location data intelligence company. Mobiquity Networks provides precise unique, at-scale location data and insights on consumer’s real-world behavior and trends for use in marketing and research. Mobiquity Networks provides one of the most accurate and scaled solution for mobile data collection and analysis, utilizing multiple geo-location technologies. Mobiquity Networks is seeking to implement several new revenue streams from its data collection and analysis, including, but not limited to, Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research. Advangelists is a developer of advertising and marketing technology focused on the creation, automation, and maintenance of an advertising technology operating system (or ATOS). Advangelists’ ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages and runs digital advertising campaigns.

F-31

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of ad time slots (known as digital real estate) targeted at users while engaged on their connected TV, computer or mobile device, and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by using ads in both image and video formats (known as rich media) to increase their customer base and foot traffic to their physical locations.

Advangelists’ marketplace engages with approximately 10 billion advertisement opportunities per day. Our sales and marketing strategy is focused on creating a de-fragmented operating system that makes it considerably more efficient and effective for advertisers and publishers to transact with each other. Our goal is to create a standardized and transparent medium.

Advangelists' technology is proprietary and has been developed internally. We own our technology.

Risks Related to Our Financial Results and Financing Plans

Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan related to technology. Management will continue to seek out equity and/or debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders and investors will continue to advance capital to the Company or that the new business operations will be profitable.

In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company that will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s efforts to raise equity and debt at acceptable terms or that the planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company. We disclose related party transactions that are outside of normal compensatory agreements, such as salaries or board of director fees. We consider the following individuals / companies to be related parties as of December 31, 2021:

Dean Julia - Principal Executive Officer President and Director

Sean McDonnell - Chief Financial Officer

Deepanker Katyal, Chief Executive Officer of Advangelists

Sean Trepeta – President of Mobiquity Networks and Secretary of the Company

Dr. Gene Salkind – Chairman of the Board of Directors

Michael Wright – Board of Directors

Anthony Iacovone – Board of Directors

Peter Zurkow – Board of Directors

F-32

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

PRINCIPLES OF CONSOLIDATION – The accompanying condensed consolidated financial statements include the accounts of Mobiquity Technologies, Inc., formerly known as Ace Marketing& Promotions, Inc., and its wholly owned subsidiary, Mobiquity Networks, Inc. and its wholly- owned subsidiary, Advangelists, LLC. All intercompany accounts and transactions have been eliminated in consolidation.

ESTIMATES – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS – The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

CONCENTRATION OF CREDIT RISK – Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables and cash and cash equivalents.

Concentration of credit risk with respect to trade receivables is generally diversified due to the large number of entities comprising the Company’s customer base and their dispersion across geographic areas principally within the United States. The Company routinely addresses the financial strength of its customers and, consequently, believes that its receivable credit risk exposure is limited. Our current receivables at December 31, 2021 consist of 55% held by six of our largest customers. Our current receivables at December 31, 2020 consist of 58% held by six of our largest customers.

The Company places its temporary cash investments with high credit quality financial institutions. At times, the Company maintains bank account balances which exceed FDIC limits. As of December 31, 2021, and December 31, 2020, the Company exceeded FDIC limits by $5,103,273, and $114,986, respectively.

REVENUE RECOGNITION

The Company accounts for revenue recognition in accordance with accounting guidance codified as FASB ASC 606 “Revenue from Contracts with Customers” (“ASC 606”), as amended, regarding revenue from contracts with customers. Under the standard an entity is required to recognize revenue to depict the transfer of promised goods to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods.

Under ASC 606, revenue is recognized at the same point in time, upon delivery of services, under both ASC Topic 605 and Topic 606, as applicable under the terms of the contract (i.e., performance obligations). In evaluating our contracts with our customers under ASC 606, we have determined that there is no future performance obligation once delivery has occurred.

The Company’s revenues are primarily derived from consideration paid by customers. There are no material upfront costs for operations that are incurred from contracts with customers.

The Company’s rights to payments for services transferred to customers are conditional only on the passage of time and not on any other criteria. Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 90 days.

ALLOWANCE FOR DOUBTFUL ACCOUNTS – Management must make estimates of the collectability of accounts receivable. Management specifically analyzes accounts receivable and analyzes historical bad debts, customer concentrations, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. As of December 31, 2021, and December 31, 2020, allowance for doubtful accounts were $820,990, and $386,600, respectively.

F-33

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

PROPERTY AND EQUIPMENT – Property and equipment are stated at cost. Depreciation is expensed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are being amortized using the straight-line method over the estimated useful lives of the related assets or the remaining term of the lease. The costs of additions and improvements, which substantially extend the useful life of a particular asset, are capitalized. Repair and maintenance costs are charged to expense. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the account and the gain or loss on disposition is reflected in operating income.

LONG LIVED ASSETS – In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. The Company recognized an impairment charge of $3,600,000 and $4,000,000 for the periods ended December 31, 2021, and December 31, 2020, respectively.

Transactions with major customers

During the year ended December 31, 2021, four customers accounted for approximately 31% of revenues. During the year ended December 31, 2020, five customers accounted for approximately 42% of revenues.

During the year ended December 31, 2021, five customers accounted for approximately 55% of receivables. During the year ended December 31, 2020, six customers accounted for approximately 58% of receivables.

ADVERTISING COSTS – Advertising costs are expensed as incurred. For the year ended December 31, 2021, and for the year ended December 31, 2020, there were advertising costs of $1,454 and $1,400 respectively.

ACCOUNTING FOR STOCK BASED COMPENSATION – Stock based compensation cost is measured at the grant date fair value of the award and is recognized as expense over the requisite service period. The Company uses the Black-Sholes option-pricing model to determine fair value of the awards, which involves certain subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”) and the number of options for which vesting requirements will not be completed (“forfeitures”). Changes in the subjective assumptions can materially affect estimates of fair value stock-based compensation, and the related amount recognized on the consolidated statements of operations. Refer to Note 9 “Stock Option Plans” in the Notes to Consolidated Financial Statements in this report for a more detailed discussion.

OFFERING COSTS (RESTATED) – Offering costs consist of legal, accounting, underwriting fees and other costs incurred in connection with the sale of the Company’s common stock. These costs are deducted from the total proceeds raised with a charge to additional paid-in capital.

BENEFICIAL CONVERSION FEATURES – Debt instruments that contain a beneficial conversion feature are recorded as deemed interest to the holders of the convertible debt instruments. The beneficial conversion is calculated as the difference between the fair values of the underlying common stock less the proceeds that have been received for the debt instrument limited to the value received.

INCOME TAXES – Deferred income taxes are recognized for temporary differences between financial statement and income tax basis of assets and liabilities for which income tax or tax benefits are expected to be realized in future years. A valuation allowance is established to reduce deferred tax assets, if it is more likely than not, that all or some portion of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

F-34

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We adopted the lease standard ACS 842 effective January 1, 2019, and have elected to use January 1, 2019, as our date of initial application. Consequently, financial information will not be updated, and disclosures required under the new standard will not be provided for periods presented before January 1, 2019, as these prior periods conform to the Accounting Standards Codification 840. We elected the package of practical expedients permitted under the transition guidance within the new standard. By adopting these practical expedients, we were not required to reassess (1) whether an existing contract meets the definition of a lease; (2) the lease classification for existing leases; or (3) costs previously capitalized as initial direct costs. As of December 31, 2021, we are not a lessor or lessee under any lease arrangements.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or result of operations.

NET LOSS PER SHARE

Basic net loss per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the impact of common shares issuable upon exercise of stock options and warrants. The number of common shares potentially issuable upon the exercise of certain options and warrants that were excluded from the diluted loss per common share calculation was approximately 4,925,000 common stock equivalents since these are anti-dilutive, as a result of a net loss for the year ended December 31, 2021.

RECLASSIFICATIONS (RESTATED)

Certain prior year amounts have been reclassified for consistency with the current year presentation due to the restatement.

F-35

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

NOTE 3: RESTATEMENT

The Company concluded it should restate its previously issued financial statements by amending its Amendment No. 1 to its Annual Report on Form 10-K, filed with the SEC on May 23, 2022.

The restated financial statements are indicated as “Restated” in the financial statements and accompanying notes, as applicable.

The restatements of the prior filings are the result of the following summarized transactions:

During 2020 and 2021, certain holders of the Company’s convertible debt converted debt principal into shares of common stock, or the Company sold shares of its stock for cash. For certain of these transactions, the Company recorded a “loss on sale of stock" and increased additional paid-in capital representing the difference in the per share sale or conversion price of the stock and the per share market value of the stock at the date of the transactions. For these types of transactions, the Company should not have recorded any gain or loss for the difference in the per share issuance price and market value. The converted or sold value should be netted against the debt amount settled at original conversion terms, or cash received, with the offset recorded to additional paid-in capital. The restatement resulted in a reduction of net loss and additional paid-in capital.

During Q2 2019, the Company granted a total of 23 million (57,500 post a 1-for-400 reverse stock split) warrant shares to three individuals which vest over a graded two-year period. The Company had been expensing, upon each graded vesting date, the fair value of the vested options as opposed to recognizing the expense straight-line over the entire vesting period for each vesting tranche. Further, the option was being expensed over a three-year vesting period, erroneously, as opposed to the contractual graded two-year vesting period. This resulted in significant differences in the timing of stock-based compensation recognition on an annual and quarterly basis.

The Company had warrants outstanding at December 31, 2019 that were issued in conjunction with its AAA Preferred Stock (the "AAA warrants”). In early 2020, the warrant holders exercised 11,755,200 (29,388 post a 1-for-400 reverse stock split) warrant shares. The Company proceeded to record "warrant expense" for the fair value of the warrants on the date they were exercised. Per generally accepted accounting principles, the accounting for such warrants should be done as of their grant date, not their exercise date. When warrants are exercised for cash under the original terms of the warrant agreement, assuming they are classified as equity when issued, the Company should record common stock and additional paid-in capital only for the amount of proceeds received. In addition to the AAA warrants, certain warrants were exercised by two non-affiliated individuals. The Company subsequently issued additional common shares to the non-affiliated individuals under the warrant exercises based on a lower strike price, resulting in additional shares issued to the warrant holders. Any value associated with the modification of the warrant terms would be considered a deemed dividend and reflected within stockholders’ equity and not to other expense.

During 2021, several debt holders received shares of common stock or an “equity kicker” in connection with the issuance of short-term promissory notes. The estimated value of the shares issued was reflected on the consolidated statements of operations as “loss on sale of stock". This should be presented as interest expense since the shares were issued with short-term promissory notes.

F-36

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Impact of the Restatement – December 31, 2020

	As of December 31, 2020
Balance Sheet Data	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$184,586,420	$(2,057,415)	$182,529,005
Accumulated deficit	$(186,168,926)	$2,057,415	$(184,111,511)
Total Stockholders' Equity	$2,886,685	$–	$2,886,685

	Year Ended December 31, 2020
Statement of Operations Data	As Previously Reported	Adjustment	As Restated
General and administrative	$9,204,465	$(353,536)	$8,850,929
Total operating expenses	$9,204,465	$(353,536)	$8,850,929
Loss from operations	$(7,381,100)	$353,536	$(7,027,564)
Proceeds from sale of warrants	$662,758	$(662,758)	$–
Warrant income (expense)	$(598,894)	$598,894	$–
Loss on sale of company stock	$(2,996,897)	$2,996,897	$–
Unrealized gain (loss) on investments	$–	$(3,009)	$(3,009)
Total other income (expense) - net	$(7,648,295)	$2,930,024	$(4,718,271)
Net loss	$(15,032,404)	$3,286,569	$(11,745,835)
Net loss per share - basic and diluted	$(5.92)		$(4.63)

	Year Ended December 31, 2020
Cash Flow Data	As Previously Reported	Adjustment	As Restated
Net loss	$(15,032,404)	$3,286,569	$(11,745,835)
Stock-based compensation	$1,347,048	$(353,536)	$993,512
Warrant expense	$1,472,368	$(1,472,368)	$–
Loss on conversion of debt to common stock	$30,694	$(30,694)	$–
Accounts payable and accrued expenses	$(778,375)	$4	$(778,371)
Net cash used in operating activities	$(4,716,739)	$1,429,975	$(3,286,764)
Proceeds from exercise of warrants	$–	$662,754	$662,754
Repayments on notes payable	$(520,809)	$30,694	$(490,115)
Common stock issued for cash, net	$3,600,423	$(2,123,423)	$1,477,000
Net cash provided by financing activities	$4,085,456	$(1,429,975)	$2,655,481
Supplemental disclosure of non-cash investing and financing activities
Common stock issued for conversion of convertible notes	$–	$30,694	$30,694
Conversion of Series E preferred stock to shares of common stock	$–	$314,960	$314,960

F-37

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Impact of the Restatement – December 31, 2021

	As of December 31, 2021
Balance Sheet Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$204,373,816	$(3,089,809)	$201,284,007
Accumulated deficit	$(205,534,703)	$3,089,809	$(202,444,894)
Total Stockholders' Equity (Deficit)	$2,918,672	$–	$2,918,672

	Year Ended December 31, 2021
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
General and administrative expenses	$13,982,877	$(375,118)	$13,607,759
Loss from operations	$(13,264,645)	$375,118	$(12,889,527)
Loss on debt extinguishment	$(657,276)	$657,276	$–
Total other income (expense) - net	$(6,101,132)	$657,276	$(5,443,856)
Net loss	$(19,365,777)	$1,032,394	$(18,333,383)
Net loss per share - basic and diluted	$(5.78)		$(5.47)

	Year Ended December 31, 2021
Cash Flow Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Net loss	$(19,365,777)	$1,032,394	$(18,333,383)
Stock-based compensation	$5,010,342	$(375,118)	$4,635,224
Loss on conversion of debt to common stock	$655,832	$(655,832)	$–
Net cash used in operating activities	$(6,717,324)	$–	$(6,717,324)
Net cash provided by investing activities	$(6,472)	$–	$(6,472)
Net cash provided by financing activities	$11,506,860	$–	$11,506,860

F-38

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Impact of the Restatement - Quarterly Interim Periods (Unaudited)

	As of March 31, 2020
Balance Sheet Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$178,560,444	$1,604,482	$180,164,926
Accumulated deficit	$(173,572,315)	$(1,604,482)	$(175,176,797)
Total Stockholders' Equity	$9,303,275	$–	$9,303,275

	As of June 30, 2020
Balance Sheet Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$180,625,860	$(68,575)	$180,557,285
Accumulated deficit	$(178,155,775)	$68,575	$(178,087,200)
Total Stockholders' Equity	$6,939,234	$–	$6,939,234

	As of September 30, 2020
Balance Sheet Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$184,231,046	$(2,101,143)	$182,129,903
Accumulated deficit	$(182,116,945)	$2,101,143	$(180,015,802)
Total Stockholders' Equity	$6,583,288	$–	$6,583,288

	As of March 31, 2021
Balance Sheet Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$185,234,064	$1,932,033	$183,302,031
Accumulated deficit	$(188,398,702)	$(1,932,033)	$(186,466,669)
Total Stockholders' Equity	$1,304,563	$–	$1,304,563

	As of June 30, 2021
Balance Sheet Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$187,117,663	$(2,652,133)	$184,465,530
Accumulated deficit	$(190,992,325)	$2,652,133	$(188,340,192)
Total Stockholders' Equity	$594,559	$–	$594,559

	As of September 30, 2021
Balance Sheet Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Additional paid in capital	$189,498,056	$(3,088,538)	$186,409,518
Accumulated deficit	$(194,904,072)	$3,088,538	$(191,815,534)
Total Stockholders' Equity (Deficit)	$(951,735)	$–	$(951,735)

F-39

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

	Three Months Ended March 31, 2020
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Selling, general and administrative	$1,485,080	$(80,750)	$1,404,330
Stock-based compensation	$–	$490,468	$490,468
Total operating expenses	$2,381,928	$409,718	$2,791,646
Loss from operations	$(2,225,740)	$(409,718)	$(2,635,458)
Loss on sale of company stock	$(34,390)	$34,390	$–
Unrealized gain (loss) on investments	$–	$(3,038)	$(3,038)
Total other income (expense) - net	$(207,015)	$31,352	$(175,663)
Net loss	$(2,435,793)	$(375,328)	$(2,811,121)
Net loss per share - basic and diluted	$(0.00)		$(0.00)

	Three Months Ended June 30, 2020
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Stock-based compensation	$1,276,870	$(1,015,388)	$261,482
Total operating expenses	$3,553,285	$(1,015,388)	$2,537,897
Loss from operations	$(3,767,016)	$1,015,388	$(2,751,628)
Warrant expense	$(598,894)	$598,894	$–
Loss on sale of company stock	$(58,775)	$58,775	$–
Unrealized gain (loss) on investments	$–	$28	$28
Total other income (expense) - net	$(816,472)	$657,697	$(158,775)
Net loss	$(4,583,460)	$1,673,057	$(2,910,403)
Net loss per share - basic and diluted	$(0.00)		$(0.00)

	Six Months Ended June 30, 2020
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Selling, general and administrative	$3,149,691	$(80,750)	$3,068,941
Stock-based compensation	$1,276,870	$(524,920)	$751,950
Total operating expenses	$5,935,213	$(605,670)	$5,329,543
Loss from operations	$(5,992,756)	$605,670	$(5,387,086)
Warrant expense	$(598,894)	$598,894	$–
Loss on sale of company stock	$(93,165)	$93,165	$–
Unrealized gain (loss) on investments	$–	$(3,010)	$(3,010)
Total other income (expense) - net	$(1,023,487)	$689,049	$(334,438)
Net loss	$(7,019,253)	$1,297,729	$(5,721,524)
Net loss per share - basic and diluted	$(0.01)		$(0.01)

	Three Months Ended September 30, 2020
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Stock-based compensation	$54,589	$126,067	$180,656
Total operating expenses	$2,078,382	$126,067	$2,204,449
Loss from operations	$(1,601,465)	$(126,067)	$(1,727,532)
Warrant income (expense)	$662,758	$(662,758)	$–
Loss on sale of company stock	$(2,821,393)	$2,821,393	$–
Unrealized gain (loss) on investments	$–	$(23)	$(23)
Total other income (expense) - net	$(2,359,682)	$2,158,612	$(201,070)
Net loss	$(3,961,170)	$2,032,568	$(1,928,602)
Net loss per share - basic and diluted	$(1.43)		$(0.70)

F-40

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

	Nine Months Ended September 30, 2020
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Stock-based compensation	$1,331,459	$(479,603)	$851,856
Total operating expenses	$8,013,595	$(479,603)	$7,533,992
Loss from operations	$(7,594,221)	$479,603	$(7,114,618)
Warrant income (expense)	$63,864	$(63,864)	$–
Loss on sale of company stock	$(2,914,558)	$2,914,558	$–
Unrealized gain (loss) on investments	$–	$(3,033)	$(3,033)
Total other income (expense) - net	$(3,383,169)	$2,847,661	$(535,508)
Net loss	$(10,980,423)	$3,330,297	$(7,650,126)
Net loss per share - basic and diluted	$(3.99)		$(2.78)

	Three Months Ended March 31, 2021
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Stock-based compensation	$16,839	$125,382	$142,221
Total operating expenses	$1,626,394	$125,382	$1,751,776
Loss from operations	$(2,041,801)	$(125,382)	$(2,167,183)
Unrealized gain (loss) on investments	$–	$40	$40
Total other income (expense) - net	$(188,015)	$40	$(187,975)
Net loss	$(2,229,776)	$(125,382)	$(2,355,158)
Net loss per share - basic and diluted	$(0.78)		$(0.82)

	Three Months Ended June 30, 2021
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Stock-based compensation	$555,892	$(500,500)	$55,392
Total operating expenses	$2,047,428	$(500,500)	$1,546,928
Loss from operations	$(2,156,513)	$500,500	$(1,656,013)
Interest expense	$(215,162)	$(310,150)	$(525,312)
Original issue discount	$(110,000)	$110,000	$–
Loss on sale of company stock	$(419,750)	$419,750	$–
Unrealized gain (loss) on investments	$–	$(40)	$(40)
Loan forgiveness - SBA	$–	$265,842	$265,842
Total other income (expense) - net	$(744,912)	$485,402	$(259,510)
Net loss	$(2,593,623)	$720,100	$(1,873,523)
Net loss per share - basic and diluted	$(0.87)		$(0.63)

	Six Months Ended June 30, 2021
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Stock-based compensation	$572,731	$(375,118)	$197,613
Total operating expenses	$3,631,822	$(375,118)	$3,256,704
Loss from operations	$(4,156,314)	$375,118	$(3,781,196)
Interest expense	$(403,177)	$(310,150)	$(713,327)
Original issue discount	$(110,000)	$110,000	$–
Loan forgiveness - SBA	$–	$265,842	$265,842
Loss on sale of company stock	$(419,750)	$419,750	$–
Total other income (expense) - net	$(932,927)	$485,442	$(447,485)
Net loss	$(4,823,399)	$594,718	$(4,228,681)
Net loss per share - basic and diluted	$(1.65)		$(1.45)

F-41

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

	Three Months Ended September 30, 2021
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Interest expense	$(203,436)	$(605,880)	$(809,316)
Original issue discount	$(605,880)	$605,880	$–
Loss on sale of company stock	$(436,405)	$436,405	$–
Total other income (expense) - net	$(1,245,703)	$436,405	$(809,298)
Net loss	$(3,911,747)	$436,405	$(3,475,342)
Net loss per share - basic and diluted	$(1.22)		$(1.09)

	Nine Months Ended September 30, 2021
Statement of Operations Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Stock-based compensation	$1,289,899	$(375,118)	$914,781
Total operating expenses	$6,179,909	$(375,118)	$5,804,791
Loss from operations	$(6,822,358)	$375,118	$(6,447,240)
Interest expense	$(606,613)	$(916,030)	$(1,522,643)
Original issue discount	$(715,880)	$715,880	$–
Loss on sale of company stock	$(856,155)	$856,155	$–
Total other income (expense) - net	$(2,178,630)	$656,005	$(1,522,625)
Net loss	$(8,735,146)	$1,031,123	$(7,704,023)
Net loss per share - basic and diluted	$(2.89)		$(2.54)

	Three Months Ended March 31, 2020
Cash Flow Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Net loss	$(2,435,793)	$(375,328)	$(2,811,121)
Stock-based compensation	$–	$490,468	$490,468
Warrant expense	$403,268	$(403,268)	$–
Accounts payable and accrued expenses	$(639,237)	$(103,074)	$(742,311)
Accrued expenses and other current liabilities	$(93,063)	$93,063	$–
Accrued interest	$(10,011)	$10,011	$–
Net cash used in operating activities	$(836,696)	$(288,128)	$(1,124,824)
Series E preferred stock exchange for common stock	$(314,960)	$314,960	$–
Note conversion to common stock	$30,695	$(30,695)	$–
Net cash used in investing activities	$(284,265)	$284,265	$–
Preferred stock converted to common stock	$314,960	$(314,960)	$–
Common stock issued under exercise of warrants	$–	$288,128	$288,128
Cash paid on bank notes	$(263,173)	$30,695	$(232,478)
Net cash provided by financing activities	$301,787	$3,863	$305,650
Supplemental disclosure of non-cash investing and financing activities
Common stock issued for conversion of convertible notes	$–	$30,695	$30,695
Conversion of Series E preferred stock to shares of common stock	$–	$314,960	$314,960

F-42

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

	Six Months Ended June 30, 2020
Cash Flow Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Net loss	$(7,019,253)	$1,297,729	$(5,721,524)
Stock-based compensation	$1,276,870	$(524,920)	$751,950
Warrant expense	$1,354,817	$(1,354,817)	$–
Accounts payable and accrued expenses	$(625,562)	$(4,370)	$(629,932)
Accrued expenses and other current liabilities	$(89,671)	$89,671	$–
Accrued interest	$85,301	$(85,301)	$–
Net cash used in operating activities	$(1,116,388)	$(582,008)	$(1,698,396)
Note conversion to common stock	$30,695	$(30,695)	$–
Net cash provided by investing activities	$30,695	$(30,695)	$–
Common stock issued under exercise of warrants	$–	$582,008	$582,008
Cash paid on bank notes	$(462,694)	$30,695	$(431,999)
Net cash provided by financing activities	$282,694	$612,703	$895,397
Supplemental disclosure of non-cash investing and financing activities
Common stock issued for conversion of convertible notes	$–	$30,695	$30,695
Conversion of Series E preferred stock to shares of common stock	$–	$314,960	$314,960

	Nine Months Ended September 30, 2020
Cash Flow Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Net loss	$(10,980,423)	$3,330,297	$(7,650,126)
Stock-based compensation	$1,331,459	$(479,603)	$851,856
Warrant expense	$1,472,368	$(1,472,368)	$–
Accounts payable and accrued expenses	$(629,419)	$86,203	$(543,216)
Accrued expenses and other current liabilities	$(95,310)	$95,310	$–
Accrued interest	$181,513	$(181,513)	$–
Net cash used in operating activities	$(4,490,623)	$1,378,326	$(3,112,297)
Common stock issued for cash, net	$3,338,084	$(3,338,084)	$–
Note conversion to common stock	$30,695	$(30,695)	$–
Net cash provided by (used in) investing activities	$3,362,180	$(3,368,779)	$(6,599)
Common stock issued under exercise of warrants	$–	$662,758	$662,758
Common stock issued for cash, net	$–	$1,297,000	$1,297,000
Cash paid on bank notes	$(490,739)	$30,695	$(460,044)
Net cash provided by financing activities	$425,103	$1,990,453	$2,415,556
Supplemental disclosure of non-cash investing and financing activities
Common stock issued for conversion of convertible notes	$–	$30,695	$30,695
Conversion of Series E preferred stock to shares of common stock	$–	$314,960	$314,960

F-43

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

	Three Months Ended March 31, 2021
Cash Flow Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Net loss	$(2,229,776)	$(125,382)	$(2,355,158)
Stock-based compensation	$16,839	$125,382	$142,221
Accounts payable and accrued expenses	$(275,686)	$99,552	$(176,134)
Accrued expenses and other current liabilities	$4,715	$(4,715)	$–
Accrued interest	$94,837	$(94,837)	$–
Net cash used in operating activities	$(1,079,181)	$–	$(1,079,181)
Common stock issued for cash, net	$548,990	$(548,990)	$–
Net cash provided by investing activities	$548,990	$(548,990)	$–
Common stock issued for cash, net	$–	$548,990	$548,990
Net cash provided by financing activities	$140,016	$548,990	$689,006

	Six Months Ended June 30, 2021
Cash Flow Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Net loss	$(4,823,399)	$594,718	$(4,228,681)
Stock-based compensation	$572,731	$(375,118)	$197,613
Stock issued with short-term convertible notes	$–	$310,150
Gain on forgiveness of debt	$–	$(265,842)	$(265,842)
Accounts payable and accrued expenses	$(519,474)	$176,339	$(343,135)
Accrued expenses and other current liabilities	$(19,473)	$19,473	$–
Accrued interest	$195,810	$(195,810)	$–
Net cash used in operating activities	$(2,712,694)	$263,910	$(2,448,784)
Common stock issued for cash, net	$898,990	$(898,990)	$–
Original issue discount shares	$268,150	$(268,150)	$–
Note conversion to common stock	$671,602	$(671,602)	$–
Net cash provided by investing activities	$1,838,742	$(1,838,742)	$–
Common stock issued for cash, net	$–	$898,990	$898,990
Proceeds from issuance of notes payable, net	$1,310,000	$510,000	$1,820,000
Gain on forgiveness of debt	$(265,842)	$265,842	$–
Repayment of notes payable	$(598,816)	$(100,000)	$(698,816)
Net cash provided by financing activities	$445,342	$1,574,832	$2,020,174
Supplemental disclosure of non-cash investing and financing activities
Common stock issued for conversion of convertible notes	$419,750	$(419,750)	$–
Common stock issued for services	$110,000	$(110,000)	$–

F-44

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

	Nine Months Ended September 30, 2021
Cash Flow Data (Unaudited)	As Previously Reported	Adjustment	As Restated
Net loss	$(8,735,146)	$1,031,123	$(7,704,023)
Stock-based compensation	$1,289,899	$(375,118)	$914,781
Stock issued with short-term convertible notes	$–	$1,753,032	$1,753,032
Gain on forgiveness of debt	$–	$(265,842)	$(265,842)
Accounts payable and accrued expenses	$(474,650)	$273,037	$(201,613)
Accrued expenses and other current liabilities	$(28,882)	$28,882	$–
Accrued interest	$301,919	$(301,919)	$–
Net cash used in operating activities	$(5,060,535)	$2,143,195	$(2,917,340)
Common stock issued for cash, net	$898,990	$(898,990)	$–
Original issue discount shares	$724,031	$(724,031)	$–
Note conversion to common stock	$1,810,506	$(1,810,506)	$–
Net cash provided by investing activities	$3,433,527	$(3,433,527)	$–
Common stock issued for cash, net	$–	$898,990	$898,990
Proceeds from issuance of notes payable, net	$2,643,000	$225,500	$2,868,500
Gain on forgiveness of debt	$(265,842)	$265,842	$–
Repayment of notes payable	$(616,918)	$(100,000)	$(716,918)
Net cash provided by financing activities	$1,760,240	$1,290,332	$3,050,572
Supplemental disclosure of non-cash investing and financing activities
Common stock issued for conversion of convertible notes	$419,750	$(419,750)	$–

NOTE 4: INTANGIBLE ASSETS

The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of ad time slots (known as digital real estate) targeted at users while engaged on their connected TV, computer, or mobile device, and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by the using ads in both image and video formats (known as rich media) to increase their customer base and foot traffic to their physical locations.

The Company tests goodwill for impairment at least annually on December 31st and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgement is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results.

F-45

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Our goodwill balance is not amortized to expense, instead it is tested for impairment at least annually. We perform our annual goodwill impairment analysis at the end of the fourth quarter. If events or indicators of impairment occur between annual impairment analyses, we perform an impairment analysis of goodwill at that date. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant asset. In testing for a potential impairment of goodwill, we: (1) verify there are no changes to our reporting units with goodwill balances; (2) allocate goodwill to our various reporting units to which the acquired goodwill relates; (3) determine the carrying value, or book value, of our reporting units, as some of the assets and liabilities related to each reporting unit are held by a corporate function; (4) estimate the fair value of each reporting unit using a discounted cash flow model; (5) reconcile the fair value of our reporting units in total to our market capitalization adjusted for a subjectively estimated control premium and other identifiable factors; (6) compare the fair value of each reporting unit to its carrying value; and (7) if the estimated fair value of a reporting unit is less than the carrying value, we must estimate the fair value of all identifiable assets and liabilities of that reporting unit, in a manner similar to a purchase price allocation for an acquired business to calculate the implied fair value of the reporting unit’s goodwill and recognize an impairment charge if the implied fair value of the reporting unit’s goodwill is less than the carrying value. The Company recognized an impairment charge of $3,600,000 and $4,000,000 for the periods ended December 31, 2021, and December 31, 2020 respectively.

At each balance sheet date herein, definite-lived intangible assets primarily consist of customer relationships which are being amortized over their estimated useful lives of five years. The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they will be removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

	Useful Lives	December 30, 2021	December 31, 2020

Customer relationships	5 years	$3,003,676	$3,003,676
ATOS Platform	5 years	2,400,000	6,000,000
		5,403,676	9,003,676
Less accumulated amortization		(4,156,657)	(3,355,922)
Net carrying value		$1,247,019	$5,647,754

Future amortization, for the years ending December 31, is as follows:

2022	$603,976
2023	572,584
2024	70,459
Total	$1,247,019

F-46

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

NOTE 5: NOTES PAYABLE

Summary of Notes payable:
	December 31, 2021	December 31, 2020
Mob-Fox US LLC (b)	$–	$30,000
Dr. Salkind, et al (f)	2,562,500	2,550,000
Small Business Administration (a)	150,000	415,842
Subscription Agreements (d)	250,000	–
Blue Lake Partners LLC Talos Victory Fund LLC (e)	–	–
Business Capital Providers (c)	156,504	355,441
Total Debt	3,119,004	3,351,283
Current portion of debt	656,504	901,283
Long-term portion of debt	$2,462,500	$2,450,000

__________________

(a)	In May of 2020, the Companies applied and received Small Business Administration Cares Act loans due to the COVID-19 Pandemic. Each loan carries a five-year term, carrying a one percent interest rate. The loans turn into grants if the funds are use the for the SBA accepted purposes. The window to use the funds for the SBA specific purposes is a twenty-four-week period. If the funds are used for the allotted expenses the loans turn into grants with each loan being forgiven. The Company also received an Economic Injury Disaster Loan from the SBA which carries a thirty-year term, carrying a three-point seven five percent interest rate. During second quarter 2021 the Company applied for and received forgiveness for $265,842.

(b)	In October of 2020, the Company entered into an agreement with a vendor to accept $65,000 in full settlement of our payable due. A down payment of $15,000 at the signing of the agreement and five payments of $10,000 each, the loan was paid in full.

(c)	Business Capital Providers, Inc. purchased certain future receivables from the Company at a 26% discount under the following agreements on the following terms:
Pursuant to a Merchant Agreement dated July 28, 2021, Business Capital Providers purchased $405,000 of future receivables for a purchase price of $300,000. Under the agreement, the Company agrees to have all receivables collected be deposited into a bank account from which the purchased receivables are remitted to Business Capital Providers daily, at the daily percentage of 9% of the daily banking deposits, or daily amounts of $2,531.25, for the term of 160 days. The Company is responsible for ensuring there are sufficient funds in the account to cover the daily payments. Under the agreement, the Company paid an origination fee of 5% of the purchase price. In the event of a default under the agreement, Business Capital Providers may institute an action to enforce its rights, including recovery of its costs of enforcement. Events of default under the agreement include, among others: the Company’s breach of any provision or representation under the agreement; failure to give 24 hours’ notice there will be insufficient funds to cover a daily remittance; the Company offers for sale or sells a substantial portion of its assets or its business; the Company uses other depository accounts, or closes or changes its depository account from which daily remittances are made; a material change in the Company’s operations; loss of a key employee, customer or supplier of the Company; any change in stock float, voting rights or issuance of voting shares; the Company’s failure to renew a real property lease; any Company default under another agreement with Business Capital Providers; or any form of bankruptcy filing or declaration by or for the Company. The Agreement further provides that in the event of a default, lieu of personal guarantees by any Company principals, or if otherwise mutually agreed, Business Capital Providers may convert any portion of amounts payable to it into shares of common stock of the Company at a price equal to 85% of the lowest volume weighted average price for each of the five trading days preceding the conversion date; provided that Business Capital Providers will not convert into shares that will result in it owning more than 4.99% of the Company’s then outstanding shares of common stock.
Pursuant to a Merchant Agreement dated April 29, 2021, purchased $405,000 of future receivables for a purchase price of $300,000 on terms which are substantially the same as the July 28, 2021, Merchant Agreement, except that the daily percentage is 13% and the daily payment is $2,700 per day for a term of 150 business days all of which is fully satisfied.
The Company previously entered into separate Merchant Agreements with Business Capital Providers on eight occasions prior to the April 29, 2021, Merchant Agreement, starting in June 2019, for an aggregate of $2,100,000 in financing, for a total cost of $2,835,000 at daily percentages, and daily payments, all of which were satisfied in full.

F-47

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

On February 20, 2020, the Company entered into a fourth merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days, loan paid in full.

On June 12, 2020, the Company entered into a fifth merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days.

On August 11, 2020, the Company entered into a sixth merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for a term of 132 business days, loan paid in full.

On November 25, 2020, the Company entered into a seventh merchant agreement with Business Capital Providers, Inc. in the amount of $310,000 payable daily at $2,700.00, per payment for the term of 155 business days.

On February 19, 2021, the Company entered into an eight-merchant agreement with Business Capital Providers, Inc. in the amount of $250,000 payable daily at $2,556.82, per payment for the term of 132 business days, loan is paid in full.

On April 29, 2021, the Company entered into a ninth-merchant agreement with Business Capital Providers, Inc. in the amount of $300,000 payable daily at $2,700.00, per payment for the term of 150 business days.

On July 28, 2021, the Company entered into a tenth-merchant agreement with Business Capital Providers, Inc. in the amount of $300,000 payable daily at $2,531.25, per payment for the term of 160 business days.

(d)	Nineteen private investors, who were unaffiliated shareholders of the Company and accredited investors as provided under Regulation D Rule 501 promulgated under the Securities Act of 1933, provided us convertible debt financing during the period May 2021 through September 2021 pursuant to subscription agreements as described below. (Certain of these investors provided us multiple investments in one or more of these convertible debt structures.):

Nine of the lender-investors provided us an aggregate of $668,000 in convertible debt financing on the following terms:

The lender-investors were issued shares of Company common stock valued at $6 per share equal to 5% of their investments as original issue discount.

The debt maturity date is October 31, 2021. If the Company receives debt of equity financing of $200,000 or more, the debt is payable within two business days after the Company receives those funds. The maturity dates of six of these investors’ convertible debt was extended to December 31, 2021.

The debt is convertible into shares of Company common stock at a conversion price of $6 per share at any time at the investor’ option until the maturity date.

Three of the lender-investors provided us an aggregate of $200,000 in convertible debt financing on the following terms:

The lender-investors were issued shares of Company common stock valued at $6 per share equal to 6,000 per $100,000 of principal loan, or on a pro-rata basis is less than $100,000 is loaned (effectively 6% of the amount loaned) as original issue discount.

The debt is convertible into shares of Company common stock at a conversion price of $6 per share at any time at the investor’s option until the maturity date.

These investors converted all of this convertible debt into a total of 40,000 shares of common stock generating a non-cash charge to the financials of $154,500.

F-48

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Eleven of the lender-investors provided us an aggregate of $819,500 in convertible debt financing on the following terms:

The investment amounts included 10% original issue discount. Accordingly, the total net principal proceeds of this debt that we received was $745,000. The maturity date is June 30, 2022.

The investor may convert the debt at any time through the maturity date at a 30% discount to the volume weighted average price per share over the 60-day period prior to conversion, with a floor conversion price of $4 per share. The debt will automatically convert on July 1, 2022, at $4 per share if it is not repaid, or converted by the investor, prior to then. All of these investors converted a total of $819,500 of this convertible debt into a total of 156,761 shares of common stock.

Four of the lender-investors provided us $130,000 in convertible debt financing on the following terms:

Interest at the annual rate of 10%, debt maturity date is June 30, 2022. The investor may convert the debt at any time through the maturity date at a 30% discount to the volume weighted average price per share over the 60-day period prior to conversion, with a floor conversion price of $4 per share. The debt will automatically convert on July 1, 2022, at $4 per share if it is not repaid, or converted by the investor, prior to then. One of these investors converted a total of $30,000 of this convertible debt into a total of 5,904 shares of common stock with a non-cash charge of $17,771.

On April 14, 2021, through September 7, 2021, the Company entered into twenty-nine subscription convertible note agreements totaling $1,943,000, twelve of the notes included original issue discounts totaling $74,500. During 2021, sixteen of the notes totaling $1,149,500 were converted to common stock, one note of $100,000 was paid in full.

(e)	In September 2021, the Company entered into securities purchase agreements 2021, with two accredited investors, Talos Victory Fund, LLC, and Blue Lake Partners LLC, pursuant to which the Company issued 10% promissory notes with a maturity date of September 20, 2022, in the aggregate principal amount of $1,125,000. In addition, the Company issued warrants to purchase an aggregate of 56,250 shares of its common stock to these holders. Spartan Capital Securities LLC and Revere Securities LLC acted as placement agents on this transaction. The promissory notes include the following terms:

Interest at the annual rate of 10%.

The notes carry original issue discount of $112,500 in the aggregate. Accordingly, the total net principal of this debt was $1,012,500.

The Company is required to make interim payments to the holders in the aggregate amount of $225,000, on or before March 18, 2022, towards the repayment of the balance of the notes. The Company may prepay the principal sum under the notes then outstanding plus accrued and unpaid interest in full at any time without any prepayment premium; however, the Company is required to pay a minimum amount of the first 12 months of interest under the notes.

F-49

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

The holders may convert the notes and exercise the warrants into the Company’s common stock (subject to contractual beneficial ownership limitations of 4.99%). The holders have the right to convert the notes at any time into shares of common stock at a conversion price of $5.00 per share; provided, however, if the Company consummates a so-called up-listing offering to a national exchange within 180 days after the closing date, then the Note conversion price shall adjust to equal 70% of the price per share of common stock in that offering. The warrants may also be exercised at any time from date of issuance over a period of five years at the exercise price then in effect. The initial warrant exercise price shall equal $10.00 per share; provided however, if the Company consummates the up-listing offering within the 180-day period noted above, then the exercise price shall adjust to equal 130% of the price per share in that offering. The warrants contain cashless exercise provisions. Both the notes and the warrants contain customary anti-dilution provisions which could cause an adjustment to the conversion price of the notes and the exercise price of the warrants.

The note holders were repaid in full in December of 2021. In December of 2021, each note holder exercised their warrants into a total of 104,262 shares of the Company’s common stock.

The notes provide that so long as the Company has any obligations under the Notes, the Company will not, among other things:

•	Incur or guarantee any indebtedness which is senior or equal to the notes.

•	Redeem or repurchase any shares of stock, warrants, rights or options without the holders’ consent.

•	Sell, lease or otherwise dispose of a significant portion of its assets without the holders’ consent.

•	The notes contain customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the notes or securities purchase agreements.

•	In an event of default under the notes, which has not been cured within any applicable cure period, if any, the notes shall become immediately due and payable and the Company shall pay to the holders an amount equal to the principal sum then outstanding plus accrued interest, multiplied by 125%. Additionally, upon the occurrence of an event of default, additional interest will accrue from the date of the event of default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

On the closing date of this financing, the holders delivered the net amount of $910,000 of the purchase price to the Company in exchange for the notes (which was net of the original issue discount and other fees, and expenses relate to this financing). On October 19, 2021, the Company filed a Form S-1 Registration Statement (File no. 333-260364) with the Securities and Exchange Commission to raise over $10 million dollars in an underwritten public offering. The next day the Company filed an application to list our common stock on the NASDAQ Capital Market under the symbol “MOBQ.” This offering was completed on December 13, 2021, and the Company retired the loans of, Talos Victory Fund, LLC and Blue Lake Partners LLC out of the gross proceeds it received of approximately $10.3 million. Also, all warrants issued to Talos and Blue Lake were converted on a cashless exercise basis into 24,692 common shares and 24,692 common shares, respectively.

In the fourth quarter of 2021, Business Capital Providers assigned one of its Merchant Agreements and related debt described above to non-affiliated third parties, which subsequently converted $89,100 in outstanding indebtedness into 13,103 common shares pursuant to their terms. In the fourth quarter of 2021, the Company borrowed from a non-affiliated person $312,500 on a non-convertible three-month loan with 20% original issue discount less fees of $30,000.

F-50

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

(f)	On September 13, 2019, Dr. Gene Salkind, who is a director of the Company, and an affiliate of Dr. Salkind subscribed for 15% Senior Secured Convertible Promissory Notes and loaned the Company an aggregate of $2,300,000. These notes were amended and restated on December 31, 2019, by Amended and Restated 15% Senior Secured Convertible Promissory Notes which deferred interest payments from the date of the original notes to December 31, 2020 and added an aggregate interim payment of $250,000 payable on December 31, 2020 that covered the deferred interest payments. These notes were again amended and restated on April 1, 2021, by the Second Amended and Restated 15% Senior Secured Convertible Promissory Notes which reflected an additional principal amount of $150,000 loaned by Dr. Salkind, and also amended the interim payment date to December 31, 2021, and the conversion price from $32 to $4 per share. The notes are secured by the assets of the Company and its subsidiaries. The total amount loaned under the notes, as amended and restated, including the principal amount and the interim payment amount is $2,700,000, which was paid down to $2,562,500 in December 2021.

The notes, as amended and restated, bear annual interest at 15% which is payable monthly in cash or, at the Salkind lenders’ option, in shares of the Company’s common stock. The principal amount under the Notes is due on September 30, 2029, and the interim payment is payable on December 31, 2021, unless, in either case, earlier converted into shares of our common stock under the terms of the notes, as described below.

The outstanding principal plus any accrued and unpaid interest, and the interim payment under the notes, are convertible into shares of Company common stock at a conversion price of $4 per share at any time, until the notes are fully converted, on the following terms:

•	The Salkind lenders may convert the notes at any time.

•	The Company may convert the notes at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Notes) of the Company’s common stock is above $400 per share.

The notes contain customary events of default, which, if uncured, entitle the holders to accelerate payment of the principal and all accrued and unpaid interest under their notes.

In connection with the subscription of the notes and upon conversion thereof (if at all), the Company will issue to each Salkind lender a warrant to purchase one share of the Company’s common stock for every two shares of common stock issuable upon conversion of the Notes, at an exercise price of $48 per share. The warrant exercise price was amended to $4 per share.

In the second quarter of 2020, we halted required interest payments under the September 2019 and June 30, 2021, Notes to Dr. Salkind and his affiliate due to economic hardships stemming from a downturn in our business and the related decline of our revenue resulting from the COVID 19 pandemic. In December 2021, we paid $400,000 of accrued interest owed to Dr. Salkind and an affiliated entity.

F-51

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

NOTE 6: INCOME TAXES

The provision for income taxes for the years ended December 31, 2021, and 2020 is summarized as follows:

	2021	2020
Current:
Federal	$–	$–
State	–	–
Total Current	–	–
Deferred:
Federal	–	–
State	–	–
Total Deferred	$–	$–

The Company has federal net operating loss carryforwards (“NOL’s) of $197,813,237 and $178,447,460, respectively, which will be available to reduce future taxable income.

The tax effects of temporary differences which give rise to deferred tax assets (liabilities) are summarized as follows:

	YEAR ENDED DECEMBER 31,
	2021	2020
Deferred Tax Assets	$(14,691,000)	$(12,528,000)
Less: Valuation Allowance	14,691,000	12,528,000
Net Deferred Tax Asset	$–	$–

A reconciliation of the federal statutory rate to the Company’s effective tax rate is as follows:

	YEARS ENDED DECEMBER 31,
	2021		2020
Federal Statutory Tax Rate	21.00%		21.00%
State Taxes, net of Federal benefit	5.00%		5.00%
Change in Valuation Allowance	(26.00%	)	(26.00%	)
Total Tax Expense	0.00%		0.00%

F-52

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

NOTE 7: STOCKHOLDERS’ EQUITY (DEFICIT)

Shares Issued for Services

During 2020, the Company issued 38,125 post-split shares of common stock, at $7.20 to $40.00 per share for $547,451 in exchange for services rendered. During 2021, the Company issued 265,000 shares of common stock, at $3.21 to $9.73 per share for $1,158,026 in exchange for services rendered.

Shares issued for interest:

During the years ended December 31, 2021 and 2020, the Company did not issue any shares for interest.

Shares issued for upon conversion of warrants, notes and/or preferred stock:

During 2020, one holder of our Series E Preferred Stock converted 3,937 shares to 9,843 post-split shares of our common stock and 4,921 warrants at an exercise price of $48.00 per share with an expiration date of January 8, 2025. During 2021, the single holder of our Series C Preferred Stock converted 1,500 shares to 375,000 shares of our common stock and 375,000 warrants at an exercise price of $48.00 with an expiration date of September 2023. During 2021, a shareholder of our Series AAA Preferred Stock converted 25,000 shares to 6,250 shares of our common stock.

During 2020, 77,220, post-split, warrants were converted to common stock, at $8.00 to $28.00 per share. During 2021 two Warrant holders converted in a cashless exercise their warrants into 49,384 common shares.

During 2020, one note holder converted $30,694 of their note into 1,919 post-split common shares at a conversion rate of $16 per post-split share and cash payment of $5,000. During 2021, seventeen of the lender-investors provided us an aggregate of $1,243,600 in convertible debt financing converted their debt into a total of 236,768 shares of common stock at a conversion price at $4.81 to $7.25 per share.

Stock and Loan Transactions for Cash

On April 8, 2021, the Company sold 16,667 shares of its restricted common stock at $6.00 per share to one investor.

On April 14, 2021, the Company received a short-term $100,000 loan from one investor. The Company issued a $100,000 note and 2,500 restricted shares of common stock as a loan origination fee.

On April 16, 2021, the Company sold 41,667 shares of restricted common stock at $6.00 per share to one investor.

On April 21, 2021, the $100,000 loan from April 14, 2021, was retired out of the proceeds and sale by the Company of 41,667 shares of its common stock at $6.00 per share.

F-53

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

On April 30, 2021, the Company issued a two-month loan to an investor in exchange for $100,000. The principal of the note together with an origination fee and accrued interest thereon totaling $105,000 and 10,000 shares of restricted common stock is due on June 30, 2021.

On May 10, 2021, the Company received a short-term $100,000 loan from one investor. The Company issued a $105,000 note which includes a $5,000 loan origination fee. On September 13, 2021, this Note was exchanged for a short term $110,000 note which includes $10,000 loan origination fee. On September 30, 2021, this loan was converted into 19,744 shares of common stock.

On May 17, 2021, the Company received a short-term $100,000 loan from one investor. The Company issued a $100,000 note and 6,000 restricted common stock as a loan origination fee.

On May 18, 2021, the Company received a short-term $100,000 loan from one investor. The Company issued a $100,000 note and 5,000 restricted common stock as a loan origination fee.

On May 19, 2021, the Company received a short-term $50,000 loan from one investor. The Company issued a $50,000 note and 3,000 restricted common stock as a loan origination fee.

On May 24, 2021, the Company received a short-term $50,000 loan from one investor. The Company issued a $50,000 note and 3,000 restricted common stock as a loan origination fee.

On June 9, 2021, the Company received short-term $400,000 loans from three investors. The Company issued $420,000 notes including $20,000 loan origination fee and 10,000 restricted common stock as a loan origination fees.

On June 18, 2021, the Company received short-term $120,000 loans from two investors. The Company issued $132,000 notes including $12,000 loan origination fees.

On July 8, 2021, the Company received short-term $80,000 loans from two investors. The Company issued $85,000 notes including $5,000 loan origination fee and a 10% rate on one of the notes.

On July 14, 2021, the Company received short-term $75,000 loans from two investors. The Company issued $82,500 notes including $7,500 loan origination fees.

On July 15, 2021, the Company received short-term $150,000 loans from two investors. The Company issued $155,000 notes including $5,000 loan origination fee and 5,000 restricted common stock as a loan origination fee.

On July 29, 2021, the Company received a short term note of $300,000 payable at $2,531.25 for 160 payments.

On August 11, 2021, the Company received short-term $25,000 loan from one investor. The Company issued 1,250 restricted common stock as a loan origination fee.

F-54

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

On August 12, 2021, the Company received short-term $200,000 loans from two investors. The Company issued 10,000 restricted common stock as loan origination fees.

On August 16, 2021, the Company received short-term $50,000 loan form one investor. The note carries a 10% interest rate.

On August 25, 2021, the Company received short-term $43,000 loans from two investors. The Company issued 2,150 restricted common stock as loan origination fees.

On September 2, 2021, the Company received short-term $25,000 loan from one investor. The note carries a 10% interest rate.

On September 7, 2021, the Company received short-term $50,000 loan from one investor. The Company issued $55,000 note including $5,000 loan origination fee.

On September 10, 2021, the Company received short-term $25,000 loan from one investor. The note carries a 10% interest rate.

On September 15, 2021, the Company received short-term $50,000 loan from one investor. The Company issued $55,000 note including $5,000 loan origination fee.

On September 16, 2021, the Company received short-term $50,000 loan from one investor. The Company issued $55,000 note including $5,000 loan origination fee.

On September 30, 2021, Dr. Salkind, Chairman of the Board and principal stockholder, converted his 1500 shares of Series C Preferred Stock into 375,000 common shares and warrants to purchase 375,000 common shares exercisable at $48.00 per share through September 2023.

In the fourth quarter of 2021, Business Capital Providers assigned one of its Merchant Agreements and related debt described above to non-affiliated third parties, which subsequently converted $89,100 in outstanding indebtedness into 13,103 common shares pursuant to their terms.

On October 19, 2021, the Company filed a Form S-1 Registration Statement (File no. 333-260364) with the Securities and Exchange Commission to raise over $10 million dollars in an underwritten public offering. The next day the Company filed an application to list our common stock on the NASDAQ Capital Market under the symbol “MOBQ.” This offering was completed on December 13, 2021 and the Company retired the loans of, Talos Victory Fund, LLC and Blue Lake Partners LLC out of the gross proceeds it received of approximately $10.3 million. All warrants issued to Talos and Blue Lake were converted on a cashless exercise basis into 24,692 common shares and 24,692 common shares, respectively. The Company issued 2,481,928 common shares and 2,807,937 warrants in connection with the public offering with the warrants exercisable at $4.98 per share. The Company also issued 5-year warrants to purchase 74,458 common shares to the Underwriters exercisable at $5.1875 per share.

F-55

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

The following are outstanding commitments as of December 31, 2021:

•	$5,250,000 of the principal balance remaining due under the Second Amended AVNG Note is payable by the delivery of (i) 65,625 shares of the Company’s newly designated Class E Preferred Stock, which is convertible into 164,063 post-split shares the Company’s common stock, and (ii) common stock purchase warrants to purchase 82,032 shares of the Company’s common stock, at an exercise price of $48.00 post-split per share (the “AVNG Warrant”). In February of 2020 one Class E Preferred Stock shareholder converted 3,937 shares were exchanged for 9,348, post-split shares of the Company’s Common Stock.

Consulting Agreements

On May 28, 2021, the Company entered into a consulting agreement with Sterling Asset Management to provide business advisory services. The company will provide assistance and recommendations to help build strategic partnerships, to provide the Company with advice regarding revenue opportunities, mergers and acquisitions. The six- month engagement commenced on May 28, 2021. The consultant receives 2,500 restricted common shares each month of the agreement and $75,000 cash payments.

On December 13, 2021, the Company entered into a consulting agreement with 622 Capital LLC to provide business advisory services over a term of six months. The consultant received 100,000 shares of restricted shares after the execution of the agreement. Also in December 2021, the Company entered into a consulting agreement with Alchemy Advisory LLC to provide business advisory services over a term of six months. The consultant received 100,000 shares of restricted shares after the execution of the agreement. On December 29, 2021, the Company entered into a consulting agreement with Pastel Holdings Inc. to provide business advisory services over a term of 18 months commencing January 1, 2022. The Company is required to pay a $5,000 per month consulting fee during the term of the agreement and it issued five-year warrants to purchase 15,000 common shares at an exercise price of $4.565 per share.

NOTE 8: OPTIONS AND WARRANTS (restated)

The Company’s results for the years ended December 31, 2021, and 2020 include employee share-based compensation expense totaling $4,635,224 and $993,512, respectively. Such amounts have been included in the consolidated statements of operations within selling, general and administrative expenses and other expenses. No income tax benefit has been recognized in the statement of operations for share-based compensation arrangements due to a history of operating losses.

The following table summarizes stock-based compensation expense for the years ended December 31, 2021, and 2020:

	Years Ended December 31,
	2021	2020
Employee stock-based compensation – option grants	$4,635,224	$993,512

F-56

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

NOTE 9: STOCK OPTION PLANS

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) for the granting of up to 5,000 post-split non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 10,000 post-split shares. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 10,0000 post-split shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 and shall be known as the 2009 Employee Benefit and Consulting Services Compensation Plan (the “2009 Plan”). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 25,000 post-split shares. In February 2015, the Board approved, subject to stockholder approval within one year, an increase in the number of shares under the 2009 Plan to 50,000 post-split shares; however, stockholder approval was not obtained within the requisite one year and the anticipated increase in the 2009 Plan was canceled. In the first quarter of 2016, the Board approved, and stockholders ratified a 2016 Employee Benefit and Consulting Services Compensation Plan covering 25,000 post-split shares (the “2016 Plan”) and approving moving all options which exceeded the 2009 Plan limits to the 2016 Plan. In December 2018, the Board of Directors adopted and in February 2019. the stockholders ratified the 2018 Employee Benefit and Consulting Services Compensation Plan covering 75,000 post-split shares (the “2018 Plan”). On April 2, 2019, the Board approved the “2019 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 150,000 post-split shares. The 2019 Plan required stockholder approval by April 2, 2020, in order to be able to grant incentive stock options under the 2019 Plan. On October 13, 2021, the Board approved the “2021 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 1,100,000 post-split shares. The 2005, 2009, 2016, 2018, 2019 and 2021 plans are collectively referred to as the “Plans.”

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 “Stock Compensation”, previously Revised SFAS No. 123 “Share-Based Payment” (“SFAS 123 (R)”). The fair values of these restricted stock awards are equal to the market value of the Company’s stock on the date of grant, after taking into account certain discounts. The expected volatility is based upon historical volatility of our stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously, such assumptions were determined based on historical data. The weighted average assumptions made in calculating the fair values of options granted during the years ended December 31, 2021, and 2020 are as follows:

	Years Ended December 31
	2021	2020
Expected volatility	116.39%	592.89%
Expected dividend yield	–	–
Risk-free interest rate	1.28%	0.74%
Expected term (in years)	10.00	5.00

F-57

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2021	302,849	$45.85	4.65	$–
Granted	835,000	19.85	2.90	–
Exercised	–	–	–	–
Cancelled & Expired	(1,940)	–	–	–
Outstanding, December 31, 2021	1,135,909	$16.69	8.39	$–
Options exercisable, December 31, 2021	1,124,619	$16.59	8.39	$–

The weighted-average grant-date fair value of options granted during the years ended December 31, 2021, and 2020 was $19.85 and $35.75, respectively.

The aggregate intrinsic value of options outstanding and options exercisable on December 31, 2021, is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices, that were lower than the $2.13 closing price of the Company's common stock on December 31, 2021.

As of December 31, 2021, the fair value of unamortized compensation cost related to unvested stock option awards is $545,458.

The weighted average assumptions made in calculating the fair value of warrants granted during the years ended December 31, 2021, and 2020 are as follows:

	Years Ended December 31,
	2021	2020
Expected volatility	175.52%	449.47%
Expected dividend yield	–	–
Risk-free interest rate	1.14%	0.91%
Expected term (in years)	5.83	5.83

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2021	471,557	$52.52	6.31	$–
Granted	3,439,157	9.46	4.30	–
Exercised	(104,262)	–	–	–
Expired	(6,250)	–	–	–
Outstanding, December 31, 2021	3,800,202	$15.19	4.68	$–
Warrants exercisable, December 31, 2021	3,800,202	$15.19	4.68	$–

F-58

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Note 10: EXECUTIVE COMPENSATION

Effect of Pandemic

As a result of our declining revenue, during the COVID-19 pandemic, our management team decided it was necessary to reduce overhead In April of 2020, due to the COVID-19 pandemic all employees’ salaries were reduced by 40% and we terminated one employee. In October of 2020, the employees pay reduction was reduced to a 20% reduction through the completion of our December 2021 public offering. Several employees were laid-off or resigned, all travel and advertising were suspended, and office space rent was suspended, allowing the entire staff to work remotely. As of December 17, 2021, all employees’ salaries were restored to pre-pandemic levels.

Employment Agreements of Executives

Dean Julia

Dean Julia is employed as the Company’s Chief Executive Officer under an employment agreement with an initial term of three years which commenced on April 2, 2019. The agreement automatically renewed for an additional two years in January 2020 since the Company failed to terminate the agreement at least 90 days before termination of the initial term. Mr. Julia’s annual base salary is $360,000. In addition to his base salary, Mr. Julia is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds 75% of management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Julia’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Julia also received a signing bonus of vested 10-year options to purchase 62,500 shares, exercisable at $60 per share. Additionally, he is also entitled to 10-year options to purchase an additional 12,500 shares of common stock, exercisable at $60 per share, annually on April 1st of each year which commenced on April 1, 2020. Additionally, if the Company is acquired through a board of directors-approved change in control of at least 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of the Company’s assets, Mr. Julia shall be entitled to receive a payment in-kind equal to 3% of the consideration paid in connection with that transaction. He is also entitled to paid disability insurance and term life insurance at an annual cost of not more than $15,000. Additionally, he is also entitled to receive health, dental and 401(k) benefits as is made available by the Company for its other senior officers, as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Julia also has the use of a Company-leased or -owned automobile. Mr. Julia’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. The Company may terminate Mr. Julia’s employment for cause, and Mr. Julia may terminate his employment at any time on three-months’ notice. Also, the Company may terminate Mr. Julia’s employment agreement on Mr. Julia’s death or disability – disability being unable to perform his essential functions for four consecutive months due to physical, mental or emotional incapacity resulting from sickness, disease, or injury. In each of these termination cases, the Company is obligated only to pay Mr. Julia amounts that were due or accrued prior to termination, plus, other than in a for-cause-termination, any pro-rata quarterly bonus described above.

F-59

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Paul Bauersfeld

Paul Bauersfeld is employed as the Company’s Chief Technology Officer under an at-will employment agreement which commenced on April 2, 2019. Mr. Bauersfeld’s monthly salary is $25,000. Mr. Bauersfeld is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Bauersfeld’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Bauersfeld also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020, and 30% of which vested on April 2, 2021. Mr. Bauersfeld is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Bauersfeld’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Bauersfeld’s employment agreement is at-will, the Company may terminate Mr. Bauersfeld’s employment for cause. In the event Mr. Bauersfeld’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Bauersfeld severance pay equal to three months of his salary.

Sean Trepeta

Sean Trepeta is employed as President of our wholly owned subsidiary, Mobiquity Networks, Inc. under an at-will employment agreement which commenced on April 2, 2019. Mr. Trepeta’s monthly salary is $20,000. Mr. Trepeta is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock, or stock options, at Mr. Trepeta’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company's board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Trepeta also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020, and 30% of which vested on April 2, 2021. Mr. Trepeta is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Trepeta’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Trepeta’s employment agreement is at-will, the Company may terminate Mr. Trepeta’s employment for cause. In the event Mr. Trepeta’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Trepeta severance pay equal to three months of his salary.

F-60

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Deepankar Katyal

Deepankar Katyal is employed as Chief Executive Officer of our wholly owned subsidiary, Advangelists, LLC under employment agreement with Advangelists with a term of three years which commenced on December 7, 2018. The agreement was amended on September 13, 2019. (See Note 12 below.) Mr. Katyal’s annual base salary is $400,000. Mr. Katyal’s employment agreement, as amended, also provides the following compensation:

•	a bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s gross revenue for each month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the agreement. Those revenue thresholds were not attained, and this bonus was not earned;

•	commissions equal to 10% of the net revenues derived from all New Katyal Managed Accounts (as defined in the agreement – being accounts directly introduced by Mr. Katyal or assigned to Employee in writing by the Manager of the Company);

•	options to purchase 37,500 shares of the Company’s common stock at an exercise price of $36.00 per share, of which 25,000 vested on September 13, 2019, the date Mr. Katyal’s employment agreement was amended, and 12,500 vested on September 13, 2020: and

•	one share of Company Series B Preferred Stock which was issued to Mr. Katyal. The Series B Preferred Stock, as a class, provided cash dividend rights, payable in cash, to the holders thereof in an aggregate amount equivalent to 10% of the annual gross revenue of Advangelists or the Company, whichever is higher, up to a maximum aggregate annual amount of $1,200,000, for each of its 2019 and 2020 fiscal years. As a holder of 50% of the Series B Preferred Stock, the maximum amount of annual dividends that Mr. Katyal would be entitled to $600,000. The Series B Preferred Stock rights, privileges, preferences, and restrictions was to terminate by its terms as of December 31, 2020; and, immediately upon declaration and payment of the dividend in respect of Mobiquity's 2020 fiscal year, Mobiquity was to withdraw such class from its authorized capital. The Series B Preferred Stock was subject to cancellation if Mr. Katyal terminated his employment without good reason or the Company terminated his employment for cause. Mr. Katyal did not receive any Series B Preferred Stock dividends and the Series B Preferred Stock was redeemed by the Company from Mr. Katyal in consideration for entering into the amendment of his employment agreement on September 13, 2019, and for no other consideration.

During the term of the employment agreement, Mr. Katyal is entitled to a monthly allowance of up to $550 per month to cover lease or purchase finance costs of an automobile. Mr. Katyal’s employment agreement provides for indemnification by the Company to the fullest extent permitted by the Company’s certificate of incorporation and bylaws, as well as participation in all benefit plans, programs and perquisites as are generally provided by Advangelists to its employees, including medical, dental, life insurance, disability and 401(k) participation. Mr. Katyal’s employment agreement contains customary non-solicitation of Company customers or employees’ provisions during the term of the agreement and for one year after termination. The agreement provides for termination by Advangelists for cause upon 30 days’ prior written notice: and without cause after 60 days’ prior written notice. The employment agreement terminates automatically upon Mr. Katyal’s death, and it may also be terminated by Advangelists if Mr. Katyal is disabled for more than six consecutive months in any 12-month period—disability being the inability to substantially perform Mr. Katyal's duties and responsibilities by reason of mental or physical illness or injury. Mr. Katyal is entitled to terminate the agreement for “good reason”. If Mr. Katyal is terminated by Advangelists for cause, Advangelists is obligated only to pay Mr. Katyal amounts of base salary and expense reimbursements that were due or accrued prior to the termination date. If Mr. Katyal is terminated by Advangelists without cause, and provided Mr. Katyal is not in breach under the agreement, Advangelists is obligated to pay Mr. Katyal his compensation and expense reimbursements that would be payable to Mr. Katyal for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal’s employment is terminated as a result of his death, Advangelists is obligated to pay Mr. Katyal his salary though the date of termination, and his other compensation for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal’s employment is terminated as a result of his disability, provided Mr. Katyal provides a general release, Advangelists is obligated to pay Mr. Katyal his salary though the date of termination, and his other compensation for the remainder of the contractual employment term had Mr. Katyal remained an employee. If Mr. Katyal terminates his employment for good reason, and provided Mr. Katyal provides a general release, Advangelists is obligated to pay Mr. Katyal his compensation and expense reimbursements that would be payable to Mr. Katyal for the remainder of the contractual employment term had Mr. Katyal remained an employee. Mr. Kaytal’s employment agreement provides for assignment of ownership rights regarding intellectual property created by Mr. Katyal relating to the Company’s business.

F-61

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

Sean McDonnell

Sean McDonnell is employed as the Company’s Chief Executive Officer on a non-full-time basis as an employee at-will with no employment agreement. He has a monthly base salary of $11,000 and he is eligible to receive options and other bonuses at the discretion of the board.

NOTE 11: LITIGATION

We are not a party to any pending material legal proceedings. The following matters were settled in the past two fiscal years.

Washington Prime Group, Inc. (“WPG”), a successor in interest to Simon Property Group, L.P., commenced an action in the Marion Superior Court, County of Marion, State of Indiana against the Company in February 2020 alleging default on 36 commercial leases which the Company had entered into in 36 separate shopping mall locations across the United States for the placement of Mobiquity’s Bluetooth messaging system equipment in the shopping malls to send advertisements through to shoppers’ phones as they walked through mall common areas. WPG alleged damages from unpaid rent of $892,332. WPG sought a judgment from the court to collect the claimed unpaid rent plus attorneys’ fees and other costs of collection. The Company disputed the claim. On September 18, 2020, the parties entered into a settlement agreement with respect to this lawsuit. Under the settlement agreement, Mobiquity paid WPG $100,000.00 in five $20,000 monthly installments ending in January 2021 and mutual general releases were exchanged.

In December 2019, Carter, Deluca & Farrell LP, a law firm, commenced an action in the Supreme Court of New York, County of Nassau, against the Company seeking $113,654 in past due legal fees allegedly owed. The Company disputed the amount owed to that firm. On March 13, 2021 the Company entered into a settlement agreement with the law firm and paid them $60,000 to settle the lawsuit.

In July 2020, Fyber Monetization, an Israeli company in the business of digital advertising, commenced an action against the Company’s wholly owned subsidiary Advangelists LLC in the Magistrate’s Court in Tel Aviv, Israel. In its statement of claim, Fyber alleged that Advangelists owes Fyber license fees of $584,945 invoiced in June through November 3, of 2019 under a February 1, 2017, license agreement for the use of Fyber’s RTB technology and e-commerce platform with connects digital advertising media buyers and media sellers. In March 2022, this lawsuit was settled with the Company paying $120,000 to Plaintiff.

In October 2020, FunCorp Limited, a Cypriot company which owns and operates social networking websites and mobile applications, commenced an action against the Company’s wholly owned subsidiary Advangelists LLC in Superior Court, State of Washington, County of King alleging Advangelists owed FunCorp for unpaid amounts due under an insertion order for placement of Advangelists’ advertisements on FunCorp’s iFunny website totaling $42,464 plus legal fees. Advangelists disputed the claim. In September 2021 the action was settled in payment of $44,000 and the exchange of general releases, without Advangelists admitting any liability. The settlement agreement provides that the terms of the settlement agreement and FunCorp’s allegations are confidential and may not be disclosed except as required by law, court order or subpoena with certain limitations.

F-62

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020 (AS RESTATED)

NOTE 12: SUBSEQUENT EVENTS

On January 4, 2022, Don Walker (“Trey”) Barrett III accepted the position of Chief Operations and Strategy Officer of Mobiquity Technologies, Inc. The Company entered into an Employment Agreement with Mr. Barrett, effective as of January 1, 2022, for an initial term of two years, which may be renewed for successive one-year terms, with an annual salary of $275,000. Mr. Barrett will be entitled to an annual bonus of up to 100% of his annual salary each year based on the attainment of performance standards, targets or goals which will be mutually agreed upon by the Company and Mr. Barrett. Mr. Barrett was granted non-statutory options to purchase up to 150,000 shares of common stock, at a price of $4.565 per share out of the Company’s 2021 Employee Benefit and Consulting Services Compensation Plan. The options will vest in three substantially equal annual installments of 50,000 shares each on the first, second and third anniversaries of the date of the Employment Agreement provided Mr. Barrett is employed by the Company on those dates, subject to acceleration if Mr. Barrett is terminated without cause, he resigns for good reason, or certain change of control events occur. Additionally, Mr. Barrett was granted 25,000 shares of restricted stock as a signing bonus pursuant to his Employment Agreement, and not out of any other plan, which will vest in full on the six-month anniversary of the date of his Employment Agreement provided he is employed by the Corporation on that date. Mr. Barrett’s employment Agreement contains customary provisions permitting the Company to terminate Mr. Barrett’s employment for cause or Mr. Barrett’s disability and entitling Mr. Barrett to terminate his employment for good reason, before the end of the contractual employment period. Under the Employment Agreement, Mr. Barrett would be entitled to payment of an amount equivalent to his annual salary for a period of 12 months after termination if his employment is terminated by the Company without cause or due to his disability, or Mr. Barrett terminates his employment for good reason. Additionally, if Mr. Barrett’s employment is not renewed at the end of the initial employment period or any renewal period, Mr. Barrett would be entitled to payment of an amount equivalent to his annual salary for a period of nine months after termination.

On January 4, 2022, the Company entered into a new one-year employment agreement with Deepankar Katyal. His compensation and benefits under the new contract have not changed from the Agreement summarized in Note 10 above.

On March 18, 2022, the Company terminated the Employment Agreement of Don (Trey) W. Barrett III for cause, and it will not incur any material early termination penalties (due to the fact the termination was for cause). His employment Agreement is summarized above.

On March 17, 2022, Anthony Iacovone resigned from the Company’s board of directors for personal reasons.

On March 18, 2022, Anne S. Provost was elected to the board of directors to serve as an independent director and as a financial expert. Ms. Provost was also nominated to replace Mr. Iacovone on all three board committees, which consist of an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

On March 18, 2022, the board of directors approved the payment of $1,000 per month to be paid to each member of the board of directors for serving on the board and any committees thereof.

F-63

8,500,000 Shares of Common Stock
and 8,500,000 accompanying Series 2023 Warrants to Purchase 12,750,000 Shares of Common Stock

8,500,000 Pre-funded Warrants to Purchase 8,500,000 Shares of Common Stock and 8,500,000 accompanying Series 2023 Warrants to Purchase 12,750,000 Shares of Common Stock

Representative Warrants to Purchase 425,000 Shares of Common Stock

PROSPECTUS

Through and including ________________, 2023 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

SPARTAN CAPITAL SECURITIES LLC.

_____________________, 2023

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Filing Fee	$5,000.00	*
Underwriter Expenses and non-accountable expense allowance	$300,000.00	*
Legal Fees and Expenses	$125,000.00	*
Accounting Fees and Expenses	$30,000.00	*
Transfer Agent and Registrar Expenses	$5,000.00	*
Miscellaneous Fees and Expenses, including FINRA filing fee	$35,000.00	*
*Total	$500,000.00	*

*Estimated expenses.

Item 14. Indemnification of Directors and Officers.

The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our certificate of incorporation and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities. In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the certificate of incorporation and bylaws. Currently, we have no such agreements, other than employment agreements with our executive officers, which provide for indemnification to the fullest extent as permitted by law. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors. As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

II-1

Item 15. Recent Sales of Unregistered Securities.

(a) In fiscal 2021, we made sales or issuances of unregistered securities listed in the table below:

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion

2021	Common stock	265,000 shares	Services rendered	Rule 506; Section 4(a)(2)	Not applicable

2021	Common Stock	236,768 shares	Note conversion	Section 3(a)(9)	Not applicable

2021	Common Stock	49,384 shares	Warrant conversions cashless exercise	Section 3(a)(9)	Each warrant exercise Price$5.395, expiration Date 9/17/2026

2021	Common Stock	375,000 shares	Series C Preferred Stock conversion	Section 3(a)(9)	(1)

2021	Common Stock	2,631,764 shares	Shares sold for cash	Rule 506; Section 4(a)(2)	Not applicable

2021	Common Stock	92,900 shares	Original issue discount	Rule 506; Section 4(a)(2)	Not applicable

2021	Common Stock	6,250 shares	Series AAA Preferred Stock conversion	Rule 506; Section 4(a)(2)	Not applicable

(1)	1,500 Series C Warrants were converted into 375,000 common shares and a like number of warrants, exercisable at $48.00 per share through September 2023.

II-2

(b) For fiscal 2022, we had no sales or issuances of unregistered capital stock, except as referenced above and in the table below:

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion
Jan. – September 2022	Common Stock	50,000 shares	Services rendered	Rule 506, Section 4(a)(2)	Not applicable

Jan. – March 2022	Common Stock	1,443,333 shares 684,166 warrants	Note conversion of $2,502,500 of Secured debt and $150,000 of unsecured debt	Section 3(a)(9)	Secured debt converted at $1.50 per share and unsecured debt converted at $2.00 per share (1)

April – June 2022	Common Stock	408,000 shares and 204,000 warrants	Note conversion of $510,000	Section 3(a)(9)	Secured debt converted at $1.25 per share (2)

July – September 2022	Common Stock	882,448 shares	$1,137,500 raised, no commissions paid	Rule506, Section 4(a)(2)	Not applicable

October , 2022	Common Stock	40,000 shares	$50,000 raised, no commissions paid	Rule 506, Section 4(a)(2)	Not applicable

_________________

(1)	The secured investor converted $2,502,500 of principal into 1,368,333 common shares and warrants to purchase 684,166 shares of common stock at an exercise price of $4.00 per share through September 2029.
(2)	The secured investor converted $510,000 of principal into 408,000 common shares and warrants to purchase 204,000 shares of common stock at an exercise price of $4.00 per share through September 2029.

On December 30, 2022, we and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the “Investor”), entered into a Securities Purchase Agreement (the “Agreement”) for the Investor to purchase from the Company (i) a senior secured 20% OID nine-month promissory note in an aggregate original principal amount of $1,437,500 (the “Investor Note”), and (ii) a five year warrant to purchase 2,613,636 shares of the Company’s common stock at an exercise price of $.44 per share which is not exercisable until July 1, 2023 (the “Investor Warrant”). A total of 522,727 shares of Common Stock, or approximately 5.3% of the Company’s outstanding shares of Common Stock, were issued to the Investor as an incentive on the transaction, excluding the above referenced Investor Warrant, the shares of Common Stock exercisable pursuant to such Investor Warrant not being considered beneficially owned by the Investor until the Investor Warrant is exercisable within 60 days. A fee of $103,500 plus warrants to purchase 26,136 shares of Common Stock exercisable at $0.484 per share were issued to Spartan Capital Securities LLC. These warrants were subsequently cancelled on February 7, 2023. Approximately $163,000 of the loan proceeds were utilized to retire a small business loan originally in the principal amount of $150,000. The Investor Note will only become convertible into Common Stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. This Investor Note matures and is payable on or before September 30, 2023, and it provides that it is accelerated and becomes immediately payable if we complete a trigger financing of $3,000,000 or more, which closes subsequent to the earlier of the closing the offering in this prospectus or March 31, 2023. If we are unable to raise additional funding in a trigger financing after this offering or do not generate sufficient cashflow to repay the Note when due, or we will be default under the Note if we do not pay it. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement. In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee and granted a first lien security interest in all of their assets to the Investor as additional collateral pursuant to the Security Agreement. All securities sold in the above described transaction contain certain piggy-back registration rights after the completion of the offering contemplated by this prospectus. Exemption from registration is claimed under Section 4(a)(2) of the Securities Act of 1933, as amended.

II-3

Item 16. Exhibits

Exhibit
Number	Exhibit Title
1.0	Form of Underwriting Agreement*
2.1	Agreement and Plan of Merger dated November 20, 2018 between Mobiquity Technologies, Inc., Glen Eagles Acquisition LP, Avng Acquisition Sub, LLC, Advangelists, LLC, and Deepankar Katyal as Member Representative (the “Advangelists Merger Agreement”) (Incorporated by reference to Form 8-K dated December 11, 2018.)
2.2	First Amendment to the Advangelists Merger Agreement dated December 6, 2018 (Incorporated by reference to Form 8-K dated December 11, 2018.)
2.3	Membership Interest Purchase Agreement dated as of April 30, 2019 between Mobiquity Technologies, Inc. and Glen Eagles Acquisition LP (Incorporated by reference to Form 8-K dated April 30, 2019.)
2.4	Membership Interest Purchase Agreement, effective as of May 8, 2019 between Mobiquity Technologies, Inc. and Gopher Protocol, Inc. (Incorporated by reference to Form 8-K dated May 10, 2019.)
2.5	Assignment and Assumption Agreement effective as of May 8, 2019 between Mobiquity Technologies, Inc. and Gopher Protocol, Inc. (Incorporated by reference to Form 8-K dated May 10, 2019.)
2.6	Stock Purchase Agreement, effective as of September 13, 2019, by and between Mobiquity Technologies, Inc. and GBT Technologies, Inc. (Incorporated by reference to Form 8-K dated September 13, 2019.)
2.7	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Dr. Gene Salkind (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
2.8	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Marital Trust GST Subject U/W/O Leopold Salkind (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
2.9	Securities Purchase Agreement dated September 20, 2021 by and between Mobiquity Technologies, Inc. and Talos Victory Fund, LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
2.10	Securities Purchase Agreement dated September 20, 2021 by and between Mobiquity Technologies, Inc. and Blue Lake Partners LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
2.11	Securities Purchase Agreement dated December 30, 2022 with Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
3.1	Certificate of Incorporation filed March 26, 1998 (Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.2	Amendment to Certificate of Incorporation filed June 10, 1999 (Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.3	Amendment to Certificate of Incorporation approved by stockholders in 2005(Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.4	Amendment to Certificate of Incorporation dated September 11, 2008 (Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.)
3.5	Amendment to Certificate of Incorporation dated October 7, 2009 (Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.)
3.6	Amendment to Certificate of Incorporation dated May 18, 2012 (Incorporated by reference to the Registrant's Form 10-K for its fiscal year ended December 31, 2012.)
3.7	Amendment to Certificate of Incorporation dated September 10, 2013 (Incorporated by reference to Registrant’s Form 8-K filed on September 11, 2013.)
3.8	Amendment to Certificate of Incorporation filed December 22, 2015 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2015.)
3.9	Amendment to Certificate of Incorporation dated March 23, 2016 (Incorporated by reference to Form 8-K dated March 24, 2016.)
3.10	Amendment to Certificate of Incorporation dated February 28, 2017 (Incorporated by reference to Form 8-K dated March 1, 2017.)
3.11	Amendment to Certificate of Incorporation dated September 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.12	Amendment to Certificate of Incorporation dated February 2019 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)

II-4

3.13	Amendment to Certificate of Incorporation dated December 17, 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.14	Amendment to Certificate of Incorporation dated December 4, 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.15	Restated Certificate of Incorporation dated July 16, 2019 (Incorporated by reference to Form 8-K dated July 15, 2019.)
3.16	Amendment to Certificate of Incorporation-Series dated September 23, 2019**
3.17	Amendment to Certificate of Incorporation dated August 24, 2020***
3.18	Amended By-Laws (Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.19	2014 Amendment to By-Laws (Incorporated by reference to Form 8-K filed with the SEC on December 24, 2014.)
3.20	November 2021 Amendment to By-Laws**
4.1	Amended and Restated $7,512,500 Promissory Note dated as of May 10, 2019 from Mobiquity Technologies, Inc. to Deepanker Katyal, as representative of the former members of Advangelists, LLC (Incorporated by reference to Form 8-K dated May 10, 2019.)
4.2	Second Amended and Restated Promissory Note, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Deepankar Katyal, as representative of the former owners of Advangelists, LLC (Incorporated by reference to Form 8-K dated September 13, 2019.)
4.3	Form of Common Stock Purchase Warrant (Incorporated by reference to Form 8-K dated September 13, 2019.)
4.4	Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of September 13, 2019 (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.5	Amended and Restated Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of December 31, 2019**
4.6	Second Amended and Restated Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of April 1, 2019**
4.7	Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of September 13, 2019 (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.8	Amended and Restated Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of December 31, 2019**
4.9	Second Amended and Restated Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of April 1, 2019**
4.10	Form of Lender Warrant (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.11	Promissory Note in favor of Talos Victory Fund, LLC dated September 20, 2021 (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.12	Promissory Note in favor of Blue Lake Partners LLC dated September 20, 2021 (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.13	Common Stock Purchase Warrant dated September 20, 2021 issued to Talos Victory Fund, LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.14	Common Stock Purchase Warrant dated September 20, 2021 issued to Blue Lake Partners LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.15	Form of 2021 Representative’s warrant**
4.16	Form of 2021Warrant Agent Agreement by and between the Company and Continental Stock Transfer & Trust Company**
4.17	Form of 2021 Warrant (Annex C to the Form of Warrant Agent Agreement attached as Exhibit 4.16)**
4.18	Form of Representative’s Warrant***
4.19	Form of Series 2023 Warrant*
4.20	Form of Pre-funded Warrant***
4.21	Form of Investor Convertible Debt Subscription Agreement (5% Original Issue Discount)**
4.22	Form of Investor Convertible Debt Subscription Agreement (10% Original Issue Discount)**
4.23	Form of Investor Convertible Debt Subscription Agreement (10% Annual Interest)**
4.24	Promissory Note dated December 30, 2022 issued to Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
4.25	Amendment dated February 7, 2023 to Promissory Note dated December 30, 2022 issued to Walleye***
4.26	Warrant dated December 30, 2022 issued to Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
5.1	Legal Opinion of Ruskin Moscou Faltischek P.C***
5.2	Legal Opinion of Ruskin Moscou Faltischeck P.C. (Relating to Registration Statement File Number 333-260364.) **
10.1	Employment Agreement dated April 2, 2019 – Dean L. Julia (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.2	Employment Agreement dated April 2, 2019 – Sean Trepeta (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.3	Employment Agreement dated April 2, 2019 – Paul Bauersfeld (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.4	Employment Agreement dated December 7, 2018 – Deepanker Katyal (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)

II-5

10.5	Amendment No. 1 to Employment Agreement, dated as of September 13, 2019, by and between Advangelists, LLC and Deepankar Katyal (Incorporated by reference to Form 8-K dated September 13, 2019)
10.6	Class B Preferred Stock Redemption Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Deepankar Katyal (Incorporated by reference to Form 8-K dated September 13, 2019)
10.7	Merchant Agreement dated April 29, 2021, 2021 by and between Mobiquity Technologies, Inc. and Business Capital Providers, Inc.**
10.8	Merchant Agreement dated July 28, 2021 by and between Mobiquity Technologies, Inc. and Business Capital Providers, Inc.**
10.9	Employment Agreement dated January 4, 2022 – Deepanker Katyal (Incorporated by reference to Form 10-K filed with the SEC on March 30, 2022)
10.10	Employment Agreement dated January 4, 2022 – Don Walker (“Trey”) Barrett, III (Incorporated by reference to Form 8-K filed with the SEC on January 6, 2022)
10.11	Security Agreement and Subsidiary Guarantee with Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
21.1	Subsidiaries of the Issuer (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
23.1	Consent of Ben Borgers CPA PC *
23.2	Consent of Ruskin Moscou Faltischek P.C (Included in Exhibit 5.1.)
99.1	2005 Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Registrant’s Registration Statement on Form 10-SB/A filed with the Commission March 21, 2005.)
99.2	Amendment to 2005 Plan (Incorporated by reference to the Registrant's Form 10-QSB/A filed with the Commission on August 15, 2005.)
99.3	2009 Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Form 10-K filed for the fiscal year ended December 31, 2009.)
99.4	2018 Employee Benefit and Consulting Services Compensation Plan. (Incorporated by reference to Definitive Proxy Statement filed with the SEC on January 11, 2019.)
99.5	2021 Employee Benefit and Consulting Compensation Plan**
107	Filing Fee Table***
101.INS	Inline XBRL Instance Document *
101.SCH	Inline Document, XBRL Taxonomy Extension *
101.CAL	Inline Calculation Linkbase, XBRL Taxonomy Extension Definition *
101.DEF	Inline Linkbase, XBRL Taxonomy Extension Labels *
101.LAB	Inline Linkbase, XBRL Taxonomy Extension *
101.PRE	Inline Presentation Linkbase *

_______________

*	Filed herewith

**	Previously filed under Form S-1 Registration Statement, File No. 333-260364.

***	Previously filed

II-6

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the Shoreham, State of New York, on February 9, 2023.

MOBIQUITY TECHNOLOGIES INC.

By: /s/ Dean L. Julia

Dean L. Julia

Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned, a majority of the officers and directors of the company hereby constitute and appoint Dean L. Julia and Sean McDonnell, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents will full power of substitution, to sign any and all amendments to this Registration Statement on Form S-1 (including pre- and post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxy and agent, or their substitute, may lawfully do or cause to be done by virtue hereof, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this Registration Statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dean Julia	Chief Executive Officer, Secretary, Director	February 9, 2023
Dean Julia	(Principal Executive Officer)

/s/ Sean McDonnell	Chief Financial Officer	February 9, 2023
Sean McDonnell	(Principal Accounting and Financial Officer)

/s/ Gene Salkind	Director and Chairman	February 9, 2023
Dr. Gene Salkind

/s/ Anne S. Provost	Director	February 9, 2023
Anne S. Provost

/s/ Peter L. Zurkow	Director	February 9, 2023
Peter L. Zurkow

/s/ Michael A. Wright	Director	February 9, 2023
Michael A. Wright

S-1